FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION STATEMENT NO.: 333-165147-02

Dated April 9, 2012	JPMCC 2012-C6

Free Writing Prospectus Structural and Collateral Term Sheet
JPMCC 2012-C6

$1,133,950,409 (Approximate Mortgage Pool Balance)

$1,003,546,000 (Approximate Offered Certificates)

J.P. Morgan Chase Commercial Mortgage Securities Corp. Depositor

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2012-C6

JPMorgan Chase Bank, National Association Ladder Capital Finance LLC Mortgage Loan Sellers J.P. Morgan Sole Bookrunner and Lead Manager
Ladder Capital Securities	Goldman, Sachs & Co.	Wells Fargo Securities
Co-Managers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated April 9, 2012	JPMCC 2012-C6

This material is for your information, and none of J.P. Morgan Securities LLC (“JPMS”), Ladder Capital Securities LLC, Goldman, Sachs & Co.  and Wells Fargo Securities, LLC (each individually, an “Underwriter” and together, the ‘‘Underwriters’’) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (866) 400-7834 or by emailing cmbs-prospectus@jpmorgan.com.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever.  The information contained herein is preliminary as of the date hereof, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale.  These materials are subject to change, completion or amendment from time to time.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Seller.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials.  The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates  any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

This document contains forward-looking statements.  Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein.  While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the issuer undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances.  Investors should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide.  Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates.  JPMS is a member of SIPC and the NYSE.

Wells Fargo Securities is the trade name for certain capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC member FINRA and SIPC, and Wells Fargo Bank, National Association.

IRS Circular 230 Notice: THIS TERMSHEET IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS TERMSHEET IS WRITTEN AND PROVIDED BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE UNDERWRITERS OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.  PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THESE SECURITIES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF CERTIFICATES TO BE MADE TO INVESTORS; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  EACH UNDERWRITER’S OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR THE UNDERWRITERS WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY OR OBLIGATION BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS.  THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY SECURITY OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C6

Indicative Capital Structure

Publicly Offered Certificates
Class(1)	Expected Ratings (Moody’s / Fitch)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Expected Weighted Avg. Life (years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
A-1	Aaa(sf) / AAA(sf)	$54,007,000	30.000%	2.47	5/12 - 10/16	45.8%	16.3%
A-2	Aaa(sf) / AAA(sf)	$145,182,000	30.000%	4.71	11/16 - 4/17	45.8%	16.3%
A-3	Aaa(sf) / AAA(sf)	$491,685,000	30.000%	9.91	12/21 - 4/22	45.8%	16.3%
A-SB	Aaa(sf) / AAA(sf)	$102,891,000	30.000%	7.69	10/16 - 12/21	45.8%	16.3%
X-A(7)	Aaa(sf) / AAA(sf)	$892,986,000	N/A	N/A	N/A	N/A	N/A
A-S	Aaa(sf) / AAA(sf)	$99,221,000	21.250%	9.97	4/22 - 4/22	51.6%	14.5%
B	Aa2(sf) / AA(sf)	$56,697,000	16.250%	9.97	4/22 - 4/22	54.9%	13.6%
C	A1(sf) / A+(sf)	$25,514,000	14.000%	9.97	4/22 - 4/22	56.3%	13.3%
D	A3(sf) / A-(sf)	$28,349,000	11.500%	9.97	4/22 - 4/22	58.0%	12.9%

Privately Offered Certificates
Class(1)	Expected Ratings (Moody’s / Fitch)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support	Expected Weighted Avg. Life (years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
X-B(7)	Ba3(sf) / NR	$240,964,408	N/A	N/A	N/A	N/A	N/A
E	Baa3(sf) / BBB-(sf)	$55,280,000	6.625%	10.03	4/22 - 5/22	61.2%	12.2%
F	Ba2(sf) / BBB-(sf)	$1,418,000	6.500%	10.05	5/22 - 5/22	61.2%	12.2%
G	Ba2(sf) / BB(sf)	$15,591,000	5.125%	10.05	5/22 - 5/22	62.1%	12.0%
H	B2(sf) / B(sf)	$18,427,000	3.500%	10.05	5/22 - 5/22	63.2%	11.8%
NR	NR / NR	$39,688,408	0.000%	10.05	5/22 - 5/22	65.5%	11.4%

(1)	Does not reflect the Class R Certificates.
(2)	In the case of each such Class, subject to a permitted variance of plus or minus 5%.
(3)
The credit support percentages set forth for Class A-1, Class A-2, Class A-3 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3 and Class A-SB Certificates in the aggregate.

(4)	Assumes 0% CPR / 0% CDR and an April 26, 2012 settlement date. Based on Modeling Assumptions as described in the Free Writing Prospectus, dated April 9, 2012 (the “Free Writing Prospectus”).
(5)
The “Certificate Principal to Value Ratio” for any Class (other than the Class A-1, Class A-2, Class A-3 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total Certificate Balance of such Class of Certificates and all Classes of Certificates senior to such Class of Certificates and the denominator of which is the total initial certificate principal balance of all of the principal balance certificates. The Class A-1, Class A-2, Class A-3 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess from any mortgage loan will not be available to offset losses on any other mortgage loan.

(6)
The “Underwritten NOI Debt Yield” for any Class (other than the Class A-1, Class A-2, Class A-3 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total Certificate Balance of all of the Principal Balance Certificates and the denominator of which is the total Certificate Balance for such Class and all Classes of Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgage loan supports only the related mortgage loan and will not be available to support any other mortgage loan.

(7)	The Class X-A and Class X-B Notional Amounts are defined in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C6

Summary of Transaction Terms

Securities Offered:	$1,003,546,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.

Sole Bookrunning Manager:	J.P. Morgan Securities LLC.

Co-Managers:	Ladder Capital Securities LLC, Goldman, Sachs & Co. and Wells Fargo Securities, LLC.

Mortgage Loan Sellers:	JPMorgan Chase Bank, National Association (“JPMCB”) (85.1%) and Ladder Capital Finance LLC (“LCF”) (14.9%).

Master Servicer:	Wells Fargo Bank, National Association.

Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association (“Midland”).

Directing Certificateholder:
Blackrock Financial Management Inc. or one of its affiliates will be the initial Directing Certificateholder and one or more of its managed accounts will also own 100% of the Class G, Class H and Class NR Certificates as of the Closing Date.

Trustee:	U.S. Bank National Association.

Certificate Administrator:	Wells Fargo Bank, National Association.

Senior Trust Advisor:	Pentalpha Surveillance LLC.

Rating Agencies:	Moody’s Investor Service, Inc. (“Moody’s”) and Fitch, Inc. (“Fitch”).

Pricing Date:	On or about April 19, 2012.

Closing Date:	On or about April 26, 2012.

Cut-off Date:
With respect to each mortgage loan, the due date of the related mortgage loan in April 2012, or with respect to any mortgage loan that was originated in March 2012 or on April 1, 2012 and has its first due date in May 2012, April 1, 2012, or with respect to any mortgage loan that was originated after April 1, 2012, the origination date of such loan.

Distribution Date:	The 4th business day after the Determination Date in each month, commencing on May 17, 2012.

Determination Date:	11th day of each month, or if the 11th day is not a business day, on the next succeeding business day, beginning in May 2012.

Assumed Final Distribution Date:	The Distribution Date in May 2022, which is the latest anticipated repayment date of the Certificates.

Rated Final Distribution Date:	The Distribution Date in May 2045.

Tax Treatment:	The Certificates other than the Class R Certificates are expected to be treated as REMIC regular interests for U.S. federal income tax purposes.

Form of Offering:
The Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class A-S, Class B, Class C and Class D Certificates will be offered publicly.  The Class X-B, Class E, Class F, Class G, Class H and Class NR Certificates will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and pursuant to Regulation S for non-U.S. Persons.

Legal/Regulatory Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination:	1.0% clean-up call.

Minimum Denominations:	$10,000 for each Class of Publicly Offered Certificates (other than the Class X-A Certificates) and $1,000,000 for the Class X-A Certificates.

Settlement Terms:	DTC, Euroclear and Clearstream Banking.

Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C6

Structural Overview

■	Accrual:	Each Class of Certificates (other than the Class R Certificates) will accrue interest on a 30/360 basis.
■	Distribution of Interest:
On each Distribution Date, accrued interest for each Class of the Certificates (other than the Class R Certificates) at the applicable Pass-Through Rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A and Class X-B Certificates, on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class NR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The Pass-Through Rate applicable to each of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class NR Certificates on each Distribution Date will be a per annum rate equal to one of (i) a fixed rate, (ii) the WAC Rate, (iii) a rate equal to the lesser of a specified fixed rate and the WAC Rate or (iv) the WAC Rate less a specified percentage.

The Pass-Through Rate for the Class X-A Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S Certificates weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class NR Certificates, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

See “Description of the Certificates—Distributions” in the Free Writing Prospectus.

■	Distribution of Principal:
On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first, to the Class A-SB Certificates, until the certificate balance of the Class A-SB Certificates is reduced to the planned principal balance for the related distributed date set forth in Annex E to the Free Writing Prospectus, then to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.  On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first to the Class A-1, Class A-2, Class A-3 and Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such Class, and then, to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class NR Certificates, in that order, in each case until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class NR Certificates have been reduced to zero (after taking into account any allocation of realized losses on the mortgage loans to such Classes on or prior to such date). The Class X-A and Class X-B Certificates will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-A Certificates’ notional amount (the principal balances of the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S Certificates) and the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-B Certificates’ notional amount (the principal balances of the Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class NR Certificates).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C6

Structural Overview

■	Yield Maintenance Allocation:
For purposes of the distribution of Yield Maintenance Charges on any Distribution Date, Yield Maintenance Charges collected in respect of the mortgage loans will first be allocated pro rata between two groups (based on the amount of principal distributed to the principal balance classes in each group), consisting of the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A and Class A-S Certificates, on the one hand (“YM Group A”) and the Class B, Class C, Class D, Class E, Class F and Class X-B Certificates, on the other hand (“YM Group B”). As among the Classes of Certificates in each YM Group, each Class of Certificates entitled to distributions of principal will receive an amount calculated generally in accordance with the following formula and as more specifically described in the Free Writing Prospectus, with any remaining Yield Maintenance Charges on such Distribution Date being distributed to the class of Class X Certificates in such YM Group.

YM Charge	x	Principal Paid to Class	x	(Pass-Through Rate on Class - Discount Rate)
		Total Principal Paid		(Mortgage Rate on Loan - Discount Rate)

No Yield Maintenance Charges will be distributed to the Class G, Class H or Class NR Certificates.  Once the principal balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-S, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, all Yield Maintenance Charges will be distributed to the holders of the Class X-B Certificates.

■	Realized Losses:
Realized losses on the mortgage loans will be allocated first to the Class NR, Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of each such Class has been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3, Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such class, until the Certificate Balance of each such Class has been reduced to zero.  The notional amount of the Class X-A and Class X-B Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the Class X-A Certificates’ and Class X-B Certificates’ notional amounts, respectively.

■	Interest Shortfalls:
A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of Appraisal Reductions to reduce P&I Advances; (c) shortfalls resulting from interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, Master Servicer, Special Servicer, Certificate Administrator, Trustee or Senior Trust Advisor; (f) shortfalls resulting from a modification of a mortgage loans’ interest rate or principal balance; (g) and shortfalls resulting from other unanticipated or default-related expenses of the trust.  Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R Certificates), beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority” in the Free Writing Prospectus.

■	Appraisal Reductions:
Upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the mortgage loan, the Special Servicer will be obligated to obtain an appraisal of the related Mortgaged Property and calculate the Appraisal Reduction amount.  The Appraisal Reduction amount is generally the amount by which the current principal balance of the related mortgage loan, as applicable, plus, in any case, outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds 90% of the appraised value of the related Mortgaged Property, giving effect to escrows and letters of credit. The Appraisal Reduction amount is notionally allocated to reduce, in reverse sequential order, each Class of Certificates beginning with the Class NR Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C6

Structural Overview

■	Appraisal Reduced Interest:
Accrued and unpaid interest at the related Mortgage Rate for a mortgage loan that is not advanced by the Master Servicer or Trustee as backup master servicer due to the application of Appraisal Reduction amounts to such mortgage loan.

■	Master Servicer Advances:
The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction amount exists (as described in the Free Writing Prospectus), the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on the mortgage loan will be reduced by multiplying such delinquent interest amount by a fraction, the numerator of which is the then outstanding principal balance of the mortgage loan minus the Appraisal Reduction amount and the denominator of which is the then outstanding principal balance of the mortgage loan.

■	Liquidated Loan Waterfall:
On liquidation of any mortgage loan, all net liquidation proceeds will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any Appraisal Reduced Interest. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay Appraisal Reduced Interest. Any liquidation proceeds in respect of each such mortgage loan in excess of the related outstanding balance will first be applied to offset any interest shortfalls allocated to the Certificates (other than the Class X-A and Class X-B Certificates), in sequential order and then to offset any realized losses allocated to the Certificates (other than the Class X-A and Class X-B Certificates), in reverse sequential order. Any liquidation proceeds remaining after such applications will be distributed to the Class R Certificates.

■	Sale of Defaulted Mortgage Loans and REO Properties:
Within 30 days of a mortgage loan becoming a defaulted mortgage loan, the special servicer is required to order an appraisal and within 30 days of receipt of such appraisal is required to determine the fair value of such defaulted mortgage loan in accordance with the applicable servicing standard. If, however, the special servicer is already in the process of obtaining an appraisal with respect to the related mortgaged property, the special servicer is required to make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such appraisal.

The special servicer may offer to sell or may offer to purchase any defaulted mortgage loan or REO property, if the special servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the trust on a net present value basis. The special servicer is required to accept the highest offer for any defaulted mortgage loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”).

If the special servicer does not receive an offer at least equal to the Purchase Price, the special servicer may purchase the defaulted mortgage loan or REO property at the Purchase Price. If the special servicer does not elect to purchase the defaulted mortgage loan or REO property at the Purchase Price, the special servicer is required to accept the highest offer received from any person that is determined to be a fair price (supported by an appraisal required to be obtained by the special servicer within 30 days of a mortgage loan becoming a defaulted mortgage loan) for such defaulted mortgage loan or REO property, if the highest offeror is a person other than the depositor, the master servicer, the special servicer, any borrower, any manager of a mortgaged property, any independent contractor engaged by the special servicer (in connection with offers related to the applicable mortgage loan), a holder of a related mezzanine loan (except to the extent described below), or any known affiliate of any of them (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee must approve the purchase of the defaulted mortgage loan or REO property based upon its determination of the fair price for the defaulted mortgage loan or REO property (based upon updated appraisals received by the Trustee) and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may purchase a defaulted mortgage loan or REO property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■	Sale of Defaulted Mortgage Loans and REO Properties (continued):
If the special servicer does not receive any offers that are at least equal to the Purchase Price, the special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted mortgage loan or REO property if the special servicer determines, in accordance with the applicable servicing standard, that a rejection of such offer would be in the best interests of the Certificateholders, so long as such lower offer was not made by the special servicer or any of its affiliates. Prior to the occurrence of a Consultation Termination Event, any sale of a defaulted mortgage loan for less than the Purchase Price will be subject to a right of first refusal held by the Directing Certificateholder, which right of first refusal must be exercised, if not waived sooner, within 10 business days of written notice from the special servicer. In the event the Directing Certificateholder does not exercise its right of first refusal and any contemplated sale is not ultimately consummated pursuant to the proposed terms, the Directing Certificateholder will have a right of first refusal with respect to any subsequent sale of that defaulted mortgage loan by the special servicer pursuant to any new sale solicitation by the special servicer.

If title to any mortgaged property is acquired by the trust fund, the special servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants or has not denied an extension of time to sell such mortgaged property or (2) the Trustee, the Certificate Administrator and the Master Servicer receive an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either REMIC of the trust or cause the trust fund (or either REMIC of the trust fund) to fail to qualify as a REMIC. See “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in the Free Writing Prospectus.

■	Control Rights:
Pursuant to the Pooling and Servicing Agreement, there will be a control regime whereby certain Classes of Certificates (the “Control Eligible Certificates”) will have certain control rights attached to them. The majority owner or appointed representative of the Class of Control Eligible Certificates that at any time of determination happens to be the Controlling Class (such owner or representative the “Directing Certificateholder”), will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to a mortgage loan. Furthermore, the Directing Certificateholder will also have the right to notice and consent to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan.

■	Directing Certificateholder:
BlackRock Financial Management, Inc. (or one of its affiliates) will be the initial Directing Certificateholder and one or more of its managed accounts will also own 100% of the Class G, Class H and Class NR Certificates as of the Closing Date.

■	Controlling Class:
The Controlling Class will at any time of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reductions allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class.

The Controlling Class as of the Closing Date will be the Class NR Certificates.

■	Control Eligible Certificates:	Class G, Class H and Class NR Certificates.
■	Control Event:
A Control Event will occur when the Certificate Balance of the Class G Certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balance of the Class G Certificates) has been reduced to less than 25% of the initial Certificate Balance as of the Closing Date.

Upon the occurrence and during the continuance of a Control Event, the Controlling Class will no longer have any Control Rights. The Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or Special Servicer plan on taking with respect to a mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■	Control Event (continued):
Following the occurrence and during the continuance of a Control Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to a mortgage loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

■	Consultation Termination Event:
A Consultation Termination Event will occur when, without giving regard to the application of any Appraisal Reduction amount (i.e., giving effect to principal reductions through realized losses only), there is no Class of Control Eligible Certificates that satisfies the requirement of a Controlling Class.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement other than those rights generally available to all Certificateholders.

■	Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction amounts allocable to such Class, to no longer be the Controlling Class.
■	Remedies Available to Holders of an Appraised-Out Class:
Holders of the majority of any Class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of an Appraisal Reduction allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan that results in the Class becoming an Appraised-Out Class. Upon receipt of the second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, any recalculation of the Appraisal Reduction amount is warranted, and if so warranted shall recalculate the Appraisal Reduction amount based on the second appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The Holders of an Appraised-Out Class requesting a second appraisal shall refrain from exercising any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■	Senior Trust Advisor:
The Senior Trust Advisor will have certain review and, after the occurrence and during the continuance of a Control Event, consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of Specially Serviced Mortgage Loans.  After the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will generally be responsible for reviewing the Special Servicer’s operational practices with respect to the resolution and liquidation of Specially Serviced Mortgage Loans. In addition, after the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will have certain consultation rights with respect to the Specially Serviced Mortgage Loans. The Senior Trust Advisor will initially be Pentalpha Surveillance LLC.

After the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will prepare an annual report for the benefit of all Certificateholders based on the Senior Trust Advisor’s review of certain information delivered to the Senior Trust Advisor including each final asset status report delivered to it during the prior calendar year, setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Mortgage Loans.

Prior to the occurrence and continuance of a Control Event, the Senior Trust Advisor is required to promptly review all information available to Privileged Persons on the Certificate Administrator’s website related to Specially Serviced Mortgage Loans and certain information available to Privileged Persons on the Certificate Administrator’s website related to mortgage loans included on the monthly CREFC servicer watch list report and each Final Asset Status Report in order to maintain its familiarity with the mortgage loans and the performance of the Special Servicer under the Pooling and Servicing Agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■	Senior Trust Advisor	After the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will be responsible for:
	(continued):	■	the preparation of its annual report
■
recalculating and verifying, on a limited basis, the accuracy of mathematical calculations and the corresponding application of the applicable formulas utilized in connection with any Appraisal Reduction or net present value calculations performed by the Special Servicer

■
reviewing each Asset Status Report prepared by the Special Servicer and consulting with the Special Servicer in connection with certain major decisions, and, in each case, proposing possible alternative courses of action as appropriate

After the occurrence of a Consultation Termination Event, if the Senior Trust Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Senior Trust Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Certificate Administrator (along with its rationale, its proposed replacement Special Servicer and other relevant information justifying its recommendation).

The Senior Trust Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of Holders of Certificates evidencing at least a majority of the aggregate notional balance of all Classes of Certificates entitled to principal distributions (taking into account the application of any Appraisal Reduction Amounts, to notionally reduce the Certificate Balances of the Classes to which such Appraisal Reduction amounts are allocable). In the event the Holders of such Certificates elect to remove and replace the Special Servicer, the Certificate Administrator will be required to obtain a rating agency confirmation from each of the rating agencies at that time.

■	Replacement of Senior Trust Advisor:
The Senior Trust Advisor may be terminated or removed under certain circumstances and a replacement Senior Trust Advisor appointed as described in the Free Writing Prospectus.

Any replacement Senior Trust Advisor (or the personnel responsible for supervising the obligations of the replacement Senior Trust Advisor) must (i) be regularly engaged in the business of advising clients in commercial mortgage-backed securities matters and have at least 5 years of experience in collateral analysis and loss projections, (ii) have at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets. Any Senior Trust Advisor is prohibited from making an investment in any class of certificates in the Trust as described in the Free Writing Prospectus.

■	Appointment and Replacement of Special Servicer:
The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Event, the Special Servicer may generally be replaced at any time by the Directing Certificateholder.

Upon the occurrence and during the continuance of a Control Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of Holders of all voting eligible Classes of Certificates as described below.

After the occurrence of a Consultation Termination Event, the Senior Trust Advisor may also recommend the replacement of the Special Servicer as described above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■	Replacement of Special Servicer by Vote of Certificateholders:
After the occurrence and during the continuance of a Control Event and upon (i) the written direction of Holders of Certificates evidencing not less than 25% of the aggregate notional balance of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction amounts to notionally reduce the Certificate balances of Classes to which such Appraisal Reduction amounts are allocable) requesting a vote to replace the Special Servicer with a replacement Special Servicer, (ii) payment by such requesting Holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such Holders to the Certificate Administrator  and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement Special Servicer will not result in a downgrade of the Certificates (which confirmations will be obtained at the expense of such Holders), the Trustee will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its Internet website and including in the next Statement to Certificateholders, a statement that such request was received, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of Holders of at least 75% of the aggregate notional balance of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction amounts to notionally reduce the Certificate balances of Classes to which such Appraisal Reduction amounts are allocable), the Certificate Administrator will immediately replace the Special Servicer with the replacement Special Servicer.

■	Master Servicer and Special Servicer Compensation:
The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described under “Transaction Parties–Servicing and Other Compensation and Payment of Expenses” in the Free Writing Prospectus.

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan that will accrue at the related servicing fee rate described in the Free Writing Prospectus.  The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each Specially Serviced Mortgage Loan and REO Loan at the special servicing fee rate described in the Free Writing Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans.  The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan is the sum of (A) the excess of (i) any and all Modification Fees with respect to a mortgage loan, over (ii) all unpaid or unreimbursed additional expenses described in the Free Writing Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise. With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such Person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such Person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan on the closing date of the related modification, extension, waiver or amendment.

A “Modification Fee” with respect to any mortgage loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan. A “Workout Fee” will generally be payable with respect to each Corrected Mortgage Loan (as defined in the Free Writing Prospectus) and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■	Master Servicer and Special Servicer Compensation (Continued):
After receipt by the Special Servicer of Workout Fees with respect to a Corrected Mortgage Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount (described below); provided, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer shall be entitled to an amount from the final payment on the related Corrected Mortgage Loan that would result in the total Workout Fees payable to the Special Servicer in respect of that mortgage loan to be $25,000.

The “Excess Modification Fee Amount” for any Corrected Mortgage Loan, is an amount equal to any Excess Modification Fees paid by or on behalf of the related borrower and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicer compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan being a Corrected Mortgage Loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer obtains a full or partial recovery of the related asset. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable at a rate of 1.00% of the liquidation proceeds.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan as additional compensation within the prior 12 months; provided, however that no Workout Fee (on an aggregate basis) or Liquidation Fee will be less than $25,000.

■	Deal Website:	The Certificate Administrator will maintain a deal website to which certain persons will have access, to certain information including, but not limited to the following, will be posted:
■	special notices
■	summaries of asset status reports
■	appraisals in connection with Appraisal Reductions plus any second appraisals ordered
■	an “Investor Q&A Forum”
■	a voluntary investor registry
■	SEC EDGAR filings

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C6

Collateral Characteristics

Mortgage Loan Sellers

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
JPMCB	37	95	$964,594,249	85.1%
LCF	12	23	169,356,160	14.9
Total	49	118	$1,133,950,409	100.0%

Loan Pool
Initial Pool Balance (IPB):	$1,133,950,409
Number of Mortgage Loans:	49
Number of Mortgaged Properties:	118
Average Cut-off Date Balance per Mortgage Loan:	$23,141,845
Weighted Average Current Mortgage Rate:	5.33675%
10 Largest Mortgage Loans as % of IPB:	51.7%
Weighted Average Remaining Term to Maturity(1)(2):	111 months
Weighted Average Seasoning:	1 month

Credit Statistics
Weighted Average UW NCF DSCR(3):	1.62x
Weighted Average UW NOI Debt Yield(3):	11.4%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(4):	65.5%
Weighted Average Maturity Date LTV(1)(4):	57.3%

Other Statistics
% of Mortgage Loans with Additional Debt:	14.8%
% of Mortgage Loans with Single Tenants:	7.7%

Amortization
Weighted Average Original Amortization Term(5):	353 months
Weighted Average Remaining Amortization Term(5):	352 months
% of Mortgage Loans with Amortizing Balloon:	55.7%
% of Mortgage Loans with Partial Interest Only followed by Amortizing Balloon:	14.8%
% of Mortgage Loans with Interest Only:	9.6%
% of Mortgage Loans with Amortization followed by ARD Structure:	7.5%
% of Mortgage Loans with Interest Only followed by ARD Structure:	6.6%
% of Mortgage Loans with Partial Interest Only, then Amortization followed by ARD Structure:	5.7%

Cash Management(6)
% of Mortgage Loans with In-Place, CMA Lockboxes:	44.4%
% of Mortgage Loans with In-Place, Hard Lockboxes:	37.8%
% of Mortgage Loans with Springing Lockboxes:	15.5%
% of Mortgage Loans with Soft Lockboxes:	2.4%
% of Mortgage Loans with No Cash Management:	0.0%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	76.1%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	22.3%
% of Mortgage Loans Requiring Monthly CapEx Reserves(7):	76.7%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	67.8%

(1) In the case of 13 mortgage loans with an anticipated repayment date, as of the related anticipated repayment date.
(2) With respect to Loan Nos. 2 and 28, the first payment date for the loans is June 1, 2012. On the Closing Date, JPMCB will deposit funds sufficient to pay the interest associated with the interest due for the May 2012 payment for these loans. The tables presented herein reflect each loan’s contractual loan terms.
(3) With respected to Loan No. 32, the UW DSCR and UW NOI was calculated including income from a tenant that vacated its space and is not paying rent. In connection with the tenant, a reserve of $550,000 was taken at closing, which represents the allocated loan amount attributable to such tenant.
(4) With respect to Loan No. 46, the LTV is based on an “as-completed” value.
(5) Excludes mortgage loans that are interest only for the entire term, or in the case of mortgage loans that are structured with an anticipated repayment date, loans that are interest only through the ancitipated repayment date.
(6) For detailed description of Cash Management, refer to “Lockbox Accounts” in the Free Writing Prospectus.
(7) CapEx Reserves includes FF&E reserves for hotel properties.
(8) Calculated only with respect to Cut-off Date Balance for retail, office, industrial, mixed use and leased fee properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Characteristics

Top 10 Mortgage Loans

No.	Loan Name	Mortgage Loan Seller	Number of Prop.	Cut-off Date Balance	% of IPB	SF/ Rooms	Property Type	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	Maturity Date/ARD LTV Ratio
1	200 Public Square	JPMCB	1	$127,000,000	11.2%	1,265,289	Office	1.58x	11.8%	71.1%	61.3%
2	Arbor Place Mall	JPMCB	1	$122,000,000	10.8	546,374	Retail	1.52x	10.4%	70.9%	58.5%
3	Northwoods Mall	JPMCB	1	$73,000,000	6.4	403,671	Retail	1.51x	11.0%	69.5%	57.3%
4	8080 & 9400 North Central Expressway	JPMCB	2	$55,737,217	4.9	673,188	Office	1.36x	11.4%	68.5%	64.4%
5	Innisfree Hotel Portfolio	LCF	3	$53,000,000	4.7	437	Hotel	1.54x	11.1%	59.0%	50.1%
6	The Summit Las Colinas	JPMCB	1	$34,970,698	3.1	373,874	Office	1.52x	12.4%	71.4%	60.7%
7	GTECH Center	JPMCB	1	$34,500,000	3.0	199,558	Office	1.82x	12.7%	63.9%	59.0%
8	Interventure Industrial Portfolio	JPMCB	4	$30,000,000	2.6	788,292	Industrial	1.27x	10.3%	72.3%	55.2%
9	Oak Ridge Office Portfolio	JPMCB	2	$28,000,000	2.5	448,966	Office	1.65x	13.1%	66.4%	54.9%
10	Continental Executive Parke	JPMCB	1	$27,688,515	2.4	294,153	Mixed Use	1.32x	10.3%	74.6%	62.4%

Top 3 Total/Weighted Average			3	$322,000,000	28.4%			1.54x	11.1%	70.7%	59.3%
Top 5 Total/Weighted Average			8	$430,737,217	38.0%			1.52x	11.1%	68.9%	58.9%
Top 10 Total/Weighted Average			17	$585,896,430	51.7%			1.52x	11.3%	69.1%	58.8%

Existing Third Party Mezzanine Debt Summary

No.	Loan Name	Trust Cut-off Date Balance	Mezzanine Loan Cut-off Date Balance	Total Debt Cut-off Date Balance	Trust UW NCF DSCR	Total Debt UW NCF DSCR	Trust Cut-off Date LTV Ratio	Total Debt Cut-off Date LTV Ratio	Trust UW NOI Debt Yield	Total Debt UW NOI Debt Yield
5	Innisfree Hotel Portfolio	$53,000,000	$4,000,000	$57,000,000	1.54x	1.43x	59.0%	63.4%	11.1%	10.4%
15	Courtyard San Antonio Riverwalk	$23,000,000	$4,350,000	$27,350,000	1.67x	1.26x	61.8%	73.5%	11.6%	9.7%
19	Heritage Commons IV	$20,357,916	$4,000,000	$24,357,916	1.38x	1.08x	63.8%	76.4%	12.0%	10.1%
23	Walgreens/CVS Portfolio Pool I	$16,757,000	$6,097,000	$22,854,000	2.25x	1.29x	55.0%	75.0%	11.2%	8.2%
31	Walgreens/CVS Portfolio Pool III	$13,035,000	$4,743,000	$17,778,000	2.23x	1.28x	55.0%	75.0%	11.1%	8.2%
33	IPCC National Retail Portfolio A	$12,140,000	$6,505,000	$18,645,000	1.94x	1.06x	48.5%	74.6%	13.0%	8.5%
38	IPCC National Retail Portfolio B	$10,260,000	$5,400,000	$15,660,000	1.99x	1.10x	49.5%	75.5%	13.4%	8.8%
39	Woodland West Marketplace	$10,190,701	$1,300,000	$11,490,701	1.41x	1.15x	72.8%	82.1%	11.6%	10.3%
40	Walgreens/CVS Portfolio Pool II	$9,395,000	$3,419,000	$12,814,000	2.28x	1.31x	55.0%	75.0%	11.4%	8.3%

Previous Securitization History

No.	Loan Name	Location	Property Type	Cut-off Date Balance	% of IPB	Previous Securitization
1	200 Public Square	Cleveland, OH	Office	$127,000,000	11.2%	WBCMT 2005-C20
2	Arbor Place Mall	Douglasville, GA	Retail	$122,000,000	10.8%	CSFB 2002-CKS4
3	Northwoods Mall	North Charleston, SC	Retail	$73,000,000	6.4%	CSFB 2002-CP3
4	8080 & 9400 North Central Expressway	Dallas, TX	Office	$55,737,217	4.9%	MLMT 2005-CKI1
8	Interventure Industrial Portfolio	Various, OH	Industrial	$30,000,000	2.6%	CSMC 2007-C2
9	Oak Ridge Office Portfolio	Oak Ridge, TN	Office	$28,000,000	2.5%	CSFB 2002-CKP1
11	Commons at Temecula	Temecula, CA	Retail	$25,665,000	2.3%	JPMCC 2005-LDP2
13	Ace Hardware Headquarters	Oak Brook, IL	Office	$24,500,000	2.2%	MSC 2006-T21
14	Peoria Crossing	Glendale, AZ	Retail	$24,131,000	2.1%	MLCFC 2006-2 / CSFB 2004-C2
17	Southlake Corners	Southlake, TX	Retail	$20,945,000	1.8%	MSC 2007-HQ11
20	785 Market Street	San Francisco, CA	Office	$20,000,000	1.8%	JPMCC 2007-LDPX
2	Hilton Suites Anaheim	Orange, CA	Hotel	$14,969,758	1.3%	CSFB 2005-C5
27	Greenwich Center	Phillipsburg, NJ	Retail	$14,475,000	1.3%	GMACC 2003-C3
28	One Park Ten Plaza	Houston, TX	Office	$14,000,000	1.2%	MLMT 2002-MW1
36	Home Depot Plaza	Orange, CT	Retail	$10,750,000	0.9%	MSC 2007-T27
38	IPCC National Retail Portfolio B	Various	Various	$10,260,000	0.9%	MSC 1998-WF1(1)
42	317 6th Avenue	Des Moines, IA	Office	$7,700,000	0.7%	WBCMT 2003-C5
43	Mission Valley Plaza	San Diego, CA	Office	$7,300,000	0.6%	WBCMT 2002-C1
49	Extra Space Storage	Houston, TX	Self Storage	$3,143,466	0.3%	GECMC 2002-1A
(1) For Loan No. 38, IPCC National Retail Portfolio B, only the Family Dollar – Lake City property was previously securitized.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Assets with Scheduled Balloon Payments and Related Classes

Class A-2

						% of	Original	Remaining	UW	UW NOI	Cut-off	Maturity
			Cut-off Date	% of	Maturity/ARD	Certificate	Loan	Loan	NCF	Debt	Date	Date/ARD
No.	Loan Name	Location	Balance	IPB	Balance	Class	Term(1)	Term(1)	DSCR	Yield	LTV Ratio(2)	LTV Ratio(2)
4	8080 & 9400 North Central Expressway	Dallas, TX	$55,737,217	4.9%	$52,392,400	35.8%	60	55	1.36x	11.4%	68.5%	64.4%
13	Ace Hardware Headquarters	Oak Brook, IL	24,500,000	2.2	22,789,609	15.7	60	60	1.45x	10.7%	56.3%	52.4%
19	Heritage Commons IV	Fort Worth, TX	20,357,916	1.8	18,543,137	13.1	60	55	1.38x	12.0%	63.8%	58.1%
25	Hilton Suites Anaheim	Orange, CA	14,969,758	1.3	14,023,787	9.6	60	58	1.52x	10.9%	52.0%	48.7%
32	Summit Point	Fayetteville, GA	12,463,665	1.1	11,675,924	8.0	60	57	1.32x	10.2%	68.0%	63.7%
35	1900 Charles Bryan	Cordova, TN	10,992,858	1.0	10,296,207	7.1	60	57	1.37x	11.2%	73.3%	68.6%
39	Woodland West Marketplace	Arlington, TX	10,190,701	0.9	9,493,864	6.5	60	59	1.41x	11.6%	72.8%	67.8%
46	Courtyard Burlington Taft Corners	Williston, VT	6,600,000	0.6	5,969,646	4.2	60	60	1.50x	11.6%	60.0%	54.3%

Total / Weighted Average:			$155,812,117	13.7%	$145,184,574	100.0%	60	57	1.40x	11.2%	64.6%	60.2%

Class A-SB

						% of	Original	Remaining	UW	UW NOI	Cut-off	Maturity
			Cut-off Date	% of	Maturity/ARD	Certificate	Loan	Loan	NCF	Debt	Date	Date/ARD
No.	Loan Name	Location	Balance	IPB	Balance	Class	Term(1)	Term(1)	DSCR	Yield	LTV Ratio	LTV Ratio
12	SunTrust Bank Portfolio III	Various	$25,000,000	2.2%	$25,000,000	24.3%	120	111	2.46x	14.4%	51.4%	51.4%

Total / Weighted Average:			$25,000,000	2.2%	$25,000,000	24.3%	120	111	2.46x	14.4%	51.4%	51.4%
(1) With respect to Loan Nos. 12, 13 and 19, the Original Loan Term and Remaining Loan Term are representative of term to ARD.
(2) With respect to Loan No. 46, the LTV is based on an “as-completed” value.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Range of Principal Balances			of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR(3)	DY(3)	LTV(4)	LTV(1)(4)
$3,143,466	-	$9,999,999	10	$66,417,626	5.9%	5.52635%	114	1.63x	11.4%	63.7%	55.7%
$10,000,000	-	$24,999,999	27	430,971,353	38.0	5.37854%	106	1.67x	11.3%	62.0%	55.7%
$25,000,000	-	$49,999,999	7	205,824,212	18.2	5.38002%	118	1.72x	12.1%	66.0%	57.7%
$50,000,000	-	$99,999,999	3	181,737,217	16.0	5.64010%	100	1.47x	11.2%	66.1%	57.4%
$100,000,000	-	$127,000,000	2	249,000,000	22.0	4.95670%	120	1.55x	11.1%	71.0%	59.9%
Total / Weighted Average:			49	$1,133,950,409	100.0%	5.33675%	111	1.62x	11.4%	65.5%	57.3%

Mortgage Rates

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Range of			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Mortgage Interest Rates			of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR(3)	DY(3)	LTV(4)	LTV(1)(4)
4.73900%	-	4.74999%	1	$25,665,000	2.3%	4.73900%	119	2.18x	11.7%	59.0%	59.0%
4.75000%	-	4.99999%	9	253,303,000	22.3	4.83748%	120	1.87x	11.5%	64.1%	59.2%
5.00000%	-	5.24999%	10	341,650,000	30.1	5.12153%	120	1.58x	11.2%	66.9%	56.7%
5.25000%	-	5.49999%	8	119,378,473	10.5	5.45031%	117	1.60x	11.4%	66.2%	57.2%
5.50000%	-	5.74999%	8	127,772,082	11.3	5.63228%	104	1.44x	10.9%	65.9%	55.0%
5.75000%	-	6.04100%	13	266,181,853	23.5	5.95297%	90	1.49x	11.7%	65.2%	57.1%
Total / Weighted Average:			49	$1,133,950,409	100.0%	5.33675%	111	1.62x	11.4%	65.5%	57.3%

Original Term to Maturity/ARD in Months(1)(2)

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Original Term to	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Maturity/ARD in Months	of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR(3)	DY(3)	LTV(4)	LTV(1)(4)
60	8	$155,812,117	13.7%	5.89017%	57	1.40x	11.2%	64.6%	60.2%
120	41	978,138,292	86.3	5.24860%	119	1.65x	11.4%	65.6%	56.8%
Total / Weighted Average:	49	$1,133,950,409	100.0%	5.33675%	111	1.62x	11.4%	65.5%	57.3%

Remaining Term to Maturity/ARD in Months(1)(2)

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Remaining Term to			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Maturity/ARD in Months			of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR(3)	DY(3)	LTV(4)	LTV(1)(4)
55	-	60	8	$155,812,117	13.7%	5.89017%	57	1.40x	11.2%	64.6%	60.2%
85	-	120	41	978,138,292	86.3	5.24860%	119	1.65x	11.4%	65.6%	56.8%
Total / Weighted Average:			49	$1,133,950,409	100.0%	5.33675%	85	1.62x	11.4%	65.5%	57.3%

(1) In the case of the 13 mortgage loans with an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.
(2) With respect to Loan Nos. 2 and 28, the first payment date for the loans is June 1, 2012. On the Closing Date, JPMCB will deposit funds sufficient to pay the interest associated with the interest due for the May 2012 payment for these loans. The tables presented herein reflect each loan’s contractual loan terms.
(3) With respected to Loan No. 32,  the UW DSCR and UW NOI was calculated including income from a tenant that vacated its space and is not paying rent. In connection with the tenant, a reserve of $550,000 was taken at closing, which represents the allocated loan amount attributable to such tenant.
(4) With respect to Loan No. 46, the LTV is based on an “as-completed” value.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Original Amortization	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Term in Months	of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR(3)	DY(3)	LTV(4)	LTV(1)(4)
Interest Only	11	$184,118,000	16.2%	4.92315%	118	2.19x	11.7%	56.5%	56.5%
270	1	17,471,275	1.5	5.81300%	119	1.63x	13.7%	58.2%	41.9%
300	6	82,533,458	7.3	5.76839%	99	1.36x	11.2%	67.5%	54.6%
360	31	849,827,677	74.9	5.37465%	110	1.52x	11.3%	67.4%	58.0%
Total / Weighted Average:	49	$1,133,950,409	100.0%	5.33675%	111	1.62x	11.4%	65.5%	57.3%

Remaining Amortization Term in Months

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Remaining Amortization			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Term in Months			of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR(3)	DY(3)	LTV(4)	LTV(1)(4)
Interest Only			11	$184,118,000	16.2%	4.92315%	118	2.19x	11.7%	56.5%	56.5%
269	-	300	7	100,004,732	8.8	5.77618%	102	1.40x	11.7%	65.9%	52.4%
301	-	360	31	849,827,677	74.9	5.37465%	110	1.52x	11.3%	67.4%	58.0%
Total / Weighted Average:			49	$1,133,950,409	100.0%	5.33675%	111	1.62x	11.4%	65.5%	57.3%

Amortization Types(2)

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Amortization Types	of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR(3)	DY(3)	LTV(4)	LTV(1)(4)
Balloon	27	$631,743,218	55.7%	5.52663%	108	1.47x	11.1%	68.3%	57.7%
IO-Balloon	3	167,600,000	14.8	4.91004%	120	1.53x	11.4%	68.9%	59.7%
Interest Only	6	109,181,000	9.6	4.82805%	120	2.12x	11.3%	58.4%	58.4%
ARD-Balloon	4	85,329,191	7.5	5.79380%	87	1.55x	12.2%	62.2%	53.4%
ARD-Interest Only	5	74,937,000	6.6	5.06172%	117	2.30x	12.3%	53.6%	53.6%
ARD-IO-Balloon	4	65,160,000	5.7	5.16358%	120	1.80x	12.4%	58.9%	54.2%
Total / Weighted Average:	49	$1,133,950,409	100.0%	5.33675%	111	1.62x	11.4%	65.5%	57.3%

Underwritten Net Cash Flow Debt Service Coverage Ratios(3)

						Weighted Average
Underwritten				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Net Cash Flow			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Debt Service Coverage Ratios			of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR(3)	DY(3)	LTV(4)	LTV(1)(4)
1.27x	-	1.40x	16	$283,330,131	25.0%	5.62342%	97	1.35x	10.8%	68.4%	59.3%
1.40x	-	1.55x	13	387,987,538	34.2	5.46342%	111	1.51x	11.0%	67.1%	56.5%
1.55x	-	1.70x	5	198,614,740	17.5	5.07338%	120	1.61x	12.1%	68.1%	57.5%
1.70x	-	2.00x	4	79,900,000	7.0	5.31293%	120	1.84x	12.8%	61.5%	55.2%
2.00x	-	2.30x	10	159,118,000	14.0	4.84509%	120	2.15x	11.3%	57.3%	57.3%
2.30x	-	2.46x	1	25,000,000	2.2	5.42000%	111	2.46x	14.4%	51.4%	51.4%
Total / Weighted Average:			49	$1,133,950,409	100.0%	5.33675%	111	1.62x	11.4%	65.5%	57.3%

(1) In the case of the 13 mortgage loans with an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.
(2) With respect to Loan Nos. 2 and 28, the first payment date for the loans is June 1, 2012. On the Closing Date, JPMCB will deposit funds sufficient to pay the interest associated with the interest due for the May 2012 payment for these loans. The tables presented herein reflect each loan’s contractual loan terms.
(3) With respected to Loan No. 32,  the UW DSCR and UW NOI was calculated including income from a tenant that vacated its space and is not paying rent. In connection with the tenant, a reserve of $550,000 was taken at closing, which represents the allocated loan amount attributable to such tenant.
(4) With respect to Loan No. 46, the LTV is based on an “as-completed” value.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Collateral Characteristics

LTV Ratios as of the Cut-off Date(4)

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Range of			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Cut-off LTVs			of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR(3)	DY(3)	LTV(4)	LTV(1)(4)
48.5%	-	49.9%	2	$22,400,000	2.0%	5.15000%	120	1.96x	13.2%	49.0%	45.3%
50.0%	-	54.9%	3	50,719,758	4.5	5.44883%	97	2.11x	12.7%	52.0%	51.0%
55.0%	-	59.9%	13	263,339,275	23.2	5.24292%	114	1.87x	11.3%	57.8%	54.0%
60.0%	-	64.9%	6	103,266,830	9.1	5.53549%	103	1.61x	11.9%	62.9%	55.7%
65.0%	-	69.9%	11	243,706,774	21.5	5.47275%	102	1.44x	11.2%	67.9%	58.5%
70.0%	-	74.6%	14	450,517,772	39.7	5.26915%	117	1.50x	11.3%	71.6%	60.2%
Total / Weighted Average:			49	$1,133,950,409	100.0%	5.33675%	111	1.62x	11.4%	65.5%	57.3%

LTV Ratios as of the Maturity Date(1)(4)

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Range of			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Maturity Date/ARD LTVs			of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR(3)	DY(3)	LTV(4)	LTV(1)(4)
41.9%	-	44.9%	2	$29,611,275	2.6%	5.54118%	119	1.76x	13.4%	54.2%	43.1%
45.0%	-	49.9%	3	39,011,139	3.4	5.65587%	96	1.60x	11.5%	55.9%	48.3%
50.0%	-	54.9%	12	221,453,073	19.5	5.57301%	110	1.66x	11.7%	59.5%	52.0%
55.0%	-	59.9%	22	525,631,267	46.4	5.17675%	117	1.69x	11.1%	65.8%	57.8%
60.0%	-	64.9%	8	297,060,095	26.2	5.35183%	105	1.48x	11.6%	71.2%	62.0%
65.0%	-	68.6%	2	21,183,559	1.9	5.75247%	58	1.39x	11.4%	73.1%	68.2%
Total / Weighted Average:			49	$1,133,950,409	100.0%	5.33675%	111	1.62x	11.4%	65.5%	57.3%

Prepayment Protection(5)

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Prepayment Protection	of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR(3)	DY(3)	LTV(4)	LTV(1)(4)
Yield Maintenance	38	$827,229,868	73.0%	5.30750%	112	1.65x	11.3%	63.9%	56.1%
Defeasance	11	306,720,541	27.0	5.41566%	108	1.53x	11.7%	69.7%	60.3%
Total / Weighted Average:	49	$1,133,950,409	100.0%	5.33675%	111	1.62x	11.4%	65.5%	57.3%

Loan Purpose

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Loan Purpose	of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR(3)	DY(3)	LTV(4)	LTV(1)(4)
Refinance	30	$792,224,696	69.9%	5.26930%	116	1.62x	11.3%	65.8%	56.4%
Acquisition	19	341,725,713	30.1	5.49314%	100	1.63x	11.5%	64.8%	59.2%
Total / Weighted Average:	49	$1,133,950,409	100.0%	5.33675%	111	1.62x	11.4%	65.5%	57.3%

(1) In the case of the 13 mortgage loans with an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.
(2) With respect to Loan Nos. 2 and 28, the first payment date for the loans is June 1, 2012. On the Closing Date, JPMCB will deposit funds sufficient to pay the interest associated with the interest due for the May 2012 payment for these loans. The tables presented herein reflect each loan’s contractual loan terms.
(3) With respected to Loan No. 32,  the UW DSCR and UW NOI was calculated including income from a tenant that vacated its space and is not paying rent. In connection with the tenant, a reserve of $550,000 was taken at closing, which represents the allocated loan amount attributable to such tenant.
(4) With respect to Loan No. 46, the LTV is based on an “as-completed” value.
(5) With respect to Loan No. 12, SunTrust Bank Portfolio III, the mortgage loan allows for partial releases of individual mortgaged properties during a lockout period or during such time as a yield maintenance charge would otherwise be payable that could result in a cumulative prepayment of up to 10% of the initial principal balance of the related mortgage loans without payment of a yield maintenance charge or prepayment premium. The mortgage loan also allow for voluntary prepayments in the event of certain tenant lease rollover events,  tenant sale events and the failure to meet certain debt service coverage ratio thresholds with payment of the applicable yield maintenance charge or prepayment premium.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Collateral Characteristics

Mortgaged Properties by Location

	Number	Cut-off Date	%	Weighted Average
	of	Principal	of		UW NCF	UW NOI	Cut-off Date	Maturity Date
State	Properties	Balance	IPB	Occupancy	DSCR(1)	DY(1)	LTV(2)	LTV(2)(3)
Texas	19	$233,476,998	20.6%	88.6%	1.55x	11.5%	66.5%	59.7%
Ohio	7	159,830,000	14.1	84.0%	1.53x	11.5%	71.1%	60.0%
Georgia	9	141,279,772	12.5	95.5%	1.54x	10.6%	69.7%	58.5%
California	9	96,994,758	8.6	93.6%	1.65x	10.9%	61.4%	55.7%
South Carolina	2	73,590,652	6.5	96.3%	1.52x	11.0%	69.4%	57.3%
Florida	21	62,759,118	5.5	88.4%	1.72x	11.8%	59.0%	51.9%
Illinois	2	52,188,515	4.6	96.6%	1.38x	10.5%	66.0%	57.7%
Tennessee	7	42,025,832	3.7	91.8%	1.61x	12.6%	67.8%	58.5%
Rhode Island	1	34,500,000	3.0	92.3%	1.82x	12.7%	63.9%	59.0%
Alabama	4	32,595,000	2.9	70.1%	1.56x	11.2%	58.6%	49.9%
Arizona	2	25,231,000	2.2	91.9%	2.12x	11.6%	59.5%	59.0%
Colorado	2	22,665,448	2.0	89.9%	1.43x	10.8%	64.3%	53.8%
Kentucky	2	20,931,381	1.8	81.9%	1.63x	11.0%	61.6%	51.6%
Indiana	1	17,471,275	1.5	100.0%	1.63x	13.7%	58.2%	41.9%
Pennsylvania	1	16,815,000	1.5	98.9%	2.16x	11.2%	59.0%	59.0%
New Jersey	2	16,615,000	1.5	94.1%	2.04x	11.3%	56.7%	56.2%
Mississippi	1	14,900,000	1.3	79.8%	1.52x	12.7%	74.5%	62.2%
Connecticut	1	10,750,000	0.9	81.6%	2.14x	11.3%	53.5%	53.5%
Virginia	5	10,462,710	0.9	100.0%	2.31x	12.1%	54.1%	54.1%
Iowa	1	7,700,000	0.7	89.8%	1.40x	13.6%	70.0%	53.9%
Michigan	2	7,094,160	0.6	86.3%	1.54x	11.9%	67.8%	54.0%
Vermont	1	6,600,000	0.6	68.5%	1.50x	11.6%	60.0%	54.3%
Missouri	2	6,516,000	0.6	100.0%	2.24x	11.2%	55.0%	55.0%
North Carolina	7	5,546,484	0.5	100.0%	2.27x	12.8%	52.4%	51.7%
Utah	1	4,194,000	0.4	100.0%	2.23x	11.1%	55.0%	55.0%
Idaho	1	2,958,000	0.3	100.0%	2.23x	11.1%	55.0%	55.0%
Kansas	1	2,749,000	0.2	100.0%	2.23x	11.1%	55.0%	55.0%
New York	1	2,584,000	0.2	100.0%	2.28x	11.4%	55.0%	55.0%
Oklahoma	2	1,745,000	0.2	100.0%	1.96x	13.1%	48.8%	45.2%
Maryland	1	1,181,305	0.1	100.0%	2.46x	14.4%	51.4%	51.4%
Total / Weighted Average:	118	$1,133,950,409	100.0%	90.2%	1.62x	11.4%	65.5%	57.3%

(1) With respected to Loan No. 32,  the UW DSCR and UW NOI was calculated including income from a tenant that vacated its space and is not paying rent. In connection with the tenant, a reserve of $550,000 was taken at closing, which represents the allocated loan amount attributable to such tenant.
(2) With respect to Loan No. 46, the LTV is based on an “as-completed” value.
(3) In the case of the 13 mortgage loans with an anticipated repayment date, the Maturity Date LTV is as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Collateral Characteristics

Mortgaged Properties by Type

		Number	Cut-off Date	%	Weighted Average
		of	Principal	of		UW NCF	UW NOI	Cut-off Date	Maturity Date
Property Type	Property Subtype	Properties	Balance	IPB	Occupancy	DSCR(1)	DY(1)	LTV(2)	LTV(2)(3)
Retail	Anchored	14	$377,021,164	33.2%	94.6%	1.68x	10.8%	66.1%	58.3%
	Freestanding	58	82,338,500	7.3	100.0%	2.25x	12.6%	52.6%	51.8%
	Unanchored	1	8,260,000	0.7	100.0%	1.31x	9.2%	65.0%	58.2%
	Subtotal	73	$467,619,664	41.2%	95.7%	1.78x	11.1%	63.7%	57.1%
Office	CBD	6	$224,700,000	19.8%	85.4%	1.57x	11.8%	68.6%	59.5%
	Suburban	11	207,858,690	18.3	90.9%	1.45x	11.7%	67.5%	59.9%
	Subtotal	17	$432,558,690	38.1%	88.1%	1.51x	11.7%	68.1%	59.7%
Hotel	Limited Service	5	$82,600,000	7.3%	72.4%	1.57x	11.3%	59.9%	50.9%
	Full Service	2	28,751,139	2.5	77.1%	1.47x	10.8%	58.2%	49.3%
	Subtotal	7	$111,351,139	9.8%	73.6%	1.55x	11.1%	59.4%	50.5%
Industrial	Flex	3	$33,664,046	3.0%	93.2%	1.46x	12.1%	65.0%	48.3%
	Warehouse/Distribution	2	13,807,229	1.2	100.0%	1.27x	10.3%	72.3%	55.2%
	Subtotal	5	$47,471,274	4.2%	95.1%	1.40x	11.6%	67.1%	50.3%
Mixed Use	Office/Flex	1	$27,688,515	2.4%	93.6%	1.32x	10.3%	74.6%	62.4%
	Office/Retail	1	7,000,000	0.6	87.9%	1.51x	11.5%	69.0%	57.8%
	Subtotal	2	$34,688,515	3.1%	92.4%	1.36x	10.5%	73.5%	61.5%
Self Storage	Self Storage	10	$26,143,466	2.3%	87.0%	1.73x	12.6%	69.5%	58.5%
Manufactured Housing		1	$5,775,000	0.5%	87.4%	1.41x	10.1%	70.4%	59.3%
Leased Fee		2	$4,248,500	0.4%	100.0%	1.97x	13.2%	49.1%	45.4%
Multifamily	Garden	1	$4,094,160	0.4%	92.7%	1.39x	11.4%	66.0%	50.2%
Total/Weighted Average:		118	$1,133,950,409	100.0%	90.2%	1.62x	11.4%	65.5%	57.3%

(1) With respected to Loan No.32, the UW DSCR and UW NOI was calculated including income from a tenant that vacated its space and is not paying rent. In connection with the tenant, a reserve of $550,000 was taken at closing, which represents the allocated loan amount attributable to such tenant.
(2) With respect to Loan No. 46, the LTV is based on an “as-completed” value.
(3) In the case of the 13 mortgage loans with an anticipated repayment date, the Maturity Date LTV is as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 1 - 200 Public Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 1 - 200 Public Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 1 - 200 Public Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 1 - 200 Public Square

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$127,000,000	Title:	Fee
Cut-off Date Principal Balance:	$127,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	11.2%	Net Rentable Area (SF):	1,265,289
Loan Purpose:	Refinance	Location:	Cleveland, OH
Borrower:	Cleveland Financial Associates,	Year Built/Renovated:	1985 / N/A
	LLC	Occupancy(1):	81.9%
Sponsor(2):	Harbor Group International, LLC	Occupancy Date:	2/14/2012
Interest Rate:	4.82000%	Number of Tenants:	51
Note Date:	3/14/2012	2009 NOI:	$10,287,753
Maturity Date:	4/1/2022	2010 NOI:	$11,709,471
Interest-only Period:	24 months	2011 NOI(3):	$12,503,387
Original Term:	120 months	UW Economic Occupancy:	83.7%
Original Amortization:	360 months	UW Revenues:	$24,515,412
Amortization Type:	IO-Balloon	UW Expenses:	$9,559,426
Call Protection:	L(24),Def(92),O(4)	UW NOI(3):	$14,955,986
Lock Box:	Hard	UW NCF:	$12,663,009
Additional Debt:	N/A	Appraised Value(4):	$178,500,000
Additional Debt Balance:	N/A	Appraisal Date:	2/15/2012
Additional Debt Type:	N/A

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$100
Taxes:	$976,790	$255,356	N/A	Maturity Date Loan/SF:	$86
Insurance:	$0	Springing	N/A	Cut-off Date LTV(4):	71.1%
Replacement Reserves:	$21,100	$21,100	N/A	Maturity Date LTV(4):	61.3%
TI/LC:	$165,000	$165,000	$1,500,000	UW NCF DSCR:	1.58x
Other:	$12,666,747	Springing	N/A	UW NOI Debt Yield:	11.8%

(1) Occupancy is inclusive of two recently executed leases and a Benesch, Friedlander, Coplan & Aronoff LLP expansion totaling, in the aggregate, approximately 22,111 or 1.7% of the Net Rentable Area. The new tenants are expected to take occupancy of their respective spaces, and Benesch, Friedlander, Coplan & Aronoff LLP of its expansion space, by June 2012.
(2) The nonrecourse carve-out guarantors for the loan are HGGP Capital, LLC; HGGP Capital II, LLC; HGGP Capital III, LLC; HGGP Capital IV, LLC; HGGP Capital V, LLC; HGGP Capital VI, LLC;  HGGP Capital VII, LLC, HGGP Capital VIII, LLC and HGGP Capital-BD, LLC.
(3) The UW NOI is higher than the historical 2009-2011 NOI’s due to new leases at the property and the burn off of free rent. Full contractual rent was underwritten for all tenants, including those that had executed leases but were not yet in occupancy, and an escrow of approximately $7.2 million was taken at closing, which represents the remaining free rents on executed leases. On a monthly basis, during a free rent or rent abatement period, a portion of the free rent will be released from the loan’s cash management waterfall.
(4) Appraised Value of $178,500,000 represents the “Alternate Valuation Scenario – Escrowed Concessions – As-Is” value. The appraiser also provided a “Market Value As-Is” value of $172,000,000. Cut-Off Date LTV and Maturity Date LTV are based on the “Alternate Valuation Scenario – Escrowed Concessions – As-Is” value. The Cut-Off Date LTV and Maturity Date LTV based on the Market Value As-Is are 73.8% and 63.6%, respectively.
(5) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The 200 Public Square loan has a balance of $127.0 million and is secured by a first mortgage lien on an approximately 1.3 million square foot, Class A office tower located in downtown Cleveland, Ohio. Subsequent to an initial 24 month interest-only period, the ten year loan will amortize based on a 30-year schedule. The proceeds of the loan were used to refinance the previously existing debt of approximately $109.8 million, fund upfront reserves and holdbacks of $13.8 million, pay closing costs of $1.7 million and return $1.7 million of equity to the sponsor. The sponsor, Harbor Group International, LLC (“Harbor Group”), purchased the property in June 2005 for a price of approximately $141.3 million and reports a total cost basis of approximately $177.4 million. The previously existing debt on the property was securitized in WBCMT 2005-C20.

The Borrower. The borrowing entity for the loan is Cleveland Financial Associates, LLC, a Virginia limited liability company and special purpose entity.

The Sponsor. The sponsor is Harbor Group, a provider of global real estate investment opportunities to accredited individual and institutional investors. Controlling more than $3.5 billion in real estate investment properties, Harbor Group currently owns approximately 9.5 million square feet of commercial property and 20,000 multifamily units. Harbor Group employs approximately 830 employees to facilitate its acquisition, asset management and property management operations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 1 - 200 Public Square

The Property.  200 Public Square is a 1,265,289 square foot, 45-story, Class A office tower located on Public Square within downtown Cleveland, Ohio that was developed in 1985. Amenities include an eight-story atrium with landscaped interior gardens, various conference facilities, a fitness center, retail and dining options and an attached 757-car parking garage. The property, the third tallest building in Cleveland, is located in the middle of Cleveland’s central business district, near the RTA Rapid Transit Terminal that provides access to Hopkins International Airport and the Cleveland suburbs. Cleveland’s primary bus lines stop at the property and the main downtown streets leading to Public Square provide access to all major freeways including Interstate 77, Interstate 71 and Interstate 90. The property was developed in 1985 as the headquarters of Standard Oil of Ohio, which subsequently was acquired by British Petroleum America (“BP America”) and the property was re-named in 1987 as the BP Tower. BP America vacated the property in 2000 when it left the Cleveland market. As of February 14, 2012, 200 Public Square was 81.9% occupied by 51 tenants. Since January 2011 approximately 160,154 square feet of space has been leased with several tenants currently in free rent periods and various tenants owed tenant improvements and leasing commissions by the borrower. The loan is structured with upfront reserves of $7,180,323 for free rent and $5,383,924 for outstanding tenant improvements and leasing commissions. According to the sponsor, there are no currently contemplated capital improvement plans.

The three largest tenants at the property are Cliffs Natural Resources (“Cliffs”), Benesch, Friedlander, Coplan & Aronoff LLP (“Benesch”) and Huntington National Bank. The leases with respect to Cliffs and Benesch both expire within the loan term with lease expiration dates of December 2021 and July 2019, respectively. For a full description of loan structure related to these tenants’ lease expiration dates, refer to the “Escrows and Reserves” section herein. Cliffs has the right to terminate its lease or contract its space on any day after November 1, 2017 with 12 months notice and payment of the landlord’s unamortized costs. Cliffs has two, five-year lease extension options at fair market value with a nine month notice period. Cliffs is a Cleveland-based, international mining and natural resources company. A member of the S&P 500 index, Cliffs (rated Baa3 by Moody’s and BBB- by S&P) is a producer of iron ore and metallurgical coal. Traded on the New York Stock Exchange with a ticker of “CLF,” Cliffs had a market capitalization of approximately $10.1 billion as of April 2, 2012. In total, Cliffs leases approximately 185,920 square feet (14.7% of net rentable area) and has been in occupancy at the property since 2008. Benesch is a corporate law firm with six domestic offices and an international office in Shanghai, China. Benesch serves national and international clients that include public and private, middle market and emerging companies as well as private equity funds, entrepreneurs, non-profit organizations, trusts and estates. The 2011 edition of the Best Lawyers in America ranked Benesch number one in Cleveland in the areas of administrative, corporate, government relations, health care, real estate, venture capital and non-profit/charities law. Benesch has been a tenant at the property since 1994 and recently executed a lease to expand at the property by approximately 8,697 square feet in February 2012 and is expected to take occupancy of the expansion space in June 2012. In total, Benesch leases approximately 124,087 square feet (9.8% of net rentable area) and has a lease expiration date of July 2019. Huntington National Bank is a subsidiary of Huntington Bancshares Incorporated (“Huntington Bancshares”), a multi-state diversified regional bank holding company. As of April 2, 2012, Huntington Bancshares (NASDAQ: HBAN) had a market capitalization of approximately $5.68 billion. Huntington National Bank recently consolidated its Cleveland operations into 200 Public Square in November 2011 and leases approximately 96,721 (7.6% of net rentable area) square feet through October 2031.

200 Public Square is within walking distance of a variety of shopping, dining and entertainment options including Tower City Center Mall and the Cleveland Browns’, Cleveland Cavaliers’ and the Cleveland Indians’ stadiums. In addition, the property is in close proximity to two of Cleveland’s newest developments, the Cleveland Medical Mart & Convention Center (the “Cleveland MMCC”) and Caesar’s Horseshoe Casino.  The Cleveland MMCC is a new convention and medical merchandise center that is being developed by Vornado at an estimated cost of $425 million. The project is targeted towards the medical and healthcare industries and is expected to be completed in 2013. The new Caesar’s Horseshoe Casino is located diagonally across Public Square and is expected to open in May 2012. The new casino is expected to create up to 1,600 new jobs and 8 million visits to downtown Cleveland annually. The new project is being developed by a joint venture between Rock Gaming LLC and Caesars Entertainment Corporation.  In addition, approximately one mile west from the property, the Wolstein Group and Fairmount Properties are developing a mixed use, waterfront development known as the Flats East Bank. The mixed-use development commenced in December 2010 with the first phase, which is expected to cost $275 million, consisting of a 95% pre-leased office tower, a 150-key Aloft hotel and a variety of restaurant and entertainment offerings. The hotel and the office building are expected to open in the spring of 2013.

According to CoStar, as of the fourth quarter of 2011, the overall Cleveland office market was comprised of approximately 140.5 million square feet of office space and was 12.3% vacant.  In the fourth quarter of 2011, the Cleveland market absorbed approximately 361,700 square feet of office space. As of the fourth quarter of 2011, the Cleveland Class A office market is comprised of approximately 22.9 million square feet and is 11.8% vacant with average rental rates of $21.32 per square foot gross. 200 Public Square is located in the Class A CBD submarket, which is comprised of 16 buildings containing approximately 9.7 million square feet.  The submarket is approximately 12.9% vacant with rental rates averaging $20.68 per square foot gross. The overall Downtown submarket is approximately 16.8% vacant with average rental rates of $17.23 per square foot. The appraiser identified four properties that are most comparable to 200 Public Square: Key Centre, a 95.2% occupied, approximately 1.3 million square foot property that was built in 1991; North Point Tower, an 88.2% occupied, approximately 591,000 square foot property that was built in 1990; One Cleveland Center, a 77.3% occupied, approximately 542,000 square foot property that was built in 1982; and Fifth Third Center, an 86.0% occupied, approximately 508,000 square foot property that was built in 1991. The properties in the competitive set have rental rates that range from $19.54 per square foot for North Point Tower to $27.46 per square foot for Key Centre with an average of $23.42 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 1 - 200 Public Square

Historical and Current Occupancy
2007	2008	2009	2010	2011	Current(1)
84.3%	80.8%	85.6%	84.1%	84.1%	81.9%
(1) Current Occupancy is as of February 14, 2012. Occupancy is inclusive of two recently executed leases and a Benesch, Friedlander, Coplan & Aronoff LLP expansion totaling, in the aggregage, approximately 22,111 or 1.7% of the net rentable area The new tenants are expected to take occupancy of their respective spaces, and Benesch, Friedlander, Coplan & Aronoff LLP of its expansion space, by June 2012.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Cliffs Natural Resources(3)	Baa3 / BBB- / NA	185,920	14.7%	$22.57	12/31/2021(4)
Benesch	NA / NA / NA	124,087	9.8%	$22.75	7/31/2019
Huntington National Bank	Baa1 / BBB / BBB+	96,721	7.6%	$19.50	10/31/2031(5)
GSA – Department of Health(6)	Aaa / AA+ / AAA	74,345	5.9%	$23.90	4/30/2016(7)
Hahn Loeser & Parks	NA / NA / NA	70,977	5.6%	$22.11	5/31/2023
Taft, Stettinius, & Hollister	NA / NA / NA	55,782	4.4%	$21.85	10/31/2016
PricewaterhouseCoopers	NA / NA / NA	50,749	4.0%	$22.00	10/31/2016(8)
Marsh USA	Baa2 / BBB- / BBB	43,200	3.4%	$23.75	9/30/2015(9)
Dix & Eaton	NA / NA / NA	41,216	3.3%	$20.80	6/30/2014
McKinsey & Company	NA / NA / NA	39,100	3.1%	$24.57	12/31/2013
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Of Cliffs’ 185,920 square feet of net rentable area, 51,242 square feet is through a sublease with PNC Bank. The PNC Bank lease expires in September 2013 and Cliffs has executed a direct lease for the space that will commence October 1, 2013 and will have a lease expiration date of December 31, 2021.
(4) Represents contractual lease maturity date. Cliffs Natural Resources may terminate its lease any day after November 1, 2017 with twelve months notice and the payment of a required termination fee (which starts at $3.4 million and reduces over time leading up to Cliffs’ final lease expiration date), which must be deposited over the twelve month notice period. Cliffs also has a limited contraction option that is limited to (i) the fifth floor; (ii) one full floor or (iii) up to 20% of the net rentable area, but not less than one floor.
(5) Huntington National Bank has the right to contract by 15% on or after November 1, 2017 with twelve months notice plus a contraction fee equal to 50% of the remaining rent plus unamortized landlord costs. If Huntington National Bank were to execute its contraction right on November 1, 2017, the estimated contraction fee that Huntington National Bank would be required to pay would be approximately $3.4 million.
(6) Does business as the Department of Health and Human Services – Office of Medicare Hearings and Appeals.
(7) The General Services Administration has the right to terminate its lease on or after January 2013 with 120 days notice.
(8) PricewaterhouseCoopers has the option to terminate its lease on January 31, 2014 with twelve months notice and payment of unamortized leasing costs, six months of rent abatement and two months of rent calculated at $23.73 per square foot. Tenant also has the right to contract by the 17th floor on January 31, 2014 subject to a contraction fee of unamortized leasing costs and six months of rent abatement.
(9) Marsh USA has the right to terminate its lease on up to all of its space on July 31, 2013 with twelve months notice and a payment of $17.12 per square foot plus unamortized leasing costs.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	228,440	18.1%	NAP	NAP	228,440	18.1%	NAP	NAP
2012 & MTM	13	77,282	6.1	$539,731	2.4%	305,722	24.2%	$539,731	2.4%
2013	5	51,617	4.1	1,263,998	5.2	357,339	28.2%	$1,803,729	8.2%
2014	7	74,939	5.9	1,696,440	8.1	432,278	34.2%	$3,500,168	15.8%
2015	8	86,494	6.8	2,119,446	9.6	518,772	41.0%	$5,619,613	25.4%
2016	7	204,076	16.1	4,516,445	20.4	722,848	57.1%	$10,136,058	45.8%
2017	4	38,745	3.1	916,985	4.1	761,593	60.2%	$11,053,043	50.0%
2018	0	0	0.0	0	0.0	761,593	60.2%	$11,053,043	50.0%
2019	4	150,078	11.9	3,418,650	15.5	911,671	72.1%	$14,471,693	65.4%
2020	0	0	0.0	0	0.0	911,671	72.1%	$14,471,693	65.4%
2021	1	185,920	14.7	4,195,733	19.0	1,097,591	86.7%	$18,667,426	84.4%
2022	0	0	0.0	0	0.0	1,097,591	86.7%	$18,667,426	84.4%
2023 & Beyond	2	167,698	13.3	3,455,384	15.6	1,265,289	100.0%	$22,122,809	100.0%
Total	51	1,265,289	100.0%	$22,122,809	100.0%
(1) Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 1 - 200 Public Square

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$24,677,986	$24,981,904	$25,868,130	$26,002,552	$22,122,809	$17.48	82.7%
Vacant Income	0	0	0	0	4,307,671	3.40	16.1
Gross Potential Rent	$24,677,986	$24,981,904	$25,868,130	$26,002,552	$26,430,480	$20.89	98.8%
Total Reimbursements	920,641	598,806	278,086	181,409	310,000	0.25	1.2
Net Rental Income	$25,598,627	$25,580,710	$26,146,216	$26,183,961	$26,740,480	$21.13	100.0%
(Vacancy/Credit Loss)	(7,005,260)	(6,106,853)	(6,926,745)	(6,947,153)	(4,773,549)	(3.77)	(17.9)
Other Income(3)	2,297,990	2,420,254	3,136,458	3,107,984	2,548,481	2.01	9.5
Effective Gross Income	$20,891,357	$21,894,111	$22,355,929	$22,344,792	$24,515,412	$19.38	91.7%

Total Expenses	$10,603,604	$10,184,640	$9,852,542	$9,596,555	$9,559,426	$7.56	39.0%

Net Operating Income(4)	$10,287,753	$11,709,471	$12,503,387	$12,748,237	$14,955,986	$11.82	61.0%

Total TI/LC, Capex/RR	0	0	0	0	2,292,978	1.81	9.4
Net Cash Flow	$10,287,753	$11,709,471	$12,503,387	$12,748,237	$12,663,009	$10.01	51.7%

Average Annual Rent PSF(5)	$16.32	$17.73	$17.80
(1) TTM represents the trailing twelve months ending February 29, 2012.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3) Other income represents parking and other rental storage income. Parking has ranged from approximately $1.9 million in 2009 to $2.1 million in the TTM period. Underwritten parking income is grossed up for vacancy.
(4) The UW NOI is higher than the historical 2009-2011 NOI’s due to new leases at the property and the burn off of free rent. Full contractual rent was underwritten for all tenants, including those that had executed leases but were not yet in occupancy, and an escrow of approximately $7.2 million was taken at closing, which represents the remaining free rents on executed leases. On a monthly basis, during a free rent or rent abatement period, a portion of the free rent will be released from the loan’s cash management waterfall.
(5) Average Annual Rent PSF is based on historical financial statements and leased square footage. Vacant space is excluded from the calculation.

Property Management. The manager of 200 Public Square is Harbor Group Management Co., a Virginia corporation and an affiliate of the loan’s sponsor.

Escrows and Reserves. At closing, the borrower was required to deposit into escrow $7,180,323 for a free rent reserve, $5,383,924 for outstanding tenant improvements and leasing commissions, $976,790 for real estate taxes, $165,000 for tenant improvements and leasing commissions, $102,500 for deferred maintenance and $21,100 for replacement reserves. In addition, the borrower is required to post 1/12th of the estimated annual real estate taxes on a monthly basis. The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured pursuant to a blanket policy in accordance with the loan documents. The borrower is also required to make monthly deposits of $21,100 for replacement reserves. The loan is structured with ongoing collections for tenant improvements and leasing commissions of $165,000 per month (the “Monthly TI/LC Reserve Collection”), subject to an initial cap of $1.5 million (the “TI/LC Reserve Cap”). The borrower is required to deposit all lease termination payments with the lender. These lease termination payments (other than the fees paid in connection with the Cliffs termination and contraction options) are not counted towards the TI/LC Reserve Cap. If Cliffs exercises its termination option, the borrower is required to escrow $460,000 per month with lender for 12 consecutive months and deposit with lender all lease termination payments. Provided Cliffs has not exercised its termination option, if Cliffs does not deliver notice of its intent to renew on or before March 31, 2021, then on each payment date commencing April 1, 2021 through and including December 1, 2021, the borrower is required to escrow $611,000 per month with lender (subject to reduction in an amount equal to any deposits being made by reason of a Cliffs contraction, which is described below), which will not be counted towards the TI/LC Reserve Cap. Furthermore, if either of the foregoing termination or non-renewal events occur, the TI/LC Reserve Cap increases by $5.5 million (a “Cliffs TI/LC Reserve Cap Increase Event”). Finally, if Cliffs exercises its contraction option, (i) the borrower is required to escrow 1/12th of the product of (x) the square footage of Cliffs contraction space, and (y) $30.00, with lender for 12 consecutive months, and (ii) the TI/LC Reserve Cap is required to increase by an amount equal to the aggregate amount of such deposits. In addition, in the event that Cliffs exercises its lease renewal option, on each payment date commencing on April 1, 2021 through and including December 1, 2021, the borrower will be required to post $308,000 per month, which will be held by lender for tenant improvement obligations in connection with the extension. If Benesch does not deliver notice of its intent to renew on or before January 31, 2018, then on each payment date commencing February 1, 2018 through and including July 1, 2019, the Monthly TI/LC Reserve Collection increases by $220,000 and the TI/LC Reserve Cap increases by $3.9 million (the “Benesch TI/LC Reserve Cap Increase Event”). In the event that a Cliffs TI/LC Reserve Cap Increase Event and a Bensech TI/LC Reserve Cap Increase Event both occur, then the TI/LC Reserve Cap will be $10.9 million.

Lock Box / Cash Management. The 200 Public Square loan is structured with a Hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent the (i) DSCR falls below 1.10x based on a trailing three month period, (ii) there is an event of default under the loan documents, or (iii) the borrower or property manager becomes party to a bankruptcy, insolvency or similar action, then the excess cash flow shall be swept and held as additional collateral for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 2 – Arbor Place Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 2 – Arbor Place Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 2 – Arbor Place Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 2 – Arbor Place Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$122,000,000	Title:	Fee
Cut-off Date Principal Balance:	$122,000,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	10.8%	Net Rentable Area (SF):	546,374
Loan Purpose:	Refinance	Location:	Douglasville, GA
Borrower:	Arbor Place II, LLC	Year Built/Renovated:	1999 / N/A
Sponsor:	CBL & Associates Properties, Inc.	Occupancy(1):	96.1%
Interest Rate:	5.09900%	Occupancy Date:	3/1/2012
Note Date:	4/2/2012	Number of Tenants:	116
Maturity Date:	5/1/2022	2009 NOI:	$13,720,397
Interest-only Period:	1 months	2010 NOI:	$13,332,359
Original Term:	121 months	2011 NOI:	$13,028,010
Original Amortization:	360 months	UW Economic Occupancy:	95.8%
Amortization Type:	Balloon	UW Revenues:	$18,449,052
Call Protection:	L(26),Grtr1%orYM(91),O(4)	UW Expenses:	$5,787,183
Lock Box:	CMA	UW NOI:	$12,661,869
Additional Debt:	N/A	UW NCF:	$12,075,150
Additional Debt Balance:	N/A	Appraised Value:	$172,000,000
Additional Debt Type:	N/A	Appraisal Date:	3/19/2012

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$223
Taxes:	$290,000	$47,433	N/A	Maturity Date Loan/SF:	$184
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	70.9%
Replacement Reserves:	$9,104	$9,104	$327,744	Maturity Date LTV:	58.5%
TI/LC:	$31,862	$31,862	$1,147,032	UW NCF DSCR:	1.52x
Other:	$2,342,396	$0	N/A	UW NOI Debt Yield:	10.4%

(1) Occupancy includes five tenants that have executed leases but are not currently in occupancy or paying rent. The tenants, Forever 21, H&M, Ashley Stewart, Crazy 8 and P.S. by Aeropostale, are expected to take occupancy between May and November 2012 and represent 7.1% of Underwritten Rents in Place.
(2) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The Arbor Place Mall loan has an outstanding principal balance of $122.0 million and is secured by a first mortgage lien on a super regional mall located in Douglasville, Georgia. In total, the mall has approximately 1.16 million square feet, of which 546,374 square feet serves as collateral for the loan. The ten year loan amortizes on a 30-year schedule. The property was developed in 1999 by CBL & Associates Properties, Inc., a real estate investment trust with a focus on regional malls. The proceeds from the loan were used to refinance previously existing debt of approximately $64.2 million, pay closing costs of $716,226, fund upfront reserves of $2.7 million and return $54.4 million of equity to the sponsor. The previously existing debt was securitized as a part of the CSFB 2002-CKS4 transaction.

The Borrower. The borrowing entity for the loan is Arbor Place II, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is CBL & Associates Properties, Inc. (“CBL”), a real estate investment trust based in Chattanooga, Tennessee. CBL is one of the largest mall REITs in the US and it currently holds interests in or manages 160 properties, including 87 regional and open air malls, across 26 states. As of December 31, 2011, CBL listed total assets of approximately $6.7 billion with total shareholders’ equity of $1.3 billion. As of April 2, 2012, CBL (NYSE: CBL) had a market capitalization of approximately $2.84 billion and traded at a price of $19.09 per share.

The Property.  Arbor Place Mall is an approximately 1.16 million square foot super regional mall, of which 546,374 square feet serves as collateral for the loan, located in Douglasville, Georgia, approximately 20 miles west of downtown Atlanta. The property was developed by the sponsor in 1999. Anchors at the property include Dillard’s (199,852 square feet), Belk (144,236 square feet), Macy’s (140,000 square feet), Sears (132,912 square feet) and JCPenney (80,000 square feet). Collateral for the loan excludes the square footage of all anchors other than JCPenney, as each respective anchor tenant owns its own pad and improvements. Additionally, there are approximately 5,344 surface parking spaces which are included in the collateral of the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 2 – Arbor Place Mall

As of March 2012, the space serving as collateral for the loan is approximately 96.1% leased by tenants including Bed Bath & Beyond, Forever 21, H&M, Old Navy, Gap/Gap Kids and Abercrombie & Fitch and an 18-screen Regal Cinemas. In-line occupancy at the mall during 2009, 2010 and 2011 was 96.1%, 99.8% and 97.6%, respectively, while comparable in-line store sales per square foot were $352, $332 and $365, respectively. In 2011, average in-line sales for all tenants less than 10,000 square feet were approximately $330 per square foot, with occupancy costs of 13.4%.

Arbor Place Mall is located immediately off I-20 (Exit 36) which serves as the major thoroughfare connecting Atlanta to the east with Alabama to the west. The property is the only super regional mall within a 19-mile radius and competes mainly with big box and community/strip centers. The Landing at Arbor Place, which is owned by affiliates of CBL, is located immediately adjacent to the property and includes tenants such as Toys “R” Us, Michael’s and Shoe Carnival. According to the appraiser, the property is located in the Gwinnett submarket of the Atlanta metro area. According to the appraiser, as of the fourth quarter of 2011, the Gwinnett submarket had a vacancy rate of approximately 11.0%. Per the appraisal, the primary trade area, which consists of 12 zip codes, contained approximately 385,705 people with an average household income of $65,656 while the secondary trade area, consisting of an additional 34 zip codes, contained a population of approximately 375,500 people with an average household income of $57,975. Within 20 minutes of the property there are six institutions of higher learning with more than 30,000 students including University of West Georgia, West Georgia Technical College, Morehouse College, Morehouse School of Medicine, Clark Atlanta University and Atlanta Technical College. The appraiser identified three properties that serve as the competitive set for property. The properties in the competitive set range in size from 257,064 square feet to 1,282,000 square feet and were built between 1973 and 2003. The competitive set for the property has an average vacancy of 4.6%.

Historical and Current Occupancy
2007(1)	2008(1)	2009(1)	2010(1)	2011(1)	Current(2)
99.6%	98.8%	97.9%	99.9%	93.8%	96.1%
(1) Historical occupancies are as of December 31 of each respective year.
(2) Current Occupancy includes five tenants that have executed leases but are not currently in occupancy or paying rent. The tenants are Forever 21, H&M, Ashley Stewart, Crazy 8 and P.S. by Aeropostale. Forever 21 is currently in possession of its space and is in the process of building out its space; it is expected to open for business on July 1, 2012. H&M is expected to open for business on November 1, 2012. Ashley Stewart is expected to open on August 1, 2012. Crazy 8 is expected to open for business on May 1, 2012. P.S. by Aeropostale is expected to open for business on May 1, 2012.

In-line Sales and Occupancy Costs(1)
	2008	2009	2010	2011
In-line Sales PSF	$337	$322	$321	$330
Occupancy Costs	13.7%	13.6%	13.5%	13.4%
(1) In-line Sales Per Square Foot and Occupancy Costs are for tenants less than 10,000 square feet who were in occupancy for twelve months in each respective year.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	21,309	3.9%	NAP	NAP	21,309	3.9%	NAP	NAP
2012 & MTM	16	22,398	4.1	$488,326	4.5%	43,707	8.0%	$488,326	4.5%
2013	20	64,370	11.8	1,519,154	14.1	108,077	19.8%	$2,007,481	18.7%
2014	11	17,292	3.2	829,249	7.7	125,369	22.9%	$2,836,729	26.4%
2015	12	20,065	3.7	835,717	7.8	145,434	26.6%	$3,672,446	34.2%
2016	13	49,920	9.1	1,042,283	9.7	195,354	35.8%	$4,714,729	43.8%
2017	7	13,239	2.4	664,426	6.2	208,593	38.2%	$5,379,156	50.0%
2018	3	91,033	16.7	629,471	5.9	299,626	54.8%	$6,008,627	55.9%
2019	10	81,593	14.9	1,809,890	16.8	381,219	69.8%	$7,818,517	72.7%
2020	11	81,286	14.9	1,513,717	14.1	462,505	84.6%	$9,332,234	86.8%
2021	4	17,385	3.2	409,169	3.8	479,890	87.8%	$9,741,403	90.6%
2022	7	60,014	11.0	894,304	8.3	539,904	98.8%	$10,635,706	98.9%
2023 & Beyond	2	6,470	1.2	118,001	1.1	546,374	100.0%	$10,753,707	100.0%
Total	116	546,374	100.0%	$10,753,707	100.0%
(1) Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 2 – Arbor Place Mall

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs	Lease Expiration Date
JCPenney(4)	NA / BB / BB+	80,000	14.6%	$4.00	$119	3.9%	10/31/2018
Regal Cinemas(5)	NA / NA / NA	72,903	13.3%	$16.50	$335,618	23.1%	10/31/2019
Bed Bath & Beyond	NA / BBB+ / NA	37,686	6.9%	$11.28	NAV	NAV	1/31/2020
Forever 21(6)	NA / NA / NA	25,841	4.7%	$16.45	NAV	NAV	10/31/2022
H&M(7)	NA / NA / NA	21,000	3.8%	$5.71	NAV	NAV	10/31/2022
Old Navy	Baa3 / BB+ / BBB-	15,734	2.9%	$10.50	$228	6.0%	4/30/2016
Gap/GapKids	Baa3 / BB+ / BBB-	10,504	1.9%	$15.00	$126	12.1%	1/31/2013
Abercrombie & Fitch(8)	NA / NA / NA	8,982	1.6%	$8.76	$146	6.0%	1/31/2013
The Shoe Dept.	NA / NA / NA	8,442	1.5%	$18.37	$235	14.6%	10/31/2013
Charming Charlie	NA / NA / NA	7,973	1.5%	$20.69	$169	12.2%	4/30/2020
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Sales PSF represents 2011 sales for all tenants.
(4) Sales figures are estimates as provided to the sponsor by the store manager.
(5) Sales PSF reflects sales per screen for Regal Cinemas. Sales per screen is based on a total of 18 screens.
(6) Forever 21, which represents 4.0% of Underwritten Rents in Place, recently executed its lease and is not yet in occupancy. Forever 21 took possession of its space on February 2, 2012 and they are expected to be open and commence paying rent no later than July 1, 2012.
(7) H&M, which represents 1.1% of Underwritten Rents in Place, recently executed its lease and is not yet in occupancy. H&M’s lease requires them to pay percentage rent of 7.0% of gross sales in lieu of base rent with a minimum of base rent of $5.71 per square foot and were underwritten at their minimum base rent.
(8) Abercrombie & Fitch pays percentage rent of 6.0% of gross sales in lieu of base rent. Figure shown in Base Rent PSF represents percentage rent based on sales as of December 31, 2011, which represents, on a square foot basis, the rent amount underwritten.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$11,070,008	$10,798,734	$10,759,768	$10,710,293	$10,753,707	$19.68	61.5%
Vacant Income	0	0	0	0	723,370	1.32	4.1
Gross Potential Rent	$11,070,008	$10,798,734	$10,759,768	$10,710,293	$11,477,077	$21.01	65.7%
Total Reimbursements	6,391,754	5,942,799	5,849,879	5,950,452	6,003,939	10.99	34.3
Net Rental Income	$17,461,762	$16,741,534	$16,609,648	$16,660,745	$17,481,016	$31.99	100.0%
(Vacancy/Credit Loss)	(272,092)	(283,346)	(206,460)	(263,304)	(806,528)	(1.48)	(4.6)
Other Income	1,851,613	2,056,526	1,775,519	1,822,422	1,774,564	3.25	10.2
Effective Gross Income	$19,041,283	$18,514,713	$18,178,708	$18,219,863	$18,449,052	$33.77	105.5%

Total Expenses	$5,320,886	$5,182,354	$5,150,698	$5,081,484	$5,787,183	$10.59	31.4%

Net Operating Income	$13,720,397	$13,332,359	$13,028,010	$13,138,380	$12,661,869	$23.17	68.6%

Total TI/LC, Capex/RR	0	0	0	0	586,719	1.07	3.2
Net Cash Flow	$13,720,397	$13,332,359	$13,028,010	$13,138,380	$12,075,150	$22.10	65.5%

Average Annual Rent PSF(4)	$20.44	$19.55	$21.56
(1) TTM column represents the trailing twelve month period ending February 29, 2012.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3) Rents in Place includes five tenants, Forever 21, H&M, Ashley Stewart, Crazy 8 and P.S. by Aeropostale, who are not currently in occupancy or paying rent. The tenants not currently in occupancy are expected to take occupancy between May and November 2012 and represent 7.1% of Underwritten Rents in Place.
(4) Average Annual Rent PSF is based on historical financial statements and occupancy rates as of December 31 of each respective year. Vacant space is excluded from the calculation.

Property Management. The property is managed by CBL & Associates Management, Inc., an affiliate of the sponsor.

Escrows and Reserves. At closing the borrower was required to deposit into escrow $2,342,396 for outstanding tenant improvements and leasing commissions, $290,000 for real estate taxes, $31,862 for tenant improvements and leasing commissions and $9,104 for replacement reserves. The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $47,433. The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default or cash sweep trigger event has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured in accordance with the loan documents. At origination and on a monthly basis thereafter, the borrower is required to deposit $31,863 for tenant improvements and leasing commissions and $9,104 for replacement reserves. The tenant improvement/leasing commission reserve and replacement reserves are capped at $1,147,032 and $327,744, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 2 – Arbor Place Mall

Lock Box / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event (herein defined). In the event of a Cash Sweep Event, the borrower will establish a segregated cash management account to be held in trust and for the benefit of lender. Lender will have a first priority security interest in the cash management account. “Cash Sweep Event” means the occurrence of: (i) an event of default; (ii) any bankruptcy action of the borrower or manager; or (iii) the DSCR based on the trailing twelve month period immediately preceding the date of such determination falling below 1.15x. Upon the occurrence of a Cash Sweep Event all funds deposited to the lockbox shall be deemed additional security for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 3 – Northwoods Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 3 – Northwoods Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 3 – Northwoods Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 3 – Northwoods Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$73,000,000	Title:	Fee
Cut-off Date Principal Balance:	$73,000,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	6.4%	Net Rentable Area (SF):	403,671
Loan Purpose:	Refinance	Location:	North Charleston, SC
Borrower:	Northwoods Mall CMBS, LLC	Year Built/Renovated:	1972 / 2004
Sponsor:	CBL & Associates Properties, Inc.	Occupancy(1):	96.3%
Interest Rate:	5.07500%	Occupancy Date:	3/15/2012
Note Date:	3/30/2012	Number of Tenants:	113
Maturity Date:	4/1/2022	2009 NOI:	$9,644,682
Interest-only Period:	None	2010 NOI:	$8,602,349
Original Term:	120 months	2011 NOI:	$8,939,667
Original Amortization:	360 months	UW Economic Occupancy:	92.1%
Amortization Type:	Balloon	UW Revenues:	$13,279,470
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW Expenses:	$5,260,969
Lock Box:	CMA	UW NOI:	$8,018,501
Additional Debt:	N/A	UW NCF:	$7,139,580
Additional Debt Balance:	N/A	Appraised Value:	$105,000,000
Additional Debt Type:	N/A	Appraisal Date:	3/14/2012

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$181
Taxes:	$407,270	$101,817	N/A	Maturity Date Loan/SF:	$149
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.5%
Replacement Reserves:	$6,728	$6,728	$242,208	Maturity Date LTV:	57.3%
TI/LC:	$43,731	$43,731	$1,574,316	UW NCF DSCR:	1.51x
Other:	$0	$0	N/A	UW NOI Debt Yield:	11.0%

(1) Occupancy includes one tenant that has executed a lease but is not currently in occupancy or paying rent. The tenant, La Biotique, is expected to take occupancy by May 2012 and represents 0.3% of the Net Rentable Area.
(2) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The Northwoods Mall loan has an outstanding principal balance of $73.0 million and is secured by a first mortgage lien on a regional mall located in North Charleston, South Carolina. In total the mall has approximately 791,598 square feet, of which 403,671 square feet serves as collateral for the loan. The ten year loan amortizes on a 30-year schedule. The property, originally constructed in 1972, was acquired by CBL & Associates Properties, Inc. in 2001 for $64.2 million, and renovated in 2004. Proceeds from the loan were used to repay previously existing debt of approximately $51.4 million, fund upfront reserves of approximately $457,729, pay closing costs of $221,439 and return $20.9 million of equity to the sponsors. The previously existing debt was securitized as a part of the CSFB 2002-CP3 transaction.

The Borrower. The borrowing entity for the loan is Northwoods Mall CMBS, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is CBL & Associates Properties, Inc. (“CBL”), a real estate investment trust based in Chattanooga, Tennessee. CBL is one of the largest mall REIT’s in the US and currently holds interests in or manages 160 properties, including 87 regional and open air malls, across 26 states with a focus on locations in the southeastern and midwestern United States. As of December 31, 2011, CBL listed total assets of approximately $6.7 billion with total shareholders equity of $1.3 billion. As of April 2, 2012, CBL (NYSE: CBL) had a market capitalization of approximately $2.84 billion and traded at a price of $19.09 per share.

The Property.  Northwoods Mall is an approximately 791,598 square foot regional mall, of which 403,671 square feet serves as collateral for this loan, located in North Charleston, South Carolina. The property was constructed in 1972, acquired by the sponsor in 2001 and renovated in 2004. Anchors at the mall are JCPenney, which serves as collateral for the loan, along with Sears, Dillard’s and Belk, which each own their own pad and improvements. Additionally, there is an outparcel that contains a 13-screen Southeast Cinema with stadium seating. The space serving as collateral for the loan is approximately 96.3% leased by 113 tenants. Additionally, there are three ground leased outparcels which are leased to Olive Garden, O Charley’s and BB&T. The square footage of the ground leased outparcels are not included in the reported square footage statistics.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 3 – Northwoods Mall

Total sales per square foot for in-line tenants less than 10,000 square feet were $287 and $309 with occupancy costs of 12.4% and 12.0% in 2010 and 2011, respectively. In-line occupancy at the mall during 2009, 2010 and 2011 was 94.0%, 98.3% and 98.4%, respectively, while comparable in-line store sales per square foot were $283, $298 and $315, respectively.

Northwoods Mall is located in the North Charleston submarket within the larger Charleston metro area. According to the appraisal,  within a five- and ten-mile radius of the property the population is approximately 127,110 and 335,810, respectively, and the average household income is approximately $53,128 and $56,989, respectively. The property is located at the confluence of I-26, State Routes 52/78 and Ashley Phosphate Road, providing access from the north, south and west with traffic counts of approximately 118,000 per day. Per the sponsor, North Charleston is South Carolina’s largest and highest volume retail market with sales over $6.4 billion. According to the appraiser the North Charleston retail submarket contains a total of 10.5 million square feet and had a vacancy rate of 5.2% as of the fourth quarter of 2011.The property is the only enclosed mall serving the North Charleston, Goose Creek and Summerville market. The appraiser identified three retail properties, Mount Pleasant Towne Center (a lifestyle center), Citadel Mall (an enclosed regional mall) and Tanger Outlet Center that serve as the competitive set for the property. Citadel Mall, located approximately 10 miles from the property, is owned by affiliates of CBL. The appraiser has estimated in-line market rents to be approximately $27.00 per square foot.

Historical and Current Occupancy
2009	2010	2011	Current(1)
96.4%	99.0%	99.0%	96.3%
(1) Current Occupancy is as of March 15, 2012. Occupancy includes one tenant that has executed a lease but is not currently in occupancy or paying rent. The tenant, La Biotique, is expected to take occupancy by May 2012 and represents 0.3% of the Net Rentable Area.

In-line Sales and Occupancy Costs(1)
	2008	2009	2010	2011
In-line Sales PSF	$299	$280	$287	$309
In-line Occupancy Costs	13.0%	13.8%	12.4%	12.0%
(1) In-line Sales Per Square Foot and Occupancy costs are for tenants smaller than 10,000 who were in occupancy for twelve months in each respective year.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs	Lease Expiration Date
JCPenney(4)	NA / BB / BB+	114,425	28.4%	$7.27	$227	NAV	2/28/2014
Books-A-Million	NA / NA / NA	20,642	5.1%	$12.11	$86	14.1%	1/31/2014
Planet Fitness	NA / NA / NA	16,037	4.0%	$13.40	NAV	NAV	3/31/2021
Finish Line	NA / NA / NA	10,035	2.5%	$19.89	$195	12.1%	1/31/2013
Express	NA / BB / NA	7,517	1.9%	$22.00	$234	14.5%	1/31/2016
Charlotte Russe(5)	NA / NA / NA	7,000	1.7%	$25.23	$210	12.1%	1/31/2014
Hollister	NA / NA / NA	6,529	1.6%	$20.00	$251	7.9%	1/31/2016
American Eagle Outfitters	NA / NA / NA	6,358	1.6%	$24.00	$372	11.3%	1/31/2017
Deb	NA / NA / NA	5,881	1.5%	$8.10	$130	14.2%	1/31/2014
New York & Company	NA / NA / NA	5,864	1.5%	$13.13	$186	8.9%	1/31/2013
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Sales PSF represents 2011 sales for all tenants.
(4) Sales figures are estimates as provided to the sponsor by the store manager.
(5) Charlotte Russe pays percentage rent of 12.0% of gross sales in lieu of base rent. Figure shown in Base Rent PSF represents percentage rent based on sales as of December 31, 2011.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 3 – Northwoods Mall

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	14,779	3.7%	NAP	NAP	14,779	3.7%	NAP	NAP
2012 & MTM	18	29,877	7.4	$835,119	10.1%	44,656	11.1%	$835,119	10.1%
2013	26	61,722	15.3	1,309,829	15.9	106,378	26.4%	$2,144,948	26.0%
2014	14	166,240	41.2	1,860,813	22.6	272,618	67.5%	$4,005,761	48.6%
2015	10	17,564	4.4	666,338	8.1	290,182	71.9%	$4,672,099	56.7%
2016	11	32,335	8.0	911,439	11.1	322,517	79.9%	$5,583,538	67.7%
2017	11	31,792	7.9	907,259	11.0	354,309	87.8%	$6,490,797	78.7%
2018	6	10,171	2.5	478,392	5.8	364,480	90.3%	$6,969,189	84.5%
2019	4	4,673	1.2	324,354	3.9	369,153	91.4%	$7,293,543	88.5%
2020	6	15,342	3.8	411,963	5.0	384,495	95.2%	$7,705,506	93.5%
2021	2	16,903	4.2	263,955	3.2	401,398	99.4%	$7,969,461	96.7%
2022	2	2,273	0.6	207,327	2.5	403,671	100.0%	$8,176,788	99.2%
2023 & Beyond	3	0	0.0	68,292	0.8	403,671	100.0%	$8,245,080	100.0%
Total	113	403,671	100.0%	$8,245,080	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	Underwritten	Per Square Foot	%(1)
Rents in Place	$8,065,356	$7,848,176	$8,136,061	$8,245,077	$20.43	61.9%
Vacant Income	0	0	0	707,495	1.75	5.3
Gross Potential Rent	$8,065,356	$7,848,176	$8,136,061	$8,952,572	$22.18	67.2%
Total Reimbursements	5,057,465	4,509,962	4,602,789	4,364,640	10.81	32.8
Net Rental Income	$13,122,821	$12,358,138	$12,738,850	$13,317,212	$32.99	100.0%
(Vacancy/Credit Loss)	(10,678)	(31,975)	0	(1,137,018)	(2.82)	(8.5)
Other Income	1,205,764	950,408	1,025,252	1,099,275	2.72	8.3
Effective Gross Income	$14,317,908	$13,276,570	$13,764,100	$13,279,470	$32.90	99.7%

Total Expenses	$4,673,226	$4,674,221	$4,824,433	$5,260,969	$13.03	39.6%

Net Operating Income	$9,644,682	$8,602,349	$8,939,667	$8,018,501	$19.86	60.4%

Total TI/LC, Capex/RR	0	0	0	878,921	2.18	6.6
Net Cash Flow	$9,644,682	$8,602,349	$8,939,667	$7,139,580	$17.69	53.8%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is managed by CBL & Associates Management, Inc., an affiliate of the sponsor.

Escrows and Reserves. At closing the borrower was required to deposit into escrow $407,270 for real estate taxes. The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $101,871. The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default or cash sweep trigger event has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured in accordance with the loan documents. At origination and on a monthly basis thereafter, the borrower is required to deposit $43,731 for tenant improvements and leasing commissions and $6,728 for replacement reserves. The tenant improvement/leasing commission reserve is capped at $1,574,316 and the replacement reserve is capped at $242,208.

Lock Box / Cash Management. The loan is structured with CMA lockbox. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account. The funds are then returned to an account controlled by borrower until the occurrence of a Cash Sweep Event (herein defined). In the event of a Cash Sweep Event, the borrower will establish a segregated cash management account to be held in trust and for the benefit of lender. Lender will have a first priority security interest in the cash management account. “Cash Sweep Event” means the occurrence of: (i) an event of default; (ii) any bankruptcy action of the borrower or manager; or (iii) the DSCR based on the trailing twelve month period immediately preceding the date of such determination falling below 1.15x. Upon the occurrence of a Cash Sweep Event all funds deposited to the lockbox shall be deemed additional security for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 4 - 8080 & 9400 North Central Expressway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 4 - 8080 & 9400 North Central Expressway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 4 - 8080 & 9400 North Central Expressway

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Portfolio
Original Principal Balance:	$56,000,000	Title:	Fee
Cut-off Date Principal Balance:	$55,737,217	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	4.9%	Net Rentable Area (SF):	673,188
Loan Purpose:	Acquisition	Location:	Dallas, TX
Borrower:	Dallas NCX Properties LLC	Year Built/Renovated:	Various / Various
Sponsor:	Rosemont Realty, LLC	Occupancy:	80.4%
Interest Rate:	5.99900%	Occupancy Date:	1/23/2012
Note Date:	10/28/2011	Number of Tenants:	85
Maturity Date:	11/1/2016	2009 NOI:	$6,918,398
Interest-only Period:	None	2010 NOI:	$7,068,273
Original Term:	60 months	2011 NOI(1):	$5,386,262
Original Amortization:	360 months	UW Economic Occupancy:	82.0%
Amortization Type:	Balloon	UW Revenues(2):	$11,414,889
Call Protection:	L(29),Def(29),O(2)	UW Expenses:	$5,060,293
Lock Box:	Hard	UW NOI(2):	$6,354,596
Additional Debt:	N/A	UW NCF(2):	$5,467,728
Additional Debt Balance:	N/A	Appraised Value:	$81,350,000
Additional Debt Type:	N/A	Appraisal Date:	9/14/2011

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$83
Taxes:	$1,374,885	$130,345	N/A	Maturity Date Loan/SF:	$78
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	68.5%
Replacement Reserves:	$13,242	$13,242	N/A	Maturity Date LTV:	64.4%
TI/LC:	$66,667	$66,667	$2,400,000	UW NCF DSCR:	1.36x
Other:	$5,899,078	$0	N/A	UW NOI Debt Yield:	11.4%

(1) Represents the period from April 1, 2011 to December 31, 2011 annualized. The borrower has incomplete 2011 statements due to the acquisition.
(2) UW Revenues, UW NOI and UW NCF are inclusive of full contractual rent for all tenants in occupancy, regardless of the whether or not the respective tenant is currently receiving free rent. Healthtexas Provider Network recently expanded by 28,127 square feet and received five months of free rent followed by seven months of reduced rent on the entirety of its leased space. Borden Dairy Company recently signed a lease for 25,980 square feet and received eight months of free rent. A free rent reserve of $1,923,358 was taken at closing, representing all outstanding free rent for tenants at the property, and will be released to the borrower on a monthly basis pursuant to the loan agreement. In addition, the UW NOI incorporates expected expense reduction as a result of the installation of new chillers at the property.
(3) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The 8080 & 9400 North Central Expressway loan has an outstanding principal balance of approximately $55.7 million and is secured by a first mortgage lien on two Class A office properties totaling approximately 673,188 square feet that are located in Dallas, Texas. The five-year loan amortizes on a 30-year schedule. The properties are located approximately one mile from each other along the North Central Expressway. The borrower acquired the properties in April 2011 on an all cash basis for $80.0 million. Proceeds from the loan were used to fund upfront reserves of approximately $7.4 million, pay closing costs of $2.1 million and return $56.0 million to the borrower who will retain approximately $14.5 million in the transaction.

The Borrower. The borrowing entity for the loan is Dallas NCX Properties LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Rosemont Realty, LLC (“Rosemont”). Rosemont is a fully integrated property acquisition and management company that currently has a portfolio spanning 28 states totaling approximately 16 million square feet of predominantly office space, including 35 properties in the state of Texas. As of June 30, 2011, the company had total assets of approximately $249.1 million. Rosemont is a repeat J.P. Morgan and CMBS borrower, having closed loans totaling approximately $200.2 million since 2010. Rosemont owns the properties in a joint venture with Red Raven Holdings L.L.C., an entity held by King Street Capital, L.P., which is a wholly-owned subsidiary of a multi-billion dollar hedge fund.

The Properties. The 8080 & 9400 North Central Expressway loan collateral consists of two Class A office buildings in suburban Dallas, Texas. 8080 & 9400 North Central Expressway, which are seventeen and sixteen story buildings, respectively, with a total combined square footage of 673,188 feet and a current occupancy of 80.4%. At acquisition, the buildings had occupancies of 94.3% and 59.2%, respectively, which have subsequently been improved to 98.3% and 67.2%, respectively, through a combination of new lease signings, renewals and expansions. This loan is structured so that neither property may be individually released from the mortgage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 4 - 8080 & 9400 North Central Expressway

The properties are located on North Central Expressway, a major thoroughfare leading to downtown Dallas, approximately 5 miles to the south, and Plano, approximately 13 miles to the north. The North Central Expressway went through reconstruction in 2001, and in 2005 underwent structural improvements including a $261 million, High-Five Interchange at US-75 and I-635. The resulting convenience and capital invested has led to the establishment of an important business corridor for the suburban Dallas office market. According to appraisal, the 2011 population within one, three and five miles of the properties was 36,233, 169,098 and 444,748, respectively, and the median household income was $41,251, $51,648 and $48,652, respectively. According to the appraiser, both properties are located in the Central Expressway office submarket, which consists of approximately 13.4 million square feet of space with an average vacancy rate of approximately 18.0% and asking rents of $21.47 among Class A buildings.

8080 North Central Expressway. 8080 North Central Expressway is a seventeen story, Class A office building with a total of 285,335 square feet situated on an approximately 1.7 acre site that was constructed in 1984. The property is currently 98.3% occupied by 28 tenants. The largest tenant at the property, Healthtexas Provider Network (“Healthtexas”), is a physician-directed patient-centered healthcare organization with approximately 530 physicians, 178 healthcare centers and 1.5 million patients. Healthtexas recently signed an 11-year lease renewal that expanded their space from 64,040 square feet to 92,167 square feet and they now occupy 32.3% of the net rentable area. Healthtexas’ lease expires after the loan maturity in November 30, 2022. The second largest tenant, Compass Bank, is a global group that offers individual and corporate customers a range of financial and non-financial products and services. Compass Bank (NYSE: BBVA), occupying 18.9% of the net rentable area with a lease expiration date of March 31, 2013, has a market cap of $37.7 billion and a market price of $7.97 per share as of April 2, 2012.

9400 North Central Expressway. 9400 North Central Expressway is a sixteen story, Class A office building with a total of 387,853 square feet situated on an approximately 6.1 acre site that was constructed in 1981 and most recently renovated in 2006. The property is currently 67.2% occupied by 58 tenants. The largest tenant at the property, The Promotion Network, is a marketing and sales promotion company that offers brand building, retail merchandising, and trade marketing services. The Promotion Network occupies 10.5% of the net rentable area and has a lease expiration date of March 31, 2016 with an option to terminate its lease on January 31, 2014. The second largest tenant, Benefit Partners, Inc., is a benefits, outsourcing, compensation, and human resource consulting company. Benefit Partners, Inc. currently occupies 7.6% of the net rentable area and has a lease expiration date of November 30, 2014.

Property Summary
Property	Location	Net Rentable Area (SF)	Largest Tenants	Allocated Cut-off Date Balance	Appraised Value	Occupancy(1)

8080 North Central Expressway	Dallas, TX	285,335	Healthtexas Provider Network Compass Bank Northpark Management Company	$32,442,007	$47,350,000	98.3%

9400 North Central Expressway	Dallas, TX	387,853	The Promotion Network Benefit Partners, Inc. Borden Dairy Company	23,295,211	34,000,000	67.2%
Total/Weighted Average		673,188		$55,737,217	$81,350,000	80.4%
(1) Occupancy is as of January 23, 2012.

Historical and Current Occupancy
Property	2009	2010	2011	Current(1)
8080 North Central Expressway	95.8%	94.8%	94.3%	98.3%
9400 North Central Expressway	72.2%	68.6%	59.2%	67.2%
Total	82.3%	79.8%	74.1%	80.4%
(1) Current Occupancy is as of January 23, 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 4 - 8080 & 9400 North Central Expressway

Tenant Summary(1)
Tenant	Property Name	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Healthtexas Provider Network(3)	8080 North Central Expressway	NA / NA / NA	92,167	13.7%	$17.94	11/30/2022
Compass Bank	8080 North Central Expressway	A3 / A- / A-	53,938	8.0%	$20.20	3/31/2013
The Promotion Network(4)	9400 North Central Expressway	NA / NA / NA	40,799	6.1%	$15.47	3/31/2016
Benefit Partners, Inc.	9400 North Central Expressway	NA / NA / NA	29,609	4.4%	$17.00	11/30/2014
Borden Dairy Company	9400 North Central Expressway	NA / NA / NA	25,980	3.9%	$17.25	4/30/2017
Northpark Management Company	8080 North Central Expressway	NA / NA / NA	17,166	2.6%	$23.50	4/30/2013
IPS Advisors	8080 North Central Expressway	NA / NA / NA	16,277	2.4%	$20.95	9/30/2012
Smith, Jackson, Boyer	9400 North Central Expressway	NA / NA / NA	13,817	2.1%	$17.32	9/30/2016
Bradford Realty	9400 North Central Expressway	NA / NA / NA	13,515	2.0%	$17.56	5/31/2015
Redeemed Christian Church	9400 North Central Expressway	NA / NA / NA	12,506	1.9%	$15.00	5/31/2016
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Healthtexas Provider Network may terminate its lease on January 31, 2020 with no less than twelve months prior notice subject to a termination fee.
(4) The Promotion Network has a lease termination option on January 31, 2014, and two options to reduce its leased space by 10,000 square feet per option on January 31, 2013 and November 30, 2014, respectively.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	131,874	19.6%	NAP	NAP	131,874	19.6%	NAP	NAP
2012 & MTM	22	60,255	9.0	$1,134,173	11.4%	192,129	28.5%	$1,134,173	11.4%
2013	15	111,777	16.6	2,316,412	23.4	303,906	45.1%	$3,450,585	34.8%
2014	20	127,510	18.9	2,233,912	22.5	431,416	64.1%	$5,684,497	57.4%
2015	6	21,335	3.2	365,353	3.7	452,751	67.3%	$6,049,850	61.1%
2016	12	82,084	12.2	1,444,787	14.6	534,835	79.4%	$7,494,636	75.6%
2017	3	36,614	5.4	627,341	6.3	571,449	84.9%	$8,121,977	82.0%
2018	1	2,866	0.4	41,557	0.4	574,315	85.3%	$8,163,534	82.4%
2019	1	5,229	0.8	91,508	0.9	579,544	86.1%	$8,255,042	83.3%
2020	0	0	0.0	0	0.0	579,544	86.1%	$8,255,042	83.3%
2021	0	0	0.0	0	0.0	579,544	86.1%	$8,255,042	83.3%
2022	1	92,167	13.7	1,653,900	16.7	671,711	99.8%	$9,908,942	100.0%
2023 & Beyond	4	1,477	0.2	0	0.0	673,188	100.0%	$9,908,942	100.0%
Total	85	673,188	100.0%	$9,908,942	100.0%
(1) Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 4 - 8080 & 9400 North Central Expressway

Operating History and Underwritten Net Cash Flow
	2009	2010	2011(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$10,075,531	$9,916,371	$9,271,916	$9,908,942	$14.72	72.9%
Vacant Income	0	0	0	2,181,207	3.24	16.0
Gross Potential Rent	$10,075,531	$9,916,371	$9,271,916	$12,090,149	$17.96	88.9%
Total Reimbursements	1,432,244	1,338,909	1,110,577	1,506,047	2.24	11.1
Net Rental Income	$11,507,775	$11,255,280	$10,382,493	$13,596,196	$20.20	100.0%
(Vacancy/Credit Loss)	0	0	0	(2,492,538)	(3.70)	(18.3)
Other Income	237,434	220,749	217,921	311,231	0.46	2.3
Effective Gross Income	$11,745,209	$11,476,029	$10,600,415	$11,414,889	$16.96	84.0%

Total Expenses	$4,826,811	$4,407,756	$5,214,153	$5,060,293	$7.52	44.3%

Net Operating Income(4)	$6,918,398	$7,068,273	$5,386,262	$6,354,596	$9.44	55.7%

Total TI/LC, Capex/RR	0	0	0	886,867	1.32	7.8
Net Cash Flow	$6,918,398	$7,068,273	$5,386,262	$5,467,728	$8.12	47.9%
(1) Represents the period from April 1, 2011 to December 31, 2011 annualized. The borrower has incomplete 2011 statements due to the acquisition. The NOI does not reflect the full effect of lease up done by the sponsor.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3) UW Rents in Place are inclusive of full contractual rent for all tenants in occupancy, regardless of the whether or not respective tenants are currently receiving free rent. Healthtexas recently expanded by 28,127 square feet and received five months of free rent followed by seven months of reduced rent on the entirety of its leased space. Borden Dairy Company recently signed a lease for 25,980 square feet and received eight months of free rent. A free rent reserve of $1,923,358 was taken at closing, representing all outstanding free rent for tenants at the property, and will be released to the borrower on a monthly basis pursuant to the loan agreement.
(4) UW NOI incorporates expected expense reduction as a result of the installation of new chillers at the property.

Property Management. The properties will be managed by Rosemont Property Management of Texas, LLC, a subsidiary of the sponsor.

Escrows and Reserves. At closing the borrower was required to deposit into escrow $3,206,325 for outstanding tenant improvements allowances and leasing commission obligations, $1,923,358 for outstanding free rent credits and $769,395 for immediate repairs. In addition, the borrower deposited $1,374,885 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $129,092. The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default or cash sweep trigger event has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured in accordance with the loan documents. At origination and on a monthly basis thereafter, the borrower is required to deposit $66,667 to the tenant improvement/leasing commission reserve and $13,242 to the replacement reserves escrow. The tenant improvement/leasing commission reserve is subject to a cap of $2,400,000.

Lock Box / Cash Management. The loan is structured with a Hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent (i) the DSCR based on the immediately preceding trailing three month period falls below 1.05x, (ii) there is an event of default under the loan documents or (iii) the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action, all excess cash flow will be trapped and held as additional collateral for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 5 – Innisfree Hotel Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 5 – Innisfree Hotel Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 5 – Innisfree Hotel Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LCF	Single Asset/Portfolio:	Portfolio
Original Principal Balance:	$53,000,000	Title:	Fee/Leasehold
Cut-off Date Principal Balance:	$53,000,000	Property Type - Subtype:	Hotel – Limited Service
% of Pool by IPB:	4.7%	Rooms:	437
Loan Purpose:	Refinance	Location:	Various
Borrower:	CRR Hospitality, L.L.C.; Seaside	Year Built/Renovated:	Various/Various
	Hospitality, L.L.C.; H&S	Occupancy:	71.8%
	Development, LLC	Occupancy Date:	12/31/2011
Sponsor:	Innisfree Hotels	Number of Tenants:	N/A
Interest Rate:	6.04100%	2009 NOI:	$6,025,817
Note Date:	3/26/2012	2010 NOI:	$5,116,740
Maturity Date:	4/6/2022	2011 NOI:	$6,533,089
Interest-only Period:	None	UW Economic Occupancy:	71.8%
Original Term:	120 months	UW Revenues:	$16,820,406
Original Amortization:	360 months	UW Expenses:	$10,916,406
Amortization Type:	Balloon	UW NOI:	$5,904,000
Call Protection:	L(36),Grtr1%orYM(80),O(4)	UW NCF:	$5,904,000
Lock Box:	CMA	Appraised Value:	$89,900,000
Additional Debt:	Yes	Appraisal Date:	3/1/2012
Additional Debt Balance:	$4,000,000
Additional Debt Type:	Mezzanine Loan

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial	Cut-off Date Loan/Room:	$121,281
Taxes:	$135,644	$24,329	N/A	Maturity Date Loan/Room:	$102,973
Insurance:	$185,685	$46,421	N/A	Cut-off Date LTV:	59.0%
FF&E Reserve:	$0	4% of Gross Revenues	N/A	Maturity Date LTV:	50.1%
Other:	$35,000	Variable	N/A	UW NCF DSCR:	1.54x
				UW NOI Debt Yield:	11.1%

(1) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The Innisfree Hotel Portfolio loan is a $53,000,000 ($121,281/Room) first mortgage secured by three limited-service beachfront hotels, including a 181-room Hampton Inn located in Pensacola Beach, Florida, a 137-room Hilton Garden Inn located in Orange Beach, Alabama, and a 119-room Holiday Inn Express located in Orange Beach, Alabama.  The properties, all located along the Gulf Coast, benefit from direct access to the beach as well as direct water views from many of the properties’ rooms. The proceeds of the loan were used to refinance the previously existing debt on the properties, which totaled $49,096,718.  The remaining proceeds were used to fund closing costs, fees, and reserves, and return approximately $7.0 million in equity to the sponsor of the borrowers.  The borrowers acquired the properties in June 2003 (with respect to the Hilton Garden Inn and Holiday Inn Express properties in Orange Beach, Alabama) and in December 2005 (with respect to the Hampton Inn in Pensacola Beach, Florida ) for a total cost of $59.5 million.  The borrowers have invested approximately $12.0 million in hard costs and furniture, fixtures and equipment (“FF&E”) and $1.1 million in soft costs since acquisition of the properties. Including closing costs, reserves and fees of $868,203, the borrowers had a total cost basis of approximately $73.4 million at closing of the loan, with the borrowers maintaining $16,438,503 in hard equity in the properties. The  sponsor is Innisfree Hotels.

The Borrowers. The borrowing entities for the loan are H&S Development, LLC, CRR Hospitality, L.L.C. and Seaside Hospitality, L.L.C. Each borrower is a single purpose entity and an Alabama limited liability company, except for H&S Development, LLC, which is a Florida limited liability company.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 5 – Innisfree Hotel Portfolio

The Sponsor.  The sponsor of the borrowers is Innisfree Hotels.  Innisfree Hotels was founded in 1985 by Julian MacQueen.  Innisfree Hotels is a closely held and managed hotel operator that focuses on the development, operation and management of gulf region hospitality properties, currently owning and managing eight hotels in the region totaling approximately 1,248 rooms and third party managing an additional four hotels totaling 442 rooms. Innisfree Hotels has relationships with both InterContinental Hotels Group and Hilton.

The Properties. The Innisfree Hotel Portfolio consists of three beachfront limited-service hotel properties totaling 437 rooms, located in Pensacola Beach, Florida and Orange Beach, Alabama, along the Gulf Coast. The hotel properties include the 181 room Hampton Inn – Pensacola Beach, the 137 room Hilton Garden Inn – Orange Beach and the 119 room Holiday Inn Express – Orange Beach.  The properties are all beachfront hotels with direct access to the Gulf of Mexico shores, the primary amenity for both the properties and their respective markets.  The properties were all constructed in the mid-1990’s and were renovated at various times between 2009 and 2011. The properties are all interior corridor hotels and feature property amenities in addition to the direct beach access including outdoor pools, poolside food and beverage services, fitness centers, business centers, and meeting spaces. Guestrooms at all of the properties feature flat-screen televisions, microwaves, refrigerators, and other amenities typical for limited service hotels of similar quality.  All of the properties feature balconies along their Gulf-Coast (ocean view) rooms.

The Pensacola Beach, Florida and Orange Beach, Alabama areas are driving vacation destinations for families and groups from the Southeast United States up through the Midwest United States and Canada. The areas experience high season for leisure travelers during the summer months with group business travel dominating the fall shoulder seasons. The British Petroleum oil spill from 2010 caused significant declines in transient reservations during the peak summer months. The markets have since demonstrated recovery of approximately 8.2% year-over-year RevPAR growth in 2011.

Property Summary
Property/Flag	Location	Allocated Loan Amount	Rooms	Occupancy	Year Built	Year Renovated	Franchise Expiration Date
Hampton Inn	Pensacola Beach, FL	$21,600,000	181	76.0%	1995	2011	Dec 2025
Hilton Garden Inn	Orange Beach, AL	16,000,000	137	66.2%	1997	2009	July 2017
Holiday Inn Express	Orange Beach, AL	15,400,000	119	71.8%	1996	2011	June 2018
Total/Weighted Average		$53,000,000	437	71.8%

Hampton Inn – Pensacola Beach.  The Hampton Inn - Pensacola Beach property is located along approximately 600 feet of Gulf of Mexico beachfront at 2 Via De Luna Drive, within Escambia County, Florida. The site consists of a 4.38-acre irregular-shaped parcel, developed with a four-story limited service Hampton Inn hotel with a total of 181 rooms. The property is the first hotel along Via De Luna Drive, when entering Pensacola Beach from mainland Pensacola.  Considering the significant drive-in business generated at the property, this location provides an advantage to the other beachfront properties in the market.  The beach and Gulf of Mexico are the main demand generators for the area along with local retail outlets and restaurants within walking distance of the property. The property opened as a Hampton Inn in 1995 and consists of 181 rooms in an interior corridor, 4-story rectangular-shape structure.  The building was completely renovated in 2006 after Hurricane Ivan forced the property to close in 2004. The property was again renovated in 2011. The entrance of the hotel and porte cochere are located in the northern end of the building which houses the front desk, management offices, meeting space, fitness center, business center and breakfast area/restaurant.

Guestrooms are located on all 4 floors of the interior corridor property.  The guestrooms consist of 113 double queen rooms, 67 king rooms, and 1 suite with full kitchen.  Each of the 181 rooms is equipped with either a single king bed or two queen beds.  King bedded guestrooms also include a sleep sofa. Each guestroom is provided with a high-definition LCD flat panel television, work desk, high-speed internet access, coffee maker, microwave oven, mini-refrigerator, tea maker and iron w/ ironing board.  Gulf-front (ocean view) rooms feature a balcony.

The property is operated as a Hampton Inn under a franchise agreement with Promus Hotels, Inc. dated as of December 16, 2005.  The franchise agreement has an original 20-year term and will expire in December 2025.  The franchise agreement stipulates a franchise fee of five percent (5%) of the hotel’s gross room revenues.  The franchise agreement additionally stipulates monthly program fees equal to four percent (4%) (subject to annual increases of 1% provided that cumulative increases will not exceed 5%) of the hotel’s gross room revenues will be taken.  These program fees are included in the marketing expense within the underwriting.

The Hampton Inn – Pensacola Beach property is ground leased to the applicable borrower by the Santa Rosa Island Authority (“SRIA”).  The entirety of Pensacola Beach is owned by Escambia County, Florida and is under the direction of the SRIA.  The ground lease, dated November 17, 1968 runs through May 1, 2090 (approximately 68 years beyond the term of the Loan).  The ground lease provides for a restricted use of the property as either a hotel or amusement park.  Additionally, the ground lease provides that the leasehold owner, the applicable borrower, will pay percentage rent based upon a percentage of gross receipts from room revenues and other revenue sources  (with a minimum annual payment of $50,000). It is noted that all percentage rent to become payable under the ground lease is billed directly to hotel guests on their individual folios, so that the ground lease fees are passed directly through to the guests.  This practice is in line with that of the other hotel properties along Pensacola Beach.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 5 – Innisfree Hotel Portfolio

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Hampton Inn Pensacola Beach(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2009	64.7%	$130.03	$84.12	68.7%	$140.85	$96.76	106.2%	108.3%	115.0%
2010	62.1%	$122.90	$76.30	67.2%	$129.69	$87.19	108.2%	105.5%	114.3%
2011	64.9%	$130.98	$84.99	76.0%	$135.34	$102.85	117.1%	103.3%	121.0%
(1) Competitive Set Data based upon information provided in the appraisal. Competitive set contains the following properties: Hampton Inn Pensacola Beach (181 rooms, opened in 1995), Days Inn Pensacola Beach (123 rooms, opened in 1991), Holiday Inn Express Pensacola Beach (76 rooms, opened in 1989), Travelodge Pensacola Beach (100 rooms, opened in 1995), and Springhill Suites Pensacola Beach (117 rooms, opened in 1997).
(2) Based on operating statements provided by the borrower.
(3) Penetration Factor is calculated based on data provided in the appraisal for the competitive set and based on operating statements provided by the borrower for the Hampton Inn Pensacola Beach.

Hilton Garden Inn – Orange Beach. The property is located directly on the Gulf of Mexico at 23092 Perdido Beach Blvd., within Baldwin County, Alabama. The site consists of a 3.20-acre slightly irregular-shaped parcel, developed with a six-story limited service Hilton Garden Inn hotel with a total of 137 rooms. The property was built in 1997 and most recently underwent a renovation in 2009.  The beach and Gulf of Mexico are the main demand generators for the area.  Amenities at the property include an indoor/outdoor swimming pool and whirlpool, poolside snack bar, beach access, fitness facility, business center, and 2,000 square feet of meeting space that can be divided into two rooms and hold a combined 120 people. The property features one restaurant, Gulf Breeze Café, which is open for breakfast daily. Additionally, a poolside snack bar is open seasonally for drinks and light snacks.

Guestrooms were updated with flat-screen TVs in 2011, and are considered to be in overall good physical condition.  Each of the 137 rooms is equipped with either a single king bed or two queen beds. King bedded guestrooms also include a chair and ottoman.  All guestrooms include a work desk, flat-screen TV, microwave, refrigerator, and other amenities typically associated with a limited service hotel. Gulf-front (pool and/or ocean view) rooms feature a balcony.

The property is operated as a Hilton Garden Inn under a franchise agreement with Hilton Inns, Inc. dated as of December 16, 1996.  The franchise agreement has an original 20-year term and will expire in July 2017.  The franchise agreement stipulates a franchise fee of five percent (5%) of the hotel’s gross room revenue.  Additionally the franchisee is required to pay a monthly advertising fee for each fractional or full calendar month in the amount of one percent (1%) of the gross revenues of the hotel which is included in the marketing expense within the underwriting.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Hilton Garden Inn Orange Beach(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2009	51.2%	$127.12	$65.13	62.6%	$144.74	$90.65	122.3%	113.9%	139.2%
2010	54.6%	$114.72	$62.66	63.2%	$131.04	$82.88	115.8%	114.2%	132.3%
2011	60.5%	$134.36	$81.33	66.2%	$146.34	$96.78	109.4%	108.9%	119.0%
(1) Competitive Set Data based upon information provided in the appraisal. Competitive set contains the following properties: Hilton Garden Inn Orange Beach (137 rooms, opened in 1997), Sleep Inn Orange Beach (117 rooms, opened in 1994), Courtyard Gulf Shores Craft Farms (90 rooms, opened in 1997), Holiday Inn Express Orange Beach (119 rooms, opened in 1996), Fairfield Inn and Suites Orange Beach (116 rooms, opened in 2008), Holiday Inn Express Gulf Shores (89 rooms, opened in 2009), and Hampton Inn and Suites Orange Beach (160 rooms, opened in 2011).
(2) Based on operating statements provided by the borrower.
(3) Penetration Factor is calculated based on data provided in the appraisal for the competitive set and based on operating statements provided by the borrower for the Hilton Garden Inn Orange Beach.

Holiday Inn Express – Orange Beach. The property is located directly on the Gulf of Mexico at 24700 Perdido Beach Blvd., within Baldwin County, Alabama. The site consists of a 3.60-acre slightly irregular-shaped parcel, developed with a six-story limited service Holiday Inn Express hotel with a total of 119 rooms. The beach and Gulf of Mexico are the main demand generators for the area. The entrance to the hotel and porte cochere are located on the northern end of the building. Amenities at the property include complimentary continental breakfast, outdoor swimming pool and whirlpool, poolside snack bar, beach access, fitness facility, business center, and 920 square feet of meeting space. Internet access is available throughout the property free of charge.

Guestrooms were renovated in 2010 and were updated with flat-screen TVs in 2011. Each of the 119 rooms is equipped with either a single king bed or two queen beds. King bedded guestrooms also include a sleep sofa. All guestrooms include a work desk, flat-screen TV, microwave, refrigerator, and other amenities typically associated with a limited service hotel. Gulf-front (ocean view) rooms feature a balcony.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 5 – Innisfree Hotel Portfolio

The property is operated as a Holiday Inn Express under a franchise agreement with Holiday Hospitality Franchising, Inc. dated as of April 8, 2008.  The franchise agreement has an original 10-year term and will expire in June 2018.  The franchise agreement stipulates a franchise fee of six percent (6%) of the hotel’s gross rooms revenue payable monthly in advance. Along with the base franchise fee the franchisor charges a marketing and technology fee of $11.91 per guest room per month and a “services contribution” fee of three percent (3%) of the hotel’s gross room revenues which are included in the marketing expense within the underwriting.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Holiday Inn Express Orange Beach(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2009	52.6%	$130.53	$68.67	65.4%	$146.05	$95.58	124.3%	111.9%	139.2%
2010	54.9%	$117.84	$64.66	62.5%	$131.08	$81.94	113.8%	111.2%	126.7%
2011	61.5%	$138.23	$85.07	71.8%	$149.88	$107.64	116.7%	108.4%	126.5%
(1) Competitive Set Data based upon information provided in the appraisal. Competitive set contains the following properties: Holiday Inn Express Orange Beach (119 rooms, opened in 1996), Sleep Inn Orange Beach (117 rooms, opened in 1994), Hilton Garden Inn Orange Beach (137 rooms, opened in 1997), Fairfield Inn and Suites Orange Beach (116 rooms, opened in 2008), Holiday Inn Express and Suites Gulf Shores (89 rooms, opened in 2009), and Hampton Inn and Suites Orange Beach (160 rooms, opened in 2011).
(2) Based on operating statements provided by the borrower.
(3)  Penetration Factor is calculated based on data provided in the appraisal for the competitive set and based on operating statements provided by the borrower for the Holiday Inn Express Orange Beach.

Operating History and Underwritten Net Cash Flow
	2008	2009	2010	2011	Underwritten	Per Room	% of Total Revenue
Occupancy	67.5%	65.9%	64.7%	71.8%	71.8%
ADR	$144.22	$143.41	$130.47	$142.45	$142.45
RevPar	$97.33	$94.50	$84.41	$102.25	$102.25

Room Revenue	$15,525,243	$15,073,359	$13,463,999	$16,309,824	$16,309,824	$37,322	97.0%
Other Revenue	547,734	547,324	456,034	510,582	510,582	1,168	3.0
Total Revenue	$16,072,977	$15,620,683	$13,920,033	$16,820,406	$16,820,406	$38,491	100.0%

Departmental Expenses	3,637,538	3,473,041	3,150,763	3,811,852	3,811,852	8,723	22.7%
Departmental Profit	$12,435,439	$12,147,642	$10,769,270	$13,008,554	$13,008,554	$29,768	77.3%

Operating Expenses	4,119,262	4,110,224	3,796,370	4,304,888	4,304,888	9,851	25.6
Gross Operating Profit	$8,316,177	$8,037,418	$6,972,900	$8,703,666	$8,703,666	$19,917	51.7%

Fixed Expenses	1,064,951	810,111	772,327	733,548	759,994	1,739	4.5
Management Fee	670,096	469,655	431,387	574,595	504,612	1,155	3.0
Franchise Fee	747,665	731,835	652,446	862,434	862,244	1,973	5.1
FF&E	642,919	624,827	556,801	672,816	672,816	1,540	4.0
Total Other Expenses	$3,125,631	$2,636,428	$2,412,961	$2,843,393	$2,799,666	$6,407	16.6%

Net Operating Income	$5,190,546	$5,400,990	$4,559,939	$5,860,273	$5,904,000	$13,510	35.1%
Net Cash Flow	$5,190,546	$5,400,990	$4,559,939	$5,860,273	$5,904,000	$13,510	35.1%

Property Management. The property is managed by Innisfree Hotels Inc., an affiliate of the sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 5 – Innisfree Hotel Portfolio

Escrows and Reserves. The borrowers deposited $135,644 in escrow for annual real estate taxes at loan origination and are required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $24,329. The borrowers also deposited $185,685 in escrow for insurance at loan origination and are required to escrow (i) 1/12 of the annual insurance premiums monthly or (ii)  to the extent any coverage is being maintained under a blanket insurance policy approved by lender, 1/12 of the product of (x) 125% and (y) the annual insurance premiums allocable to the properties in order to accumulate sufficient funds to pay all such insurance premiums. The current monthly escrow for insurance premiums equates to $46,421. If any of the insurance policies are subject to an approved premium finance agreement, the lender will release, absent an event of default, a portion of the insurance reserve allocable to the required payment under such agreement upon receipt of evidence that the borrowers have paid such amount for the succeeding quarterly period. The borrowers are required to deposit 4% of monthly gross revenues each month in the FF&E reserve.  An upfront ground rent reserve in the amount of $35,000 (calculated as approximately 110% of the highest monthly percentage rent payment due under the ground lease in 2011) was taken at loan origination with respect to the Hilton Garden Inn – Orange Beach property. The borrowers are required to deposit on a monthly basis an amount sufficient to make the associated monthly payment under the ground lease, provided, however, so long as (i) no event of default or Cash Management Event (as defined below) has occurred and is continuing and (ii) the borrowers have paid all ground rent directly to the ground lessor and the borrowers provide the lender with evidence of the payment of the prior month’s ground rent payment, the borrowers are not required to make deposits to the ground rent reserve. A seasonality reserve was also established at loan origination to fund shortfalls of mortgage and mezzanine loan debt service, reserves and operating expenses during low season at the properties.  During the term of the loan, the borrowers will be required to make monthly deposits into the seasonality reserve during the high season months based upon the following schedule: May - $185,000, June - $185,000, July - $650,000, August - $650,000, and September - $180,000, with a cumulative amount of $1,850,000 being swept during the high season months.  The franchise agreements for the Hilton Garden Inn – Orange Beach property and the Holiday Inn Express – Orange Beach property expire in July 2017 and June 2018, respectively. On the date that is 18 months prior to the expiration of the respective franchise agreements, all excess cash flow will be swept into a PIP reserve (a “PIP Reserve Trigger”). The lender will deposit into the PIP reserve all excess cash until such time as (i) the borrower has delivered either a renewal of the expiring franchise agreement or a replacement franchise agreement for that property in form and substance acceptable to the lender for a term of at least 10 years, (ii) the borrower has delivered, if required by the franchisor, an acceptable property improvement plan (“PIP”), (iii) the borrower has delivered an acceptable comfort letter from the applicable franchisor and (iv) 125% of the cost of the PIP, as determined based on the average of two cost bids for the PIP work acceptable to lender (the “PIP Reserve Amount”), is accumulated in the PIP reserve or deposited by borrower into the PIP reserve ((i) through (iv) the “Cure Conditions”).  Upon determination of the PIP Reserve Amount, the borrower may request funds held in the FF&E reserve in excess of $1.0 million to be reallocated to such PIP reserve.  Funds in the PIP reserve may be used to pay for all costs associated with the PIP.  Upon receipt of documentation from the respective franchisor stating that all PIP work is complete, and satisfaction of the Cure Conditions, excess proceeds in the PIP reserve will first be used to refill the FF&E reserve to the extent funds were drawn from the FF&E reserve, and any excess proceeds after refilling the FF&E reserve will be released to the borrowers so long as no event of default or Cash Management Event has occurred and remains uncured.

Lock Box / Cash Management. The Innisfree Hotel Portfolio loan is structured with a CMA lockbox and springing cash management. Each account debtor and each credit card clearing bank will be required to remit all amounts due with respect to the property directly to a clearing account controlled by the lender during the term of the loan. All funds in the lockbox account are swept daily to the borrowers. Cash management will spring upon the occurrence of a “Cash Management Event”, which will occur if and when: (i) an event of default occurs under the loan or the property management agreement (“Default Trigger”), (ii) DSCR for the properties falls below 1.215x (“DSCR Cash Management Trigger”), (iii) the property manager (or such manager’s parent, if applicable) becomes insolvent and/or files for bankruptcy (“Manager Event”) or (iv) a PIP Reserve Trigger occurs, as described under the heading “Escrows and Reserves” above.  In the event that there is a Cash Sweep Event, all excess cash flow will be trapped. A “Cash Sweep Event” means the occurrence of (i) a Default Trigger, (ii) DSCR for the properties falls below 1.114x (“DSCR Sweep Trigger”), (iii) a Manager Event, or (iv) a PIP Reserve Trigger.

Release of Properties. The borrower has the right to a release of an individual property (a “Release Property”) from the cross-collateralization provisions of the mortgage, a severance of the mortgage loan and a partial assumption of the portion of the mortgage loan to be secured by the Release Property, all in connection with a third-party, arms-length sale of the Release Property, provided the following conditions are met for the first release: (i) no event of default exists, (ii) a Combined LTV of the Release Property no greater than 63%, (iii) a Combined LTV of the remaining crossed properties no greater than 63%, (iv) a Combined DSCR of the Release Property no less than 1.43x, (v) a Combined DSCR of the remaining crossed properties no less than 1.43x, (vi) the purchaser of the Release Property assumes the relevant portion of the mortgage loan subject to the lender’s customary loan assumption requirements, and (vii) payment of all other costs and expenses of the lender in connection with the release. The conditions for the second release are: (i) no event of default, (ii) a Combined LTV of the Release Property no greater than 60%, (iii) a Combined LTV of the remaining property no greater than 60%, (iv)  a Combined DSCR of the Release Property no less than 1.50x, (v) a Combined DSCR of the remaining property no less than 1.50x, (vi) the purchaser of the Release Property assumes the relevant portion of the mortgage loan subject to lender’s customary loan assumption requirements, and (vii) payment of all other costs and expenses of lender in connection with the release.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 5 – Innisfree Hotel Portfolio

The release of any property from the cross-collateralization provisions (as detailed above) will require the borrower to pay down the mortgage loan in an amount equal to 25% of the allocated loan amount for the Release Property and to pay a yield maintenance charge. In connection with the release of any property from the cross collateralization provisions, there will also be a similar requirement to pay down the mezzanine loan. The borrower must also pay for any assumption fees.

References to the “Combined LTV” and “Combined DSCR” in second preceding paragraph are references to the loan-to-value ratio and debt service coverage ratio, respectively, based upon the respective portions of the mortgage loan and mezzanine loan, collectively, that are to be directly or indirectly secured by either (i) the Release Property or (ii) the remaining property or properties, as the case may be.

Hilton Garden Inn Release Parcel. A 1.30 acre portion along the eastern portion of the Hilton Garden Inn – Orange Beach property is included in the collateral (the “HI PB Release Parcel”).  The HI PB Release Parcel currently houses a miniature golf operation and landscaped areas.  The HI PB Release Parcel may be released from the collateral upon request from the borrowers, without payment of any consideration, subject to certain conditions, including no event of default, proper subdivision, conformance with zoning, and other standard lender requirements.

Additional Debt. A mezzanine loan of $4.0 million secured by the equity interest in the borrower was provided by an affiliate of LCF. The mezzanine loan has a coterminous maturity with the mortgage loan. The total debt of $57.0 million will amortize based on a 30-year schedule. The mortgage loan and the mezzanine loan, together have a Cut-off Date LTV equal to 63.4%, a Maturity Date LTV equal to 53.8%, a UW DSCR equal to 1.43x and an UW NCF Debt Yield equal to 10.4%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 6 – The Summit Las Colinas

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 6 – The Summit Las Colinas

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 6 – The Summit Las Colinas

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$35,100,000	Title:	Fee
Cut-off Date Principal Balance:	$34,970,698	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	3.1%	Net Rentable Area (SF):	373,874
Loan Purpose:	Acquisition	Location:	Irving, TX
Borrower:	Rosemont Summit Operating LLC	Year Built/Renovated:	1984 / 2004
Sponsor:	Rosemont Realty, LLC	Occupancy:	86.0%
Interest Rate:	5.99000%	Occupancy Date:	1/24/2012
Note Date:	11/22/2011	Number of Tenants:	31
Maturity Date:	12/1/2021	2009 NOI:	$3,370,120
Interest-only Period:	None	2010 NOI:	$3,514,990
Original Term:	120 months	2011 NOI(1):	$3,598,735
Original Amortization:	360 months	UW Economic Occupancy:	85.0%
Amortization Type:	Balloon	UW Revenues(2):	$8,315,228
Call Protection:	L(28),Def(90),O(2)	UW Expenses:	$3,994,113
Lock Box:	Hard	UW NOI(2):	$4,321,115
Additional Debt:	N/A	UW NCF(2):	$3,834,165
Additional Debt Balance:	N/A	Appraised Value:	$49,000,000
Additional Debt Type:	N/A	Appraisal Date:	10/20/2011

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$94
Taxes:	$0	$130,356	N/A	Maturity Date Loan/SF:	$80
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	71.4%
Replacement Reserves:	$4,692	$4,692	N/A	Maturity Date LTV:	60.7%
TI/LC:	$37,500	$37,500	$1,350,000	UW NCF DSCR:	1.52x
Other:	$2,372,092	$0	N/A	UW NOI Debt Yield:	12.4%

(1) 2011 represents the trailing twelve month period ending November 30, 2011. Full year 2011 statements are not available due to the timing of the acquisition of the property.
(2) UW Revenues, UW NOI and UW NCF are inclusive of full contractual rent for all tenants in occupancy, regardless of whether or not the respective tenants are currently receiving free rent. LaSalle Equity leases 22,349 square feet and is receiving free rent through May 31, 2012 and Tricolor Auto Group, LLC leases 12,901 square feet and is receiving free rent through April 30, 2012. A free rent reserve of $242,767 was taken at closing for both tenants and will be released to borrower on a monthly basis pursuant to the loan agreement.
(3) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The Summit Las Colinas loan has an outstanding principal balance of approximately $35.0 million and is secured by a first mortgage lien on a 373,874 square foot Class A office building located in Irving, Texas. The ten year fixed rate loan amortizes based on a 30-year schedule. Proceeds of the loan, along with approximately $18.6 million of additional borrower equity, were used to finance the acquisition of the property, fund reserves of approximately $2.4 million and pay closing costs of $2.7 million.

The Borrower. The borrowing entity for the loan is Rosemont Summit Operating LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Rosemont Realty, LLC (“Rosemont”). Rosemont is a fully integrated property acquisition and management company that currently has a portfolio spanning 28 states totaling approximately 16 million square feet of predominantly office space, including 35 properties in the state of Texas. Since 1991, Rosemont has acquired over 30 million square feet of commercial space across the United States with a focus on assets in secondary growth markets. As of June 30, 2011, the company had total assets of $249.1 million. Rosemont is a repeat J.P. Morgan and CMBS borrower, having closed loans totaling approximately $200.2 million since 2010.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 6 – The Summit Las Colinas

The Property. The Summit Las Colinas is a 373,874 square foot Class A office building located in the Las Colinas/DFW Freeport submarket of Irving, Texas. The property, a 19-story Energy Star rated and LEED certified building, is situated on approximately 4.1 acres and also includes a detached one-story retail building that contains a nine-level parking garage on top. Many of the property’s amenities, including the fitness center, conference center and a café are located in the adjacent retail/parking building. JPMorgan Chase Bank, N.A. (“JPMCB”) is the largest tenant at the property, occupying 17.7% of the net rentable area, and has a lease expiration of November 30, 2014. JPMCB is the consumer and commercial banking unit of J.P. Morgan Chase & Co. (NYSE: JPM), a leading global financial services firm with assets of over $2.2 trillion. For additional information regarding JPMCB’s various roles in the JPMCC 2012-C6 transaction, please see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in the Free Writing Prospectus. JPMCB is currently subleasing 20,954 square feet of its total 65,993 square feet to Regus Executive Suites. The second largest tenant, Insperity Support Services, L.P. (NYSE: NSP), offers full service human resources, recruiting services, performance management, retirement services, insurance services and organizational planning to small and mid-size businesses. Insperity Support Services, L.P. occupies 13.0% of the net rentable area and has a lease expiration of October 31, 2016.

The property is located in the Urban Center of Las Colinas, a master planned mixed-use development, in Irving, Texas along John W. Carpenter Freeway (State Highway 114). John W. Carpenter Freeway provides regional access to local interstates and attractions including downtown Dallas, approximately 13 miles southeast of the property, and Dallas Fort Worth International Airport approximately, 12 miles northwest of the property. The property is located along the Dallas Area Rapid Transportation orange line that is currently under construction between DFW Airport and downtown Dallas. The property is located within walking distance of one of the new orange line stations that is expected to open in 2012. According to the appraiser, the property is located in the Las Colinas/DFW Freeport submarket which is the largest non-central business district submarket in Dallas with approximately 27.3 million square feet. As of June 2011, the Las Colinas/DFW Freeport submarket consisted of 37 buildings totaling approximately 10.5 million square feet of Class A office space with an average vacancy of 18.9% and asking rents of $22.72 per square foot. Additionally the appraiser provided six comparable properties that serve as the competitive set for the property. The comparable properties range from 134,592 to 844,113 square feet and were constructed between 1979 and 1988. The competitive set had an average rent per square foot of $18.93 to $21.21 and an average vacancy rate of 21.4%. The appraiser concluded a market rent for office space at the property of approximately $21.50.

Historical and Current Occupancy
2009	2010	2011	Current(1)
87.7%	89.6%	91.6%	86.0%
(1) Current Occupancy is as of January 24, 2012.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
JPMorgan Chase Bank, N.A.	Aa3 / A / AA-	65,993(3)	17.7%	$20.12	11/30/2014
Insperity Support Services, L.P.	NA / NA / NA	48,612	13.0%	$24.00	10/31/2016
Dow Jones & Company	NA / NA / BBB+	23,216	6.2%	$23.77	5/31/2014
Felcor Lodging Trust	B3 / B- / NA	22,968	6.1%	$22.59	11/30/2016
LaSalle Equity	NA / NA / NA	22,349	6.0%	$19.74	5/31/2019(4)
Highgate Holdings	NA / NA / NA	19,840	5.3%	$23.50	10/31/2017(5)
Ackerman McQueen, Inc.	NA / NA / NA	18,361	4.9%	$23.06	7/31/2013
Tricolor Auto Group, LLC	NA / NA / NA	12,901	3.5%	$21.92	7/31/2016
Adea, Inc.	NA / NA / NA	11,106	3.0%	$25.00	1/31/2014
Crown Imports, LLC	NA / NA / NA	8,328	2.2%	$22.29	12/31/2017(6)
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) JPMorgan Chase Bank, N.A. is currently subleasing 20,954 square feet of its space to Regus Executive Suites.
(4) LaSalle Equity has the right to terminate its lease on March 31, 2016 with nine months notice, subject to a termination fee equal to the sum of approximately $114,436 and the landlord’s unamortized leasing costs.
(5) Highgate Holdings has the right to terminate between 50% and 100% of the space demised under its lease on September 30, 2013 subject to a termination fee equal to the unamortized portion of the leasing costs associated with the most recent lease amendment.
(6) Crown Imports, LLC has two leases at the property and the lease expiration date listed above reflects the expiration date of the larger space that Crown Imports, LLC occupies. In total, Crown Imports, LLC has 2,390 square feet expiring on June 30, 2015 and 5,938 square feet expiring on December 31, 2017. Crown Imports, LLC has the right to terminate its lease on the 5,938 square foot space on December 31, 2012 and June 30, 2015, with nine months notice, subject to a termination fee equal to terms specified in its lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 6 – The Summit Las Colinas

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	52,381	14.0%	NAP	NAP	52,381	14.0%	NAP	NAP
2012 & MTM	6	12,638	3.4	$44,066	0.6%	65,019	17.4%	$44,066	0.6%
2013	8	54,053	14.5	1,254,939	18.2	119,072	31.8%	$1,299,005	18.8%
2014	5	110,388	29.5	2,405,926	34.8	229,460	61.4%	$3,704,931	53.6%
2015	3	9,842	2.6	215,619	3.1	239,302	64.0%	$3,920,550	56.8%
2016	9	128,634	34.4	2,854,868	41.3	367,936	98.4%	$6,775,418	98.1%
2017	1	5,938	1.6	132,340	1.9	373,874	100.0%	$6,907,758	100.0%
2018	0	0	0.0	0	0.0	373,874	100.0%	$6,907,758	100.0%
2019	0	0	0.0	0	0.0	373,874	100.0%	$6,907,758	100.0%
2020	0	0	0.0	0	0.0	373,874	100.0%	$6,907,758	100.0%
2021	0	0	0.0	0	0.0	373,874	100.0%	$6,907,758	100.0%
2022	0	0	0.0	0	0.0	373,874	100.0%	$6,907,758	100.0%
2023 & Beyond	0	0	0.0	0	0.0	373,874	100.0%	$6,907,758	100.0%
Total	32	373,874	100.0%	$6,907,758	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2009	2010	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$5,849,471	$5,781,050	$5,891,071	$6,907,754	$18.48	73.6%
Vacant Income	0	0	0	1,127,302	3.02	12.0
Gross Potential Rent	$5,849,471	$5,781,050	$5,891,071	$8,035,056	$21.49	85.7%
Total Reimbursements	1,144,007	611,300	982,188	1,345,045	3.60	14.3
Net Rental Income	$6,993,478	$6,392,350	$6,873,259	$9,380,101	$25.09	100.0%
(Vacancy/Credit Loss)	0	0	0	(1,407,015)	(3.76)	(15.0)
Other Income	325,381	306,683	374,669	342,142	0.92	3.6
Effective Gross Income	$7,318,859	$6,699,033	$7,247,928	$8,315,228	$22.24	88.6%

Total Expenses	$3,948,739	$3,184,043	$3,649,194	$3,994,113	$10.68	48.0%

Net Operating Income	$3,370,120	$3,514,990	$3,598,735	$4,321,115	$11.56	52.0%

Total TI/LC, Capex/RR	0	0	0	486,949	1.30	5.9
Net Cash Flow	$3,370,120	$3,514,990	$3,598,735	$3,834,165	$10.26	46.1%
(1) 2011 represents the trailing twelve month period ending November 30, 2011.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3) UW Rents in Place are inclusive of full contractual rent for all tenants in occupancy, regardless of whether or not the respective tenants are currently receiving free rent. LaSalle Equity leases 22,349 square feet and is receiving free rent through May 31, 2012 and Tricolor Auto Group, LLC leases 12,901 square feet and is receiving free rent through April 30, 2012. A free rent reserve of $242,767 was taken at closing for both tenants and will be released to borrower on a monthly basis pursuant to the loan agreement.

Property Management. The property will be managed by Rosemont Property Management of Texas, LLC, a subsidiary of the sponsor.

Escrows and Reserves. At closing, the borrower was required to deposit into escrow $2,075,000 for required repairs at the property, $242,767 for outstanding free rent credits and $54,325 for outstanding tenant improvements allowances. The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $130,356 monthly. The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured in accordance with the loan documents. At origination and on a monthly basis thereafter, the borrower is required to deposit $37,500 to the tenant improvement/leasing commission reserve and $4,692 to the replacement reserve. The tenant improvement/leasing commission reserve is capped at $1,350,000.

Lock Box / Cash Management. The loan is structured with a Hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account in excess of a specified amount are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent (i) the DSCR falls below 1.10x, (ii) there is an event of default under the loan documents or (iii) the borrower or property manager becomes party to a bankruptcy, insolvency or similar action, then all excess cash flow will be trapped and held as additional collateral for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C6

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 7 – GTECH Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 7 – GTECH Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 7 – GTECH Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 7 – GTECH Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$34,500,000	Title:	Leasehold
Cut-off Date Principal Balance:	$34,500,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	3.0%	Net Rentable Area (SF):	199,558
Loan Purpose:	Acquisition	Location:	Providence, RI
Borrower:	10 Memorial Boulevard	Year Built/Renovated:	2006 / N/A
	Owner LLC	Occupancy:	92.3%
Sponsors:	Brandon D. Kelly, Scott R. Kelly	Occupancy Date:	2/13/2012
Interest Rate(1):	5.09400%	Number of Tenants:	10
Note Date:	3/30/2012	2009 NOI:	$3,325,789
Anticipated Repayment Date(1):	4/1/2022	2010 NOI:	$3,492,433
Interest-only Period:	60 months	2011 NOI(2):	$4,062,151
Original Term(3):	120 months	UW Economic Occupancy:	92.4%
Original Amortization:	360 months	UW Revenues:	$7,503,321
Amortization Type:	ARD-IO-Balloon	UW Expenses:	$3,132,926
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW NOI(2):	$4,370,395
Lock Box:	CMA	UW NCF:	$4,094,686
Additional Debt:	N/A	Appraised Value:	$54,000,000
Additional Debt Balance:	N/A	Appraisal Date:	2/27/2012
Additional Debt Type:	N/A

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$173
Taxes:	$91,667	$91,667	N/A	ARD Balance/SF:	$160
Insurance:	$4,691	$4,691	N/A	Cut-off Date LTV:	63.9%
Replacement Reserves:	$3,328	$3,328	N/A	ARD LTV:	59.0%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.82x
Other:	$148,125	$30,000	N/A	UW NOI Debt Yield:	12.7%

(1) The loan will be structured with an ARD of 120 months after the initial payment date. In the event that the loan is not paid off on or before the ARD (as defined below), the borrower is required to make monthly payments to the lender of principal and interest in the amount of an assumed constant amount calculated using the current outstanding principal balance of the loan, the loan’s initial interest rate of 5.09400% (the “Initial Interest Rate”), and a 30-year amortization schedule, such payment to be applied to interest in an amount equal to interest that would have accrued on the outstanding principal balance of the loan (without adjustment for accrued interest) at the Initial Interest Rate and the remainder to the principal balance of the loan and additional interest will accrue based on a step up in the interest rate of 3.00% per annum plus the greater of (i) the Initial Interest Rate, and (ii) the 10 year swap yield as of the ARD plus 5.00% per annum, provided, however, that in no event shall the revised Interest Rate exceed the Initial Interest Rate plus 5.00%.
(2) UW NOI is higher than the historical NOI’s due to rent escalations, the expiration of free rent periods and increased underwritten parking income.
(3) Represents initial loan term to the ARD. The final maturity date of the loan is 4/1/2042.
(4) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The GTECH Center loan has an outstanding principal balance of $34.5 million and is secured by a first lien mortgage on a leasehold interest in a Class A office building located in Providence, Rhode Island. The 199,558 square foot property was developed in 2006. The loan is structured with a ten year term to its anticipated repayment date (“ARD”) of April 1, 2022, and has a final maturity date of April 1, 2042. The loan requires interest only payments for the first five years and subsequently amortizes based on a 30-year schedule. The borrower is owned by a joint venture between R.J. Kelly Co., Inc. (“R.J. Kelly”) and Independencia S.A. The proceeds of the loan, sponsor equity of approximately $18.0 million and seller credits of approximately $302,105 were used to acquire the property from USAA Real Estate Company for $51.5 million and pay closings costs of $737,495 and fund upfront reserves of $247,811.

The Borrower. The borrowing entity for the loan is 10 Memorial Boulevard Owner LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsors and nonrecourse carve-out guarantors are Brandon D. Kelly and Scott R. Kelly of R.J. Kelly, a Massachusetts-based developer and manager of commercial real estate. Brandon D. Kelly is the President and CEO of R.J. Kelly and Scott R. Kelly is the Senior Vice President. Since its founding in 1951, R.J. Kelly has developed and/or acquired in excess of five million square feet of real estate, primarily commercial, across New England. The company is an integrated real estate company with internal capabilities in leasing/managing, investment/development and construction. The borrower is owned by a joint venture comprised of entities affiliated with R.J. Kelly (10%) and Independencia S.A. (90%). Independencia S.A. is a Chilean real estate investment fund that has a portfolio of approximately 23 U.S. commercial real estate investments, including several properties in the greater Boston area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 7 – GTECH Center

The Property. The GTECH Center is a 199,558 square foot Class A office building located the intersection of Memorial Boulevard and Francis Street in downtown Providence, Rhode Island. Constructed in 2006 as the world headquarters of GTECH Corporation, the 10-story building includes an approximately 250-space parking garage on the second through fourth floors. The ground floor consists of the property’s main lobby, a designated entrance for GTECH, Ruth’s Chris Steak House and a Fidelity Brokerage Services branch. The typical floor plate is approximately 28,500 square feet and site area totals 1.643 acres. The GTECH Center is located in the northern portion of downtown Providence adjacent to the entrance to I-95 and in close proximity to the Providence Place Mall and the Providence Amtrak station. GTECH Center is also located within walking distance from Johnson & Whales University, the Providence Performing Arts Center, the Rhode Island Convention Center, the Dunkin Donuts Center and the State Capitol.

As of February 13, 2012, the property was 92.3% occupied by nine tenants and the management office. Approximately 72.8% of the net rentable area is occupied by investment grade tenants or their affiliates. The largest tenant is GTECH Corporation (“GTECH”), which moved into the property as its headquarters in 2007 and accounts for 58.8% of the net rentable area. GTECH is an operator and provider of a range of services, technology and products to government sponsored online, instant and traditional lotteries. The company is a subsidiary of Italy-based Lottomatica S.p.A. GTECH may terminate its lease any time after June 30, 2023 if its contract with the Rhode Island State Lottery is not renewed, with a payment of a termination fee equal to six months of rent and reimbursements under its lease or approximately $3.0 million. GTECH’s lease is structured as a triple net lease, which includes a contribution for ground lease payments. GTECH is responsible for paying for $240,000 of the current annual $360,000 ground rent expense. GTECH’s lease provides contractual rent esclations of 2.0% per annum and the tenant has two, ten year lease extension options. The second largest tenant, Columbia Management, a subsidiary of Ameriprise Financial, Inc. (“Ameriprise”), was founded over 100 years ago and, as of December 31, 2011, was the eighth largest U.S. based manager of long-term mutual fund assets. Ameriprise is a holding company that operates in the areas of advice and wealth management, asset management, annuities and protection. As of April 2, 2012, Amerprise (NYSE: AMP) closed at $57.76 per share and had a market capitalization of approximately $12.8 billion. Ruth’s Chris Steak House (“Ruth’s Chris”) is a subsidiary of Ruth’s Hospitality Group, Inc. (Nasdaq: RUTH) and occupies 10,178 square feet of retail space at the property. As of December 25, 2011, the company operated 153 restaurants, including 63 company-owned Ruth’s Chris Steak House restaurants, 68 Ruth’s Chris Steak House franchised restaurants, 19 company-owned Mitchell’s Fish Markets, and 3 company-owned Cameron’s Steakhouse restaurants.

According to the appraiser, the property is located within the Capital Center submarket, which is part of the downtown Providence office market. The downtown Providence office market consists of approximately 6.2 million square feet and, as of year end 2011, had a vacancy rate of 16.0%, down from 18.9% at the end of 2010. The overall Downtown Providence Class A office market vacancy rate is at 15.0% and the average Class A asking rent is $30.05 per square foot. The Capital Center submarket consists of approximately 615,190 square feet with an average vacancy rate of 16.8% and an average lease rate of $31.70. In 2011, there was positive net absorption of 10,582 square feet in the Capital Center submarket. The appraiser identified eight Class A office properties located within Providence that serve as a competitive set for the property. The properties range from 134,949 to 390,000 square feet and were constructed between 1927 and 2009. The competitive set has a weighted average occupancy rate of 93.5%.

Historical and Current Occupancy
2009	2010	2011	Current(1)
74.9%	76.5%	91.3%	92.3%
(1) Current Occupancy is as of February 13, 2012.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Type	Lease Expiration Date
GTECH Corporation	Baa3 / BBB- / NA	117,315	58.8%	$24.79	NNN	7/31/2027(3)
Columbia Management	A3 / A / A-	20,535	10.3%	$28.56	Modified Gross	3/31/2018
Ruth’s Chris Steak House	NA / NA / NA	10,178	5.1%	$19.80(4)	NNN	12/31/2014
Koffler Real Estate, LLC	NA / NA / NA	8,508	4.3%	$36.50	Modified Gross	2/28/2018
Fidelity Brokerage Services	A2 / A+ / NA	7,332	3.7%	$38.00	NNN	9/30/2016(5)
Brown Rudnick LLP	NA / NA / NA	6,357	3.2%	$29.87	Modified Gross	4/30/2018
East Hill Holding Co.	NA / NA / NA	5,941	3.0%	$41.00	Modified Gross	10/31/2015
Virtus Group	NA / NA / NA	4,111	2.1%	$30.60	Modified Gross	9/30/2020
Rockland Trust Co.	NA / NA / NA	3,623	1.8%	$32.00	Modified Gross	1/31/2017
(1) Based on the underwritten rent roll. Tenant Summary chart does not present information relating to the Management Office, which occupies 210 square feet.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) GTECH may terminate its lease on or any time after June 30, 2023 if its contract with the Rhode Island State Lottery is not renewed with the payment of a termination fee equal to six months of rent and reimbursements under its lease, which is estimated to equal approximately $3.0 million. In the event that GTECH terminates, its termination fee would be deposited into the lease termination reserve account.
(4) Ruth’s Chris is currently paying rent of $100,000 per annum plus percentage rent equal to 50.0% of their operating income. 2011 year-end operating income for Ruth’s Chris was approximately $203,135. Underwritten NOI and NCF is inclusive of both components of Ruth’s Chris’s required rent payments.
(5) Fidelity Brokerage Services (“Fidelity”) may terminate its lease any time after September 1, 2013 with six months notice and a fee equal to six months rent plus unamortized leasing costs. In the event that Fidelity terminates, its termination fee would be deposited into the lease termination reserve account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 7 – GTECH Center

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Square Feet Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	15,448	7.7%	NAP	NAP	15,448	7.7%	NAP	NAP
2012 & MTM	0	0	0.0	$0	0.0%	15,448	7.7%	$0	0.0%
2013	0	0	0.0	0	0.0	15,448	7.7%	$0	0.0%
2014	1	10,178	5.1	100,000	2.1	25,626	12.8%	$100,000	2.1%
2015	1	5,941	3.0	243,581	5.0	31,567	15.8%	$343,581	7.1%
2016	1	7,332	3.7	278,616	5.7	38,899	19.5%	$622,197	12.8%
2017	1	3,623	1.8	115,936	2.4	42,522	21.3%	$738,133	15.2%
2018	3	35,400	17.7	1,086,906	22.4	77,922	39.0%	$1,825,039	37.6%
2019	0	0	0.0	0	0.0	77,922	39.0%	$1,825,039	37.6%
2020	1	4,111	2.1	125,797	2.6	82,033	41.1%	$1,950,836	40.1%
2021	0	0	0.0	0	0.0	82,033	41.1%	$1,950,836	40.1%
2022	0	0	0.0	0	0.0	82,033	41.1%	$1,950,836	40.1%
2023 & Beyond	2	117,525	58.9	2,908,238	59.9	199,558	100.0%	$4,859,074	100.0%
Total	10	199,558	100.0%	$4,859,074	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	Underwritten	Per Square Foot	%(1)
Rents in Place	$3,882,014	$3,930,618	$4,636,991	$4,859,074	$24.35	64.3%
Vacant Income	0	0	0	397,676	1.99	5.3
Gross Potential Rent	$3,882,014	$3,930,618	$4,636,991	$5,256,750	$26.34	69.6%
Total Reimbursements(2)	1,614,062	1,893,925	2,031,468	2,297,663	11.51	30.4
Net Rental Income	$5,496,076	$5,824,543	$6,668,459	$7,554,413	$37.86	100.0%
(Vacancy/Credit Loss)	0	0	0	(614,086)	(3.08)	(8.1)
Other Income(3)	525,224	425,799	384,508	562,994	2.82	7.5
Effective Gross Income(4)	$6,021,300	$6,250,342	$7,052,967	$7,503,321	$37.60	99.3%

Total Expenses	$2,695,511	$2,757,909	$2,990,815	$3,132,926	$15.70	41.8%

Net Operating Income	$3,325,789	$3,492,433	$4,062,151	$4,370,395	$21.90	58.2%

Total TI/LC, Capex/RR	0	0	0	275,708	1.38	3.7
Net Cash Flow	$3,325,789	$3,492,433	$4,062,151	$4,094,686	$20.52	54.6%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2) Underwritten Total Reimbursements are inclusive of $101,567 for percentage rent for Ruth’s Chris, which equates to 50% of Ruth’s Chris Steak House’s 2011 operating income.
(3) Other Income is comprised of parking income.
(4) Effective Gross Income is higher than the historical NOI’s due to rent escalations, the expiration of free rent periods and increased underwritten parking income.

Ground Lease.  The borrower has a leasehold interest in the property. The ground lease commenced April 1, 2004 for a term of 149 years and expires on March 31, 2153. Ground rent due under the ground lease is currently $360,000 annually and ground rent increases 5% every five years through March 31, 2031 with the next escalation occurring in April 2016. From April 1, 2031 through the ground lease expiration date, ground rent is determined based on a formula that either corresponds to CPI or the fair market value of the vacant land (without the value of any of the improvements constructed thereon).

Property Management. GTECH Center is managed by R.J. Kelly, an affiliate of the sponsors and borrower.

Escrows and Reserves. At closing, the borrower was required to deposit $91,667 in escrow for real estate taxes and is required to escrow 1/12 of the annual estimated tax payments monthly, which is currently $91,667. The borrower was required to deposit $118,125 in escrow at closing for deferred maintenance. At closing, the borrower also was required to deposit $4,691 in escrow for insurance, $3,328 for replacement reserves and $30,000 for ground rent. On a monthly basis, the borrower is required to escrow monthly ground rent payments (currently $30,000) and 1/12th of estimated annual insurance premiums (currently $4,691) as well as $3,328 for replacement reserves. In the event that any tenant at the property terminates its lease and pays any consideration in connection with such termination, the borrower is required to pay to the lender the termination fees which will be retained by the lender in a lease termination fee reserve. Funds in the lease termination fee reserve may be used by the borrower to pay for approved tenant improvement and leasing commission obligations incurred by the borrower in connection with re-letting space vacated by a tenant that paid a lease termination fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 7 – GTECH Center

Lock Box / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to set up a lockbox account at closing and to send tenant direction letters to all tenants instructing them to deposit all rent and reimbursement payments into the lockbox account controlled by the lender. However, funds in the lockbox account are returned to an account designated by the borrower until the occurrence of a Cash Sweep Event (as defined below). In the event of a Cash Sweep Event, the borrower will establish a segregated cash management account to be held in trust and for the benefit of lender. Lender will have a first priority security interest in the cash management account. “Cash Sweep Event” means the occurrence of: (i) an event of default; (ii) any bankruptcy action of the borrower or manager; (iii) the DSCR based on the trailing three month period immediately preceding the date of such determination falling below 1.25x or (iv) the payment date that is one month prior to the ARD (March 1, 2022).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C6

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 8 – Interventure Industrial Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 8 – Interventure Industrial Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 8 – Interventure Industrial Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Portfolio
Original Principal Balance:	$30,000,000	Title:	Fee
Cut-off Date Principal Balance:	$30,000,000	Property Type - Subtype:	Industrial - Various
% of Pool by IPB:	2.6%	Net Rentable Area (SF):	788,292
Loan Purpose:	Refinance	Location:	Various, OH
Borrower:	Cleveland Owner Corp.	Year Built/Renovated:	Various / N/A
Sponsor:	Prism Industrial Holdings LLC	Occupancy(1):	90.4%
Interest Rate:	5.59400%	Occupancy Date:	1/1/2012
Note Date:	3/12/2012	Number of Tenants(1):	5
Maturity Date:	4/1/2022	2009 NOI:	$3,779,964
Interest-only Period:	None	2010 NOI:	$3,755,840
Original Term:	120 months	2011 NOI:	$3,514,549
Original Amortization:	300 months	UW Economic Occupancy:	90.0%
Amortization Type:	Balloon	UW Revenues(2):	$4,156,484
Call Protection:	L(24),Grtr1%orYM(92),O(4)	UW Expenses:	$1,058,122
Lock Box:	Hard	UW NOI(2):	$3,098,362
Additional Debt:	N/A	UW NCF(2):	$2,829,670
Additional Debt Balance:	N/A	Appraised Value:	$41,500,000
Additional Debt Type:	N/A	Appraisal Date:	1/5/2012

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$38
Taxes:	$184,271	$62,318	N/A	Maturity Date Loan/SF:	$29
Insurance:	$8,515	$1,064	N/A	Cut-off Date LTV:	72.3%
Replacement Reserves:	$6,575	$6,575	N/A	Maturity Date LTV:	55.2%
TI/LC:	$16,667	$16,667	Springing	UW NCF DSCR:	1.27x
Other:	$1,903,473	$16,667	Springing	UW NOI Debt Yield:	10.3%

(1) Occupancy and Number of Tenants includes aNETorder, Inc. which recently went dark at the property. aNETorder, Inc., which represents approximately 12.7% of the net rentable area of the portfolio, has been paying rent and has notified the borrower that it intends to remain in compliance with its obligations under the lease. Excluding aNETorder, Inc.’s space, the portfolio is 77.7% physically occupied.
(2) UW Revenues, UW NOI and UW NCF include contractual rent due under aNETorder, Inc.’s lease.
(3) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The Interventure Industrial Portfolio loan has an outstanding principal balance of $30.0 million and is secured by first mortgage liens on four industrial properties totaling approximately 788,292 square feet located in suburban Cleveland, Ohio. The loan proceeds, along with the borrower’s equity contribution of approximately $5.0 million, were used to refinance previously existing debt, net of outstanding reserves, of $32.2 million, fund upfront reserves of approximately $2.1 million and pay closing costs of $654,141. The loan is structured as a Shari’ah compliant loan to comply with Islamic law. For further detail regarding this structure, please refer to “Shari’ah Compliant Loans” in the Free Writing Prospectus.

The Borrower. The borrowing entity for the loan is Cleveland Owner Corp., a Delaware corporation and special purpose entity.

The Sponsor. Interventure Advisors LP (“Interventure”) is acting as advisor for the borrower and nonrecourse carve-out guarantor, Prism Industrial Holdings LLC. Interventure, launched in 2010, is a privately held advisory firm headquartered in New York City that manages approximately 26 million square feet of office, warehouse, industrial and residential properties across the United States. Prism is indirectly owned by two trusts, the beneficiaries of which are certain high net worth individuals and/or families. As of year end 2011, Prism reported total assets of approximately $831.3 million and total liabilities of $582.7 million, resulting in member’s equity of $248.7 million.

The Properties. The Interventure Industrial Portfolio consists of four properties totaling approximately 788,292 square feet, with uses consisting of warehouse/distribution and flex, and are all located in Ohio. Three of the properties are located within a three mile radius of each other in Strongsville, Ohio, approximately 25 miles southwest of Cleveland, and the fourth property is located in Solon, Ohio, approximately 21 miles southeast of Cleveland. The properties were constructed between 1989 and 2005 and range in size from 142,052 to 246,140 square feet. The properties are 90.4% leased and 77.7% physically occupied by four tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 8 – Interventure Industrial Portfolio

According to the appraiser, the Fountain Parkway property is located in the Solon/Glenwillow submarket, which as of the third quarter of 2011 had an industrial vacancy of 8.0% with asking rents ranging from $2.45 to $6.00 per square foot. According to the appraiser, the three remaining properties are located in the Strongsville submarket, which as of the third quarter of 2011 had an industrial vacancy rate of 5.0% with current asking rents ranging from $2.50 to $6.50 per square foot. The loan is structured so that no individual property can be released from the collateral of the loan.

Property Summary

Property	Property Subtype	Location	Allocated Loan Amount	Net Rentable Area (SF)	% Leased	Occupancy	Year Built
Fountain Parkway	Flex	Solon, Ohio	$10,843,373	224,600	100.0%	100.0%	1998
Westwood Drive	Warehouse/Distribution	Strongsville, Ohio	9,397,590	246,140	100.0%	100.0%	1989
Morgan Court	Flex	Strongsville, Ohio	5,349,398	175,500	56.9%(1)	0.0%(1)	2005
Commerce Drive	Warehouse/Distribution	Strongsville, Ohio	4,409,639	142,052	100.0%	100.0%	2002
Total/Weighted Average			$30,000,000	788,292	90.4%	77.7%
(1) Sole tenant at Morgan Court, aNETorder, recently went dark. aNETorder has notified the borrower that it intends to remain in compliance with its obligations under the lease.

Fountain Parkway. Located in Solon, Ohio, the Fountain Parkway property was constructed in 1998 with a total of 224,600 square feet and is 100% occupied by a single tenant, Arrow Electronics (NYSE: ARW). The property was built-to-suit for Arrow Electronics which has been in occupancy since construction and has a lease expiration of January 31, 2016. Arrow Electronics, a global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions, uses this facility as a regional distribution center. Arrow Electronics has a market capitalization of $4.7 billion based on a market share price of $42.04 as of April 2, 2012. Of the total property square footage, approximately 12.7%, or 28,560 square feet, is used as office space. The improvements include 16 loading docks, one of which is a drive-in dock, and approximately 24 foot clear ceiling heights.

Westwood Drive. Located in Strongsville, Ohio, the Westwood Drive property was constructed in 1989 with a total of 246,140 square feet and is 100% occupied by a single tenant, Archway. The property was built-to-suit for a company that Archway acquired in 2009. Archway recently renewed its lease for five years and has a lease expiration of July 31, 2016. Archway, a provider of outsourced marketing supply chain services to business-to-business and business-to-consumer companies in the United States and Canada, uses this facility as a regional distribution center. Of the total property square footage, approximately 6.4%, or 15,785 square feet, is used as office space. The improvements include 23 loading docks, three of which are drive-in docks, and approximately 14 to 33 foot clear ceiling heights.

Morgan Court. Located in Strongsville, Ohio, the Morgan Court property was constructed in 2005 and is 56.9% leased, however, the property is currently unoccupied. The sole tenant at the property, aNETorder, Inc. (“aNETorder”) which leases 99,875 of the 175,500 square feet, recently went dark. aNETorder has lease expirations of February 28, 2014 for 27.8% of the net rentable area and July 31, 2016 for 29.1% of the net rentable area. Despite the fact that it is no longer in occupancy, aNETorder has informed the borrower that it intends to remain in compliance with its obligations under the lease. At closing the borrower escrowed $1.7 million, which represents the remaining rent and reimbursement payments due through expiration under aNETorder’s lease and continues to pay rent. The borrower may obtain disbursements from the escrow upon satisfaction of conditions which are further described in the “Escrows and Reserves” section below. Of the total property square footage, approximately 16.2%, or 28,462 square feet, is used as office space. The improvements include 15 loading docks, two of which are drive-in docks, and approximately 32 foot clear ceiling heights.

Commerce Drive. Located in Strongsville, Ohio, the Commerce Drive property was constructed in 2002 with a total of 142,052 square feet and is 100% occupied by two tenants. The property is 70.5% occupied by Keefe Supply Company and 29.5% occupied by Magna Seating. Keefe Supply Company is the nation’s leading supplier of food products, personal care products and electronics to prison and jail commissaries. Keefe Supply Company recently renewed its lease for five years and has a lease expiration of November 30, 2016. Magna Seating is a leader in the development and manufacture of high quality complete seating systems, seat structure and mechanism solutions as well as foam and trim products for the global automotive industry and has a lease expiration of January 31, 2015. Of the total property square footage, approximately 9.1%, or 12,876 square feet, is used as office space. The improvements include 28 loading docks, four of which are drive-in docks, and approximately 24 foot clear ceiling heights.

Historical and Current Occupancy

2009	2010(1)	2011	Current(2)
100.0%	90.4%	90.4%	90.4%
(1) 2010 Occupancy is not average occupancy. It represents the occupancy as of December 31, 2011.
(2) Current Occupancy is as of January 1, 2012 and includes aNETorder which recently went dark at the property. aNETorder has been paying rent and notified the borrower that it intends to remain in compliance with its obligations under the lease. Excluding aNETorder’s space, the portfolio is 77.7% physically occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 8 – Interventure Industrial Portfolio

Tenant Summary(1)

Tenant	Property Name	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Type	Lease Expiration Date
Archway	Westwood Drive	NA / NA / NA	246,140	31.2%	$3.90	NN(3)	7/31/2016(4)
Arrow Electronics	Fountain Parkway	Baa3 / BBB- / BBB-	224,600	28.5%	$6.50	NNN	1/31/2016
Keefe Supply Company	Commerce Drive	NA / NA / NA	100,172	12.7%	$3.75	NNN	11/30/2016
aNETorder, Inc.(5)	Morgan Court	NA / NA / NA	99,875	12.7%	$4.58	NNN	7/31/2016(6)
Magna Seating	Commerce Drive	Baa2 / BBB+ / NA	41,880	5.3%	$5.15	NNN	1/31/2015
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Tenant is responsible for all common area maintenance and insurance expenses but only pays tax expenses above the amount paid in the base year of the lease.
(4) Archway has the right to terminate its lease on or after July 31, 2014 with nine months notice subject to a termination fee of $142,650.
(5) aNETorder recently went dark at the property. aNETorder has notified the borrower that it intends to remain in compliance with its obligations under the lease.
(6) aNETorder has multiple leases at the property and the lease expiration date listed above reflects the expiration date of the largest space that aNETorder occupies. In total, aNETorder has 48,875 square feet expiring on February 28, 2014 and 51,000 square feet expiring on July 31, 2016.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	75,625	9.6%	NAP	NAP	75,625	9.6%	NAP	NAP
2012 & MTM	0	0	0.0	$0	0.0%	75,625	9.6%	$0	0.0%
2013	0	0	0.0	0	0.0	75,625	9.6%	$0	0.0%
2014	1	48,875	6.2	223,848	6.5	124,500	15.8%	$223,848	6.5%
2015	1	41,880	5.3	215,682	6.2	166,380	21.1%	$439,530	12.7%
2016	4	621,912	78.9	3,029,071	87.3	788,292	100.0%	$3,468,601	100.0%
2017	0	0	0.0	0	0.0	788,292	100.0%	$3,468,601	100.0%
2018	0	0	0.0	0	0.0	788,292	100.0%	$3,468,601	100.0%
2019	0	0	0.0	0	0.0	788,292	100.0%	$3,468,601	100.0%
2020	0	0	0.0	0	0.0	788,292	100.0%	$3,468,601	100.0%
2021	0	0	0.0	0	0.0	788,292	100.0%	$3,468,601	100.0%
2022	0	0	0.0	0	0.0	788,292	100.0%	$3,468,601	100.0%
2023 & Beyond	0	0	0.0	0	0.0	788,292	100.0%	$3,468,601	100.0%
Total	6	788,292	100.0%	$3,468,601	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow

	2009	2010	2011	Underwritten	Per Square Foot	%(1)
Rents in Place	$3,846,922	$3,635,950	$3,720,311	$3,468,601	$4.40	75.1%
Vacant Income	0	0	0	359,219	0.46	7.8
Gross Potential Rent	$3,846,922	$3,635,950	$3,720,311	$3,827,819	$4.86	82.9%
Total Reimbursements	1,121,734	1,136,476	770,974	790,359	1.00	17.1
Net Rental Income	$4,968,656	$4,772,426	$4,491,285	$4,618,178	$5.86	100.0%
(Vacancy/Credit Loss)	0	0	0	(461,694)	(0.59)	(10.0)
Other Income	0	0	38,543	0	0.00	0.0
Effective Gross Income	$4,968,656	$4,772,426	$4,529,828	$4,156,484	$5.27	90.0%

Total Expenses	$1,188,692	$1,016,586	$1,015,279	$1,058,122	$1.34	25.5%

Net Operating Income	$3,779,964	$3,755,840	$3,514,549	$3,098,362	$3.93	74.5%

Total TI/LC, Capex/RR	0	0	0	268,691	0.34	6.5
Net Cash Flow	$3,779,964	$3,755,840	$3,514,549	$2,829,670	$3.59	68.1%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The properties will be managed by Colliers Ostendorf-Morris, a third party management firm that is not affiliated with the sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 8 – Interventure Industrial Portfolio

Escrows and Reserves. At closing, the borrower was required to deposit $1,700,000 into escrow for the aNETorder reserve, which represents the remaining rent and reimbursement payments due through expiration under aNETorder’s lease, and $186,806 for required repairs at the properties. The borrower was also required to deposit $184,271 for real estate taxes and $8,515 for insurance in escrow at loan origination, and is required to escrow 1/12 of the annual estimated tax and insurance payments monthly, which currently amounts to $62,318 and $1,064, respectively. At origination and on a monthly basis thereafter, the borrower is required to deposit in escrow $16,667 to the tenant improvement/leasing commission reserve, $16,667 to the debt service reserve and $6,575 to the replacement reserve. The tenant improvement/leasing commission reserve and the debt service reserve have caps that are subject to change based upon the occurrence of events outlined in the loan documents. Provided that no event of default is occurring or continuing under the loan documents, the lender is required to make disbursements from the aNETorder Reserve Fund as follows (i) on every payment date, an amount equal to monthly rent and reimbursements payable by aNETorder under its lease is required to be deposited in the cash management account and applied in the same manner as rents until $600,000 has been deposited in the cash management account and (ii) all remaining amounts in the aNETorder reserve fund are required to be disbursed to the borrower when the entire aNETorder space is occupied by aNETorder, one or more replacement tenants reasonably approved by the lender and/or one or more subleases reasonably approved by lender. In order to disburse remaining funds in the aNETorder reserve fund to borrower as result of satisfaction of (ii) above, lender must receive an acceptable estoppel certificate as detailed in the loan documents. The borrower is entitled to partial disbursements for leases of subleases of not less than 25,000 square feet, which satisfy the requirements above in an amount equal to $1,100,000 multiplied by the proportion of aNETorder space demised pursuant to such lease or sublease.

Lock Box / Cash Management. The loan is structured with a Hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. In the event (i) the DSCR based on the immediately preceding trailing three month period falls below 1.10x, (ii) there is an event of default under the loan documents, (iii) the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action, (iv) on April 1, 2015 unless (a) the property is 72.0% occupied by tenants pursuant to leases expiring on or after January 1, 2021 and otherwise satisfying the requirements set forth in the loan documents and (b) the lender has received an acceptable estoppel from each tenant or (v) on April 1, 2020 unless (a) the property is 72.0% occupied by tenants pursuant to leases expiring on or after January 1, 2026 and otherwise satisfying the requirements set forth in the loan documents and (b) the lender has received an acceptable estoppel from each tenant, then all excess cash shall be swept and held as additional collateral for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 9 – Oak Ridge Office Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 9 – Oak Ridge Office Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 9 – Oak Ridge Office Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Portfolio
Original Principal Balance:	$28,000,000	Title:	Fee
Cut-off Date Principal Balance:	$28,000,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	2.5%	Net Rentable Area (SF):	448,966
Loan Purpose:	Refinance	Location:	Oak Ridge, TN
Borrower(1):	Various	Year Built/Renovated:	1991-1999 / N/A
Sponsors:	John C. Harvey; Edward J. Sussi	Occupancy(2):	93.4%
Interest Rate:	5.22400%	Occupancy Date:	4/1/2012
Note Date:	3/30/2012	Number of Tenants(3):	15
Maturity Date:	4/1/2022	2009 NOI:	$4,030,954
Interest-only Period:	None	2010 NOI:	$3,886,798
Original Term:	120 months	2011 NOI:	$4,009,751
Original Amortization:	360 months	UW Economic Occupancy:	91.8%
Amortization Type:	Balloon	UW Revenues(2):	$6,758,405
Call Protection:	L(25),Gtr1%orYM(91),O(4)	UW Expenses:	$3,081,647
Lock Box:	Hard	UW NOI(2):	$3,676,758
Additional Debt:	N/A	UW NCF(2):	$3,043,581
Additional Debt Balance:	N/A	Appraised Value:	$42,200,0000
Additional Debt Type:	N/A	Appraisal Date:	3/2/2012

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$62
Taxes:	$379,684	$52,812	N/A	Maturity Date Loan/SF:	$52
Insurance:	$50,417	$4,201	N/A	Cut-off Date LTV:	66.4%
Replacement Reserves:	$982,000	$7,483	$179,592	Maturity Date LTV:	54.9%
TI/LC:	$48,650	$48,650	$1,167,600	UW NCF DSCR:	1.65x
Other:	$6,500	$0	N/A	UW NOI Debt Yield:	13.1%

(1) For a full description of the Borrower, please see below.
(2) Occupancy calculation is net of SAIC’s contraction space of 11,369 square feet. SAIC is expected to contract from 134,789 square feet to 123,420 square feet on May 31, 2012. SAIC’s contraction space is underwritten as vacant.
(3) Certain tenants occupy multiple spaces at the properties with varying lease expiration dates and for the purposes of Number of Tenants are counted as one tenant.
(4) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The Oak Ridge Office Portfolio has an outstanding balance of $28.0 million and is secured by a first mortgage lien on a portfolio of seven office buildings totaling approximately 448,966 square feet located in Oak Ridge, Tennessee. The portfolio consists of Oak Ridge Corporate Center I, an approximately 158,600 square foot, Class A office building that was constructed in 1991, and Oak Ridge Technical Center, an approximately 290,366 square foot, six building complex that was constructed between 1991 and 1999. The proceeds of the loan were used to refinance previously existing debt of approximately $23.2 million, fund upfront reserves of $1.5 million, pay closing costs of $541,253 and return equity to the sponsor of $2.8 million. The previously existing debt on the portfolio was split between a two loans: (i) a securitized 15-year loan secured by Oak Ridge Corporate Center I and five of the six Oak Ridge Technical Center buildings and (ii) a balance sheet loan secured by Oak Ridge Technical Center V. The securitized 15-year loan had an original balance of approximately $31.5 million, a payoff amount at debt retirement of $21.4 million and was securitized in the CSFB 2002-CKP1 transaction. The loan secured by Oak Ridge Technical Center V was originated in 2000 with an original balance of approximately $3.2 million and had a balance prior to retirement of $1.7 million. The sponsors are the original developers of the portfolio and have owned the properties since construction with a reported current cost basis of approximately $34.4 million.

The Borrowers. The borrowing entities for the loan are Oak Ridge Corporate Partners-I, L.P., a Tennessee limited partnership; Oak Ridge Technical Center Partners-One, L.P., a Tennessee limited partnership; Oak Ridge Technical Center Partners-Two, L.P., a Tennessee limited partnership; Oak Ridge Technical Center Partners-Three, L.P., a Tennessee limited partnership; Oak Ridge Technical Center Partners-Four, L.P., a Tennessee limited partnership; Oak Ridge Technical Center Partners-Five, LLC, a Tennessee limited liability company and Oak Ridge Technical Center Partners-Six, L.P., a Tennessee limited partnership. Each borrower is a special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 9 – Oak Ridge Office Portfolio

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are John C. Harvey and Edward J. Sussi, executives of the Cowperwood Company (“Cowperwood”), a New York-based national commercial real estate development company that currently manages in excess of approximately 2 million square feet. John C. Harvey is the President and Chief Executive Officer of Cowperwood. Mr. Harvey has approximately 47 years of commercial real estate experience, 37 of which were served with Cowperwood. Edward J. Sussi is the Executive Vice President and Chief Operating Officer of Cowperwood. Mr. Sussi has approximately 35 years of commercial real estate experience, 33 of which were served with Cowperwood. Along with its construction partners, Cowperwood has constructed over 5 million square feet of commercial office projects including properties in Colorado, Florida, New Mexico, New York, South Carolina, Tennessee, Texas, Virginia and Washington.

The Properties. The Oak Ridge Office Portfolio is a seven building office portfolio located in Oak Ridge, Tennessee, approximately 25 miles west of Knoxville. The portfolio consists of Oak Ridge Corporate Center I and Oak Ridge Technical Center. As of April 1, 2012, the portfolio was 93.4% occupied by 15 tenants. Oak Ridge Technical Center (“ORTC”) is a six-building, one story Class B multi-tenanted business park that was constructed between 1991 and 1999. Oak Ridge Corporate Center I (“ORCC I”) is a four story, Class A multi-tenant office building that was constructed in 1991. Amenities at ORCC I include a coffee-shop, a common area fitness room and a decorative retention pond with walking trails. According to the sponsor, ORCC I was initially developed as an outgrowth of the Cowperwood and Science Applications International Corporation’s (“SAIC”) desire to produce a quality corporate environment to accommodate SAIC and other national firms residing in substandard space. The city of Oak Ridge was established in 1942 as a site for a single purpose – the secret production of the atomic bomb. Since then, the community has evolved into a center of scientific research and technology with four predominant economic drivers: (i) Oak Ridge National Laboratory (the “ORNL”); (ii) Y-12 National Security Complex; (iii) Oak Ridge Associated Universities and (iv) environmental management.

The tenancy at the properties is representative of the local area’s focus in specialized sciences including nuclear physics, environmental technology, advanced materials, information technology, biomedical technology, transportation research and measures and controls. The three largest tenants at the properties are SAIC, UT-Battelle, LLC and BWXT Y-12, L.L.C. SAIC, located at ORCC I, currently occupies approximately 134,789 square feet, although it will contract by 11,369 square feet on May 31, 2012. SAIC is a provider of scientific, engineering, systems integration and technical services and solutions to all branches of the U.S. Military, the U.S. Department of Defense, the intelligence community, the U.S. Department of Homeland Security and other public and private entities. SAIC recently entered into a settlement agreement and a deferred prosecution agreement with the U.S. Attorney’s Office for the Southern District of New York and the City of New York (“NYC”) relating to investigations surrounding an automated time and attendance and workforce management system (“CityTime”) that SAIC developed and implemented for certain NYC agencies. The settlement agreement and the deferred prosecution agreement is further described under “Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans” in the Free Writing Prospectus.  In 1989, SAIC purchased a 32-acre parcel of land from the city of Oak Ridge and retained Cowperwood’s services to design and construct its southeastern regional headquarters. The remaining portion of the 32-acre parcel was purchased by Cowperwood to develop the ORCC I, which, upon completion in 1991, was 100% leased, with Bechtel National, Inc. as the major tenant. In 1999, SAIC outgrew its southeastern headquarters facility and leased additional space in ORCC I. SAIC is headquartered in McLean, VA and employs, along with its subsidiaries, approximately 41,000 employees worldwide. At the close of trading on April, 2, 2012, SAIC’s (NYSE: SAI) share price was $13.21 with a market capitalization of approximately $4.51 billion.

UT-Battelle, LLC (“UT-Battalle”), a 50-50 partnership between the University of Tennessee and Battelle Memorial Institute, was established in 2000 for the purpose of managing and operating the ORNL on behalf of the U.S. Department of Energy (“DOE”). UT-Battelle occupies 88,859 square feet at ORTC and assumed management responsibility for ORNL in April 2000, after winning a competitive procurement process. At the end of the first five-year term, the contract was renewed for a second five-year period. In June 2010, the DOE elected to extend the contract for an additional five years ending in 2015. Battelle Memorial Institute is a 501(c)(3) private nonprofit charitable trust headquartered in Columbus, Ohio. The institute opened in 1929 and since has focused on contract research and development work in the areas of metals and material science. The ORNL was established in 1943 to produce and separate plutonium for the World War II Manhattan Project. Today, ORNL is the DOE’s largest science and energy laboratory.

BWXT Y-12, L.L.C., is a partnership established between the Babcock & Wilcox Company and Bechtel Corporation for the sole purpose of managing and operating the Y-12 National Security Complex under a contract to the U.S. DOE and the National Nuclear Security Administration (“NNSA”). The Y-12 National Security Complex is one of four production facilities in the NNSA’s Nuclear Security Enterprise and is responsible for the production and maintenance of all uranium parts for nuclear weapons in the U.S. arsenal, as well as the development of technologies associated with those activities. The Babcock & Wilcox Company (B&W) is an energy products and services provider that services a wide spectrum of industries and markets including modular nuclear power, renewable energy, government services, fossil power, environmental power and commercial nuclear power. Bechtel Corporation is a privately owned engineering, construction and project management company. Completed in February 1943, the initial mission of the Y-12 National Security Complex was the separation of uranium-235 from natural uranium for use in an atomic bomb. Today, the Y-12 National Security Complex is one of four production facilities in the NNSA’s Nuclear Security Enterprise.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 9 – Oak Ridge Office Portfolio

Oak Ridge Associated Universities is a consortium of 101 Ph.D.–granting academic institutions. The organization manages the Oak Ridge Institute for Science and Education for the U.S. Department of Energy, whose mission is to research health risks from occupational hazards, assess environmental cleanup, respond to radiation medical emergencies, support national security and emergency preparedness, and educate the next generation of scientists. Oak Ridge Associated Universities has over 750 employees in Oak Ridge and revenues of approximately $345.1 million annually. In 1989, the Department of Energy established the Office of Environmental Management to oversee the cleanup of hazardous materials, including at Oak Ridge. The Oak Ridge cleanup has a target completion date of 2030.

Regional ingress and egress access to the portfolio is provided by I-40 and I-75, with the nearest access points 10 miles to the south at the Pellissippi Parkway interchange and 13 miles to the northeast at the Oak Ridge Highway interchange. I-40 provides regional transportation from Knoxville to Nashville, Tennessee to the west and North Carolina to the east. Additionally, I-40 connects with I-81 to the east of Knoxville. According to the appraiser, the property is located within the Anderson County submarket of the Knoxville Office market. During 2011, a total of approximately 150,309 square feet of new space was delivered to the Knoxville market area. There was no new office construction within the properties’ Anderson County submarket in 2011. As of year end 2011, the Anderson County submarket contained a total inventory of approximately 3.1 million square feet with a vacancy rate of 6.0% and a quoted rental rate of $12.27. There is 7,500 square feet of space currently under construction in the submarket.

Property Summary

Property	Location	Net Rentable Area (SF)	Largest Tenants	Allocated Cut-off Date Balance	Appraised Value	Occupancy(1)
ORTC(2)	Oak Ridge, TN	290,366	UT-Battelle, LLC BWXT Y-12, L.L.C. Energy Solutions	$18,900,000	$28,500,000	96.2%
ORCC I	Oak Ridge, TN	158,600	SAIC All Meds Cowperwood Company	9,100,000	13,700,000	88.2%
Total/Weighted Average		448,966		$28,000,000	$42,200,000	93.4%
(1) Occupancy is as of April 1, 2012.
(2) ORTC is comprised of six properties. The properties were appraised on an aggregate basis, though the loan documents stipulate allocated loan amounts for each of the six properties. The allocated loan amounts for each of the properties is as follows: ORTC I - $2,239,700; ORTC II - $2,559,600; ORTC III - $4,735,700; ORTC IV - $3,369,800; ORTC V - $2,598,000 and ORTC VI - $3,397,200.

Historical and Current Occupancy

Property	2009	2010	2011	Current(1)
ORTC	100.0%	100.0%	96.2%	96.2%
ORCC I	100.0%	95.3%	95.3%	88.2%
Weighted Average	100.0%	98.3%	95.9%	93.4%
(1) Current occupancy is as of April 1, 2012 with the exception of the SAIC contraction space. Occupancy calculation is net of SAIC’s contraction space of 11,369 square feet. SAIC is expected to contract its leased space at the portfolio on May 31, 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 9 – Oak Ridge Office Portfolio

Tenant Summary(1)

Tenant	Property Name	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
SAIC	ORCC I	A3 / A- / NA	123,420(3)	27.5%	$9.95	5/31/2019(3)
UT-Battelle, LLC	ORTC	NA / NA / NA	88,859	19.8%	$14.00	6/30/2013(4)
BWXT Y-12, L.L.C.	ORTC	Ba1 / BB+ / NA	65,000	14.5%	$15.74	9/30/2012
Energy Solutions	ORTC	B3 / BB- / NA	36,582	8.1%	$12.35	3/31/2014
Sitel	ORTC	NA / B / NA	35,000	7.8%	$13.00	3/31/2015
Merrick & Company	ORTC	NA / NA / NA	21,714	4.8%	$8.43	10/31/2012
Tetra Tech, Inc.	ORTC	NA / NA / NA	15,526	3.5%	$9.25	1/23/2015(5)
URS	ORTC	Baa3 / BBB- / NA	13,646	3.0%	$8.75	1/31/2013
All Meds	ORCC I	NA / NA / NA	7,800	1.7%	$15.00	10/31/2013
Cowperwood Company	ORCC I	NA / NA / NA	2,794	0.6%	$10.00	2/28/2015
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) SAIC recently submitted their 120 day notice to terminate a portion of their space (11,369 square feet) effective May 31, 2012. SAIC’s Net Rentable Area is reflective of its total space at the property as of June 1, 2012. SAIC has two remaining lease contraction/lease termination options. At any time after May 31, 2014, SAIC may contract by up to approximately 45,631 square feet and on May 31, 2017, SAIC may terminate the remainder of its space, with 120 days notice in either case.
(4) UT-Battalle, LLC (“UT-Battalle”) has multiple lease expiration dates. The largest space, totaling 53,759 square feet, is located in ORTC VI and expires on June 30, 2013. The remainder of the space, totaling 35,100 square feet, is located in ORTC I and expires March 8, 2014. UT-Battelle may terminate its space at ORTC I at any time with 365 days notice and may terminate its space at ORTC VI at any time with 365 days notice.
(5) Tetra Tech, Inc. may terminate its space at ORTC between May 24, 2013 and October 23, 2013 with six months notice.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	29,788	6.6%	NAP	NAP	29,788	6.6%	NAP	NAP
2012 & MTM	6	93,131	6.3	$1,212,582	24.2%	122,919	27.4%	$1,212,582	24.2%
2013	4	77,625	17.3	1,000,412	19.9	200,544	44.7%	$2,212,993	44.1%
2014	2	71,682	16.0	951,981	19.0	272,226	60.6%	$3,164,974	63.1%
2015	3	53,320	11.9	626,556	12.5	325,546	72.5%	$3,791,529	75.5%
2016	0	0	14.5	0	0.0	325,546	72.5%	$3,791,529	75.5%
2017	0	0	0.0	0	0.0	325,546	72.5%	$3,791,529	75.5%
2018	0	0	0.0	0	0.0	325,546	72.5%	$3,791,529	75.5%
2019	1	123,420	27.5	1,227,840	24.5	448,966	100.0%	$5,019,369	100.0%
2020	0	0	0.0	0	0.0	448,966	100.0%	$5,019,369	100.0%
2021	0	0	0.0	0	0.0	448,966	100.0%	$5,019,369	100.0%
2022	0	0	0.0	0	0.0	448,966	100.0%	$5,019,369	100.0%
2023 & Beyond	0	0	0.0	0	0.0	448,966	100.0%	$5,019,369	100.0%
Total	16	448,966	100.0%	$5,019,369	100.0%
(1) Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 9 – Oak Ridge Office Portfolio

Operating History and Underwritten Net Cash Flow

	2009	2010	2011	Underwritten	Per Square Foot	%(1)
Rents in Place	$5,333,482	$4,938,349	$5,087,075	$5,019,369	$11.18	68.3%
Vacant Income	0	0	0	331,417	0.74	4.5
Gross Potential Rent	$5,333,482	$4,938,349	$5,087,075	$5,350,786	$11.92	72.8%
Total Reimbursements	1,735,757	1,960,842	1,990,246	2,001,977	4.46	27.2
Net Rental Income	$7,069,239	$6,899,191	$7,077,321	$7,352,763	$16.38	100.0%
(Vacancy/Credit Loss)	0	0	0	(599,359)	(1.33)	(8.2)
Other Income	59,903	51,188	27,172	5,000	0.01	0.1
Effective Gross Income	$7,129,142	$6,950,380	$7,104,493	$6,758,405	$15.05	91.9%

Total Expenses	$3,098,187	$3,063,582	$3,094,742	$3,081,647	$6.86	45.6%

Net Operating Income	$4,030,954	$3,886,798	$4,009,751	$3,676,758	$8.19	54.4%

Total TI/LC, Capex/RR	0	0	0	633,177	1.41	9.4
Net Cash Flow	$4,030,954	$3,886,798	$4,009,751	$3,043,581	$6.78	45.0%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The properties are managed by an affiliate of the sponsors, Cowperwood Company Inc., a Texas Corporation.

Escrows and Reserves. At closing, the borrowers were required to deposit $982,000 in escrow for replacement reserves and $48,650 for tenant improvements and leasing commissions. On a monthly basis, the borrowers are required to deposit $7,483 and $48,650 for replacement reserves and tenant improvements and leasing commissions, respectively. Upon and after the date on which the amount of the replacement reserves is less than $179,592, the replacement reserves fund will replenished and subsequently capped at $179,592. The tenant improvements and leasing commissions fund is subject to a cap of $1,167,600 from the loan’s closing date through April 30, 2018 and $1,751,400 from May 1, 2018 through the loan’s maturity date. At closing, the borrowers were required to deposit in escrow $379,684 for real estate taxes and $50,417 for insurance premiums. On a monthly basis, the borrowers are required to escrow 1/12 of the estimated annual tax and insurance payments, which currently equal to $52,812 and $4,201, respectively. The borrowers were required to deposit $6,500 in escrow at closing for deferred maintenance.

Lock Box / Cash Management. The loan is structured with a Hard lockbox and in-place cash management. The borrowers were required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account balance are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. In the event of a Cash Sweep Event (herein defined), all excess cash flow will be swept and held as additional collateral for the loan. “Cash Sweep Event” means the occurrence of (i) an event of default under the loan documents; (ii) any bankruptcy action of an individual borrower or manager, or (iii) the DSCR based on the immediately preceding trailing three month period falls below 1.20x.

Release of Property. On June 1, 2014 and on any business day thereafter through the related maturity date, the related borrowers may prepay a portion of the loan subject to certain terms and conditions including the payment of a yield maintenance premium and the related borrowers may obtain the release of the ORCC I property from the lien. In connection with such partial prepayment and release, certain terms and conditions of the loan agreement must be satisfied including, but not limited to: (a) the amount of the outstanding principal balance of the loan to be prepaid shall equal or exceed the 115.0% of the allocated loan amount; (b) no event of default has occurred and is continuing; (c) subsequent to such release, each remaining related borrower will continue to be a special purpose entity; (d) after giving effect to the release of the ORCC I property, the debt service coverage ratio for all of the properties then remaining subject to the liens of the mortgages based on the trailing 12-month period immediately preceding the release of the ORCC I property is equal to or greater than the greater of (i) 1.59x and (ii) the debt service coverage ratio for all of the mortgaged properties then subject to the liens of the mortgages (including the ORCC I property) immediately preceding the release of the ORCC I property based on the trailing 12-month period immediately preceding the release of the ORCC I property; and (e) the related borrower reimburses the related lender and the servicer for any costs and expenses incurred in conjunction with such release.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C6

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 10 – Continental Executive Parke

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 10 – Continental Executive Parke

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 10 – Continental Executive Parke

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$27,750,000	Title:	Fee
Cut-off Date Principal Balance:	$27,688,515	Property Type - Subtype:	Mixed Use – Office / Flex
% of Pool by IPB:	2.4%	Net Rentable Area (SF):	294,153
Loan Purpose:	Acquisition	Location:	Vernon Hills, IL
Borrower:	PWA Continental Executive Parke, LP	Year Built/Renovated:	1990, 1999-2001 / 2008-2010
		Occupancy:	93.6%
Sponsor:	John M. Schneider	Occupancy Date:	1/1/2012
Interest Rate:	5.45000%	Number of Tenants:	6
Note Date:	1/26/2012	2009 NOI:	$2,042,924
Maturity Date:	2/1/2022	2010 NOI:	$2,355,871
Interest-only Period:	None	2011 NOI(1):	$2,654,255
Original Term:	120 months	UW Economic Occupancy:	85.0%
Original Amortization:	360 months	UW Revenues:	$4,545,401
Amortization Type:	Balloon	UW Expenses:	$1,694,641
Call Protection:	L(25),Grtr1%orYM(94),O(1)	UW NOI:	$2,850,759
Lock Box:	CMA	UW NCF:	$2,482,361
Additional Debt:	N/A	Appraised Value:	$37,100,000
Additional Debt Balance:	N/A	Appraisal Date:	12/14/2011
Additional Debt Type:	N/A

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$94
Taxes:	$361,965	$60,328	N/A	Maturity Date Loan/SF:	$79
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	74.6%
Replacement Reserves:	$4,903	$4,903	N/A	Maturity Date LTV:	62.4%
TI/LC:	$36,770	$36,770	$1,323,720	UW NCF DSCR:	1.32x
Other:	$156,359	$0	N/A	UW NOI Debt Yield:	10.3%

(1) 2011 NOI represents year-to-date annualized through November 30, 2011. Full year 2011 financial statements have not yet been provided by the borrower.
(2) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The Continental Executive Parke loan has an outstanding balance of approximately $27.7 million and is secured by a first mortgage lien on four buildings located in Vernon Hills, Illinois totaling approximately 294,153 square feet. The original $27.75 million first mortgage loan, along with borrower equity of approximately $9.0 million and seller credits of $803,974, was used to finance the acquisition of Continental Executive Parke for $36.5 million and pay for upfront reserves and closings costs of $1.1 million. The loan is structured such that individual buildings may not be released from the collateral.

The Borrower. The borrowing entity for the loan is PWA Continental Executive Parke, LP, a Pennsylvania limited partnership and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is John M. Schneider, Chief Executive Officer of PWA Real Estate (“PWA”), a subsidiary of Private Wealth Advisors (the “Company”), a private company specializing in asset management and financial planning for high net worth individuals. As of October 2011, John M. Schneider reported a net worth of approximately $20.5 million and liquidity of $2.2 million. The Company is headquartered in Pittsburgh, PA and was founded in 2003. The Company focuses their investment strategy on long-term holds and currently has approximately $770 million in total assets under management. The Company provides its clients with the opportunity to invest in commercial real estate investments that are not generally available to individual investors. PWA’s real estate arm, founded by the Sponsor, John M. Schneider, acquires and manages integrated multi-tenant, office, retail, and industrial properties ranging from $10 to $30 million throughout the Midwest. PWA Real Estate also operates several multifamily, student housing, and medical office properties in Pennsylvania, Georgia, Ohio and Indiana.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 10 – Continental Executive Parke

The Property. The four buildings were constructed between 1990 and 2001 and range from 44,336 square feet to 101,353 square feet. The buildings are situated within the larger Continental Executive Business Parke, a two million square foot office/industrial park that provides tenants with immediate access to I-94, the main thoroughfare serving Chicago’s central business district. The buildings are Continental Executive Parke I (“CEP I”), Continental Executive Parke II (“CEP II”), Continental Executive Parke III (“CEP III”) and Continental Executive Parke IV (“CEP IV”). The collateral is currently 93.6% occupied and is leased to six tenants. Since 2006 approximately $8.0 million has been spent on capital improvements across the buildings.

The three largest tenants at the property are Baxter Credit Union (“Baxter”), CDW Corp (“CDW”) and Parkson Corporation (“Parkson”). Baxter, a non-profit organization and one of the nation’s top 100 credit unions, is headquartered at the property. Baxter provides customers access to VISA credit and checkcards, home equity loans, ATMs, and online banking. Baxter serves over 140,000 members and has service centers across the country and in Puerto Rico. Baxter has been in occupancy at the property since 1999, expanded into the CEP IV building from CEP I in 2007 and has a lease expiration date of April 30, 2020. CDW’s is the second largest tenant and occupies 75,444 square feet at the property. Though CDW’s corporate headquarters are located across the street, the executive offices are located in CEP III. CDW is a reseller of computer hardware, software and supplies. CDW was acquired by Chicago-based Madison Dearborn Partners, LLC in 2007. They have been in occupancy since 2005 with a lease expiration date of February 29, 2016. The third largest tenant is Parkson, which is headquartered in Florida. Parkson occupies 39,803 square feet and is a provider of advanced solutions in water, wastewater recycling and treatment. Parkson has offices in Florida, Illinois, Quebec, Mumbai and the United Arab Emirates. They have been in occupancy in CEP II since 2004 and have a lease expiration date of April 30, 2018.

Continental Executive Parke is located within the Central Northwest office submarket, which is part of the Chicago MSA. According to the appraisal, the area immediately surrounding the collateral is a high income suburb of Chicago. As of 2011, population and median household income were approximately 49,262 and $95,645 within a three-mile radius, respectively, and 135,458 and $96,455 within a five-mile radius, respectively. As of year-end 2011, the Central Northwest submarket had an overall inventory of approximately 5.9 million square feet, of which 1.5 million square feet or 25.4% were Class A properties. During the same period, the submarket reported a vacancy rate of 11.6% and a quoted rental rate of $18.75 per square foot for Class A properties. Total absorption and completed construction within the submarket were 65,681 square feet and 24,341 square feet, respectively.

Building Summary
Building	Building Type – Subtype	Net Rentable Area (SF)	Occupancy(1)	Year Built	Type	Largest Tenant	Largest Tenant Expiration Date
CEP IV	Office – Suburban	101,353	100.0%	2001	Single-tenant	Baxter Credit Union	4/30/2020

CEP III	Office – Suburban	75,444	100.0%	2000	Single-tenant	CDW Corp	2/29/2016

CEP II	Industrial – Flex	73,020	99.0%	1990	Multi-tenant	Parkson Corporation	4/30/2018

CEP I	Office – Suburban	44,336	59.0%	1999	Multi-tenant	Wonderlic	12/31/2018
Total/Weighted Average		294,153	93.6%
(1) Occupancy is as of January 1, 2012.

Historical and Current Occupancy
2009	2010	2011(1)	Current(2)
74.2%	79.4%	93.6%	93.6%
(1) 2011 Occupancy represents year-to-date annualized through November 30, 2011. (2) Current Occupancy is as of January 1, 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 10 – Continental Executive Parke

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Baxter Credit Union	NA / NA / NA	101,353	34.5%	$15.48	4/30/2020
CDW Corp	B2 / B / NA	75,444	25.6%	$13.73	2/29/2016
Parkson Corporation	NA / NA / NA	39,803	13.5%	$7.00	4/30/2018(3)
Wonderlic	NA / NA / NA	26,116	8.9%	$13.06	12/31/2018
Mercury Insurance Services	NA / NA / A	23,654	8.0%	$10.00	4/30/2018(4)
R.A. Pearson Co	NA / NA / NA	9,038	3.1%	$12.00	2/28/2015
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Parkson can terminate its lease at any time after June 30, 2013 with 365-days notice and a termination fee equal to 6 months base rent, operating expenses and the unamortized landlord leasing costs. The lease termination fee will be required to be deposited by the borrower into a termination fee reserve.
(4) Mercury Insurance Services can accelerate the expiration date of its lease to the day before the fifth anniversary of its lease commencement by delivering written notice to the borrower on or before the fourth anniversary of its lease start date. If Mercury elects to accelerate its lease expiration date, it is required to pay an acceleration payment equal to unamortized leasing costs associated with its space and the amortized rent due in the last three months prior to the fifth anniversary of the lease commencement. The lease termination fee will be required to be deposited by the borrower into a termination fee reserve.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	18,745	6.4%	NAP	NAP	18,745	6.4%	NAP	NAP
2012 & MTM	0	0	0.0	$0	0.0%	18,745	6.4%	$0	0.0%
2013	0	0	0.0	0	0.0	18,745	6.4%	$0	0.0%
2014	0	0	0.0	0	0.0	18,745	6.4%	$0	0.0%
2015	1	9,038	3.1	108,456	3.0	27,783	9.4%	$108,456	3.0%
2016	1	75,444	25.6	1,035,967	29.0	103,227	35.1%	$1,144,423	32.1%
2017	0	0	0.0	0	0.0	103,227	35.1%	$1,144,423	32.1%
2018	3	89,573	30.5	856,309	24.0	192,800	65.5%	$2,000,732	56.1%
2019	0	0	0.0	0	0.0	192,800	65.5%	$2,000,732	56.1%
2020	1	101,353	34.5	1,568,513	43.9	294,153	100.0%	$3,569,245	100.0%
2021	0	0	0.0	0	0.0	294,153	100.0%	$3,569,245	100.0%
2022	0	0	0.0	0	0.0	294,153	100.0%	$3,569,245	100.0%
2023 & Beyond	0	0	0.0	0	0.0	294,153	100.0%	$3,569,245	100.0%
Total	6	294,153	100.0%	$3,569,245	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$2,288,719	$2,892,065	$3,081,241	$3,569,245	$12.13	66.7%
Vacant Income	0	0	0	222,315	0.76	4.2
Gross Potential Rent	$2,288,719	$2,892,065	$3,081,241	$3,791,560	$12.89	70.9%
Total Reimbursements	1,260,955	1,049,152	1,188,425	1,555,970	5.29	29.1
Net Rental Income	$3,549,674	$3,941,217	$4,269,666	$5,347,530	$18.18	100.0%
(Vacancy/Credit Loss)	0	(84,542)	(8,336)	(802,130)	(2.73)	(15.0)
Other Income	0	0	0	0	0.00	0.0
Effective Gross Income	$3,549,674	$3,856,675	$4,261,330	$4,545,401	$15.45	85.0%

Total Expenses	$1,506,750	$1,500,804	$1,607,075	$1,694,641	$5.76	37.3%

Net Operating Income	$2,042,924	$2,355,871	$2,654,255	$2,850,759	$9.69	62.7%

Total TI/LC, Capex/RR	0	0	0	368,398	1.25	8.1
Net Cash Flow	$2,042,924	$2,355,871	$2,654,255	$2,482,361	$8.44	54.6%

(1) The 2011 column represents the year-to-date through November 30, 2011 annualized.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 10 – Continental Executive Parke

Property Management. The properties are managed by PWA Real Estate, LLC, an affiliate of the sponsor. PWA Real Estate, LLC. has sub-management agreement with NAI Hiffman Asset Management, LLC, a third-party manager who has managed the buildings for over 10 years.

Escrows and Reserves. At closing the borrower was required to deposit $361,965 for property taxes, $36,770 for tenant improvements and leasing commissions, and $4,903 in escrow for replacement reserves. In addition, the borrower was required to deposit $156,359 for a free rent reserve associated with the Wonderlic lease. Wonderlic is currently paying 50% abated rent through January 2013, at which point it commences paying full rent. In light of the collected reserve, full contractual rent has been underwritten for Wonderlic. On a monthly basis, the borrower is required to deposit $36,770 for tenant improvements and leasing commissions and $4,903 for replacement reserves. The tenant improvements and leasing commissions reserve fund is subject to a cap of $1,323,720. On a monthly basis, the borrower is required to escrow 1/12 of the estimated annual real estate tax which currently is $60,328. The requirement to make monthly deposits for insurance premiums is waived so long as (i) no event of default has occurred and is continuing; (ii) the borrower has provided the lender with satisfactory evidence that the property is insured pursuant to a blanket policy in accordance with the loan documents.

Lock Box / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to set up a lockbox account at closing and send tenant direction letters to all tenants instructing them to deposit all rent and payments into the lockbox account controlled by the lender. However, funds in the lockbox account are returned to an account designated by the borrower until the occurrence of a Cash Sweep Event (as defined below). In a Cash Sweep Event, the borrower will establish a segregated cash management account to be held in trust and for the benefit of the lender. The lender will have a first priority security interest in the cash management account. Cash Sweep Event means the occurrence of (i) an event of default under the loan documents, (ii) any bankruptcy action of the borrower or manager, (iii) the DSCR based on the immediately preceding trailing three month period falls below 1.10x, (iv) a Baxter trigger event as outlined in the loan documents or (v) a CDW trigger event has occurred as outlined in the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 11 – Commons at Temecula

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$25,665,000	Title:	Fee
Cut-off Date Principal Balance:	$25,665,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	2.3%	Net Rentable Area (SF):	292,545
Loan Purpose:	Refinance	Location:	Temecula, CA
Borrower:	Inland Western Temecula Commons, L.L.C.	Year Built/Renovated:	1999 / N/A
		Occupancy(1):	96.3%
Sponsor:	Retail Properties of America, Inc.	Occupancy Date:	2/20/2012
Interest Rate:	4.73900%	Number of Tenants(1):	14
Note Date:	3/1/2012	2009 NOI:	$1,679,827
Maturity Date:	3/1/2022	2010 NOI:	$1,815,327
Interest-only Period:	120 months	2011 NOI:	$2,115,288
Original Term:	120 months	UW Economic Occupancy:	93.7%
Original Amortization:	None	UW Revenues(1):	$3,930,334
Amortization Type:	Interest Only	UW Expenses:	$933,776
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW NOI(1):	$2,996,558
Lock Box:	Springing	UW NCF(1):	$2,682,629
Additional Debt:	N/A	Appraised Value:	$43,500,000
Additional Debt Balance:	N/A	Appraisal Date:	2/7/2012
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$88
Taxes:	$0	Springing	N/A	Maturity Date Loan/SF:	$88
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	59.0%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV:	59.0%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	2.18x
Other(2):	$518,875	$0	N/A	UW NOI Debt Yield:	11.7%

(1) Occupancy, Number of Tenants, UW Revenues, UW NOI and UW NCF include Nordstrom Rack, which has executed its lease, but is not yet in occupancy or paying rent and Cost Plus World Market, which is currently paying percentage rent in lieu of base rent as a result of a co-tenancy provision related to a pre-existing co-tenancy provision that was triggered and is expected to be cured upon Nodstrom Rack taking occupancy. Nordstrom Rack, which represents 12.2% of the Net Rentable Area, is expected to take occupancy and commence rent payments May 3, 2012. Cost Plus World Market, which represents 6.2% of the Net Rentable Area, will commence full contractual rent payments upon Nordstrom Rack taking occupancy. UW NOI is higher than historical NOI’s primarily due to lease up of the property related to Nordstrom Rack and other tenants.
(2) The Initial Other Escrows and Reserves represents (i) the World Market reserve fund of $310,500, (ii) the Nordstrom Rack reserve fund of $205,250 and (iii) $3,125 for deferred maintenance.

The Loan. The approximately $25.7 million first mortgage loan is secured by the Commons at Temecula, an approximately 292,545 square foot retail center located in Temecula, California. Proceeds from the loan were used to pay down a line of credit held by the sponsor. The property was acquired by the sponsor in 2005 for approximately $51.5 million, resulting in a loan to original cost of 49.8%. The borrower is sponsored by Retail Properties of America, Inc., a self-managed REIT with a portfolio of 259 properties totaling in excess of 34 million square feet as of December 31, 2011, and a repeat JPMCB borrower.

The Property. The property is a 292,545 square foot retail center that is currently occupied by 14 tenants including Jo Ann Fabrics (sales of $156 per square foot, lease expiration of January 31, 2016), Sports Chalet, Inc. (sales of $135 per square foot, lease expiration of December 31, 2015) and Nordstrom Rack (sales NAV, lease expiration of March 31, 2022). Sales figures in 2011 for reporting tenants were approximately $178 per square foot with occupancy costs of 8.0%. The property is located in a predominantly retail corridor adjacent to the Promenade Mall, which is anchored by JCPenney, Macy’s and Sears. At closing, $310,500 was reserved for Cost Plus World Market, which is currently paying percentage rent in lieu of base rent due to a pre-existing co-tenancy provision that was triggered and is expected to be cured upon Nordstrom Rack taking occupancy. Additionally, $205,250 was reserved for Nordstrom Rack and will not be released until the tenant is in occupancy, conducting business and paying rent.

The Market. As of the fourth quarter of 2011, the South Riverside submarket had an average vacancy rate of approximately 8.6% with a quoted rental rate of approximately $17.55. The property currently has a vacancy of 3.7% with rental rates ranging from $10.00 for anchors to $29.00 for in-line tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 11 – Commons at Temecula

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs	Lease Expiration Date
Jo Ann Fabrics	NA / NA / NA	46,553	15.9%	$11.99	$155	9.6%	1/31/2016
Sports Chalet, Inc.	NA / NA / NA	41,408	14.2%	$10.30	$134	9.9%	12/31/2015
Nordstrom Rack	Baa1 / A- / A-	35,700	12.2%	$11.50	NAV	NAV	3/31/2022
Buy Buy Baby	NA / BBB+ / NA	28,897	9.9%	$9.50	NAV	NAV	1/31/2022
Pacific Sales(4)	NA / NA / NA	28,445	9.7%	$8.25	NAV	NAV	1/31/2022
Office Depot Inc.	NA / NA / NA	25,127	8.6%	$12.00	NAV	NAV	9/30/2014
Health Zone	NA / NA / NA	18,537	6.3%	$12.00	$336	3.8%	1/31/2022
Cost Plus World Market	NA / NA / NA	18,000	6.2%	$12.00	$129	9.3%	1/31/2016
Petco	NA / NA / NA	15,961	5.5%	$11.50	NAV	NAV	1/31/2015
Party City	NA / NA / NA	12,000	4.1%	$12.00	$104	12.9%	1/31/2015
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Sales PSF represents 2011 sales for all tenants.
(4) Pacific Sales may terminate its lease with no less than 180 days notice prior to October 31, 2015.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	Underwritten	Per Square Foot	%(1)
Rents in Place	$1,970,517	$2,172,761	$2,449,350	$3,235,211	$11.06	77.1%
Vacant Income	0	0	0	192,217	0.66	4.6
Gross Potential Rent	$1,970,517	$2,172,761	$2,449,350	$3,427,428	$11.72	81.7%
Total Reimbursements	655,559	461,214	537,853	767,165	2.62	18.3
Net Rental Income	$2,626,077	$2,633,975	$2,987,203	$4,194,593	$14.34	100.0%
(Vacancy/Credit Loss)	(18,482)	(17,120)	(7,407)	(264,259)	(0.90)	(6.3)
Other Income	242,248	92,088	59,462	0	0.00	0.0
Effective Gross Income	$2,849,843	$2,708,943	$3,039,258	$3,930,334	$13.43	93.7%

Total Expenses	$1,170,016	$893,616	$923,969	$933,776	$3.19	23.8%

Net Operating Income(2)	$1,679,827	$1,815,327	$2,115,288	$2,996,558	$10.24	76.2%

Total TI/LC, Capex/RR	0	0	0	313,929	1.07	8.0
Net Cash Flow	$1,679,827	$1,815,327	$2,115,288	$2,682,629	$9.17	68.3%

Occupancy	67.3%	64.7%	83.2%	96.3%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2) UW NOI is higher than historical NOI’s due to lease up of the property related to Nordstrom Rack and other tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 12 – SunTrust Bank Portfolio III

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Portfolio
Credit Assessment (Moody’s/Fitch)(1):	NA / BBB-	Title:	Fee/Leasehold
Original Principal Balance:	$25,000,000	Property Type - Subtype:	Retail - Freestanding
Cut-off Date Principal Balance:	$25,000,000	Net Rentable Area (SF):	148,233
% of Pool by IPB:	2.2%	Location:	Various
Loan Purpose:	Refinance	Year Built/Renovated:	Various / Various
Borrower(2):	Various	Occupancy:	100.0%
Sponsor:	Inland American Real Estate	Occupancy Date:	3/29/2012
	Trust, Inc.	Number of Tenants:	30
Interest Rate(3):	5.42000%	2009 NOI:	NAV
Note Date:	6/30/2011	2010 NOI:	NAV
Anticipated Repayment Date(3):	7/1/2021	2011 NOI:	NAV
Interest-only Period:	120 months	UW Economic Occupancy:	95.0%
Original Term(4):	120 months	UW Revenues:	$3,715,007
Original Amortization:	None	UW Expenses:	$111,450
Amortization Type:	ARD-Interest Only	UW NOI:	$3,603,557
Call Protection:	L(12),Grtr1%orYM(105),O(3)	UW NCF:	$3,375,680
Lock Box:	Hard	Appraised Value:	$48,675,000
Additional Debt:	N/A	Appraisal Date:	Various
Additional Debt Balance:	N/A
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$169
Taxes:	$0	Springing	N/A	ARD Loan/SF:	$169
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	51.4%
Replacement Reserves:	$0	$0	N/A	ARD LTV:	51.4%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.46x
Other(5):	$0	Springing	N/A	UW NOI Debt Yield:	14.4%

(1) Fitch has confirmed that the SunTrust Bank Portfolio III has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade rated obligations.
(2) The borrowers are Inland American ST Portfolio JP3, L.L.C. and Inland American ST Florida Portfolio JP3, L.L.C.
(3) The loan is structured with an anticipated repayment date (“ARD”) of July 1, 2021. In the event that the loan is not paid off on or before the ARD, the borrower is required to make monthly payments to the lender of principal and interest in the amount of an assumed constant amount calculated using the current outstanding principal balance of the loan, 5.4200% (the “Initial Interest Rate”), and 30 year amortization schedule, such payment to be applied to interest in an amount equal to interest that would have accrued on the outstanding principal balance of the loan (without adjustment for accrued interest) at the Initial Interest Rate and the remainder to the principal balance of the loan and additional interest will accrue based on a step up in the interest rate of 3.00% per annum plus the greater of (i) the Initial Interest Rate, and (ii) a rate as calculated by the lender in accordance with the loan documents in its sole discretion; provided, however, that in no event shall the revised Interest Rate exceed the Initial Interest Rate plus 5.00%. The final maturity date of the loan is July 1, 2031.
(4) Represents the Original Term to the ARD.
(5) The Springing Monthly Other Escrows and Reserves represents the rollover reserve, the tenant sale reserve and the environmental reserve. In the event that (a) SunTrust Bank or any other tenant has failed to provide notice of its exercise of its option to renew its lease on or before the date required or (b) the DSCR falls below 1.80x, the borrower will be required to deposit to the rollover reserve an amount equal to 125% of the monthly rent attributable to the lease or leases that SunTrust Bank or any other tenant fails to renew. In the event that (a) SunTrust has been acquired by another entity, (b) SunTrust Bank has failed to provide notice of its exercise of its option to renew at least 90% of its leases on or before the date required to be delivered under such lease or (c) the DSCR falls below 1.80x, the borrower will be required to deposit to the tenant sale reserve account an amount as defined in the loan agreement, which shall be held by lender as additional security for the loan. The borrower may eliminate a DSCR shortfall trigger by partial prepayment of the loan together with the applicable yield maintenance premium. In the event that SunTrust Bank does not timely renew its lease at any of 14 properties that potentially have environmental issues, the borrower shall be required to deposit to the environmental reserve an amount equal to 125% of the estimated costs for remediating the environmental issue at the related property. Such amount will be held as additional security for the loan. See “Risk Factors – Environmental Risks Relating to the Mortgaged Properties” in the Free Writing Prospectus.

The Loan. The $25.0 million first mortgage loan was used to refinance existing debt on 30 SunTrust Bank branches located in the southeastern and Middle-Atlantic states. The loan has an ARD of July 1, 2021 and a final maturity date of July 1, 2031. In June 2011, JPMCB provided three uncrossed loans totaling $150 million (consisting of the subject loan and two other loans securitized in JPMCC 2011-C5 totaling $125 million, which are secured by 151 properties in the aggregate) to refinance $97.9 million of existing debt on a portfolio of 218 SunTrust Bank properties (the “SunTrust Bank 218 Property Portfolio”) and return equity to the sponsor. The remaining 37 properties, which were not financed by JPMCB as part of the three loan, $150.0 million financing package, are currently unencumbered. Subsidiaries of Inland American Real Estate Trust, Inc. acquired the SunTrust Bank 218 Property Portfolio for $374.9 million as part of a larger 432 asset sale-leaseback transaction with SunTrust Bank that closed in 2007. The total consideration for the 432 asset transaction was $694.8 million. The allocated cost for the sponsor’s acquisition of the 30 properties is approximately $51.6 million representing implied borrower equity of $26.6 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 12 – SunTrust Bank Portfolio III

The Properties. The collateral consists of 30 bank branch locations located in Florida, Georgia, Virginia, North Carolina, Tennessee, Maryland and South Carolina.

Portfolio Composition by State
State	Number of Properties	Net Rentable Area (Square Footage)	Average Base Rent Per Square Foot	Allocated Cut-off Date Balance	% of Allocated Cut-off Date Balance	Appraised Value	Approximate Avg. Deposits per Property (in Millions)(1)
Florida	12	76,086	$24.27	$11,915,768	47.7%	$23,200,000	$59.7
Georgia	5	27,282	29.33	5,136,107	20.5	10,000,000	64.0
Virginia	3	12,106	31.86	2,611,710	10.4	5,085,000	54.4
North Carolina	5	14,193	26.88	2,131,484	8.5	4,150,000	39.5
Tennessee	3	12,651	21.04	1,432,974	5.7	2,790,000	64.9
Maryland	1	2,415	74.30	1,181,305	4.7	2,300,000	64.4
South Carolina	1	3,500	26.53	590,652	2.4	1,150,000	30.7
Total / Weighted Average	30	148,233	$26.66	$25,000,000	100.0%	$48,675,000	$53.9
(1) Deposit information is on an annual basis and is as of June 30, 2011.

The Master Agreement.  The properties are subject to individual absolute triple net lease agreements, each with a lease expiration date of December 31, 2017 with one ten year extension option and six additional five-year extension options. The leases provide annual 1.5% base rent increases during the term of the lease as well as 1.5% annual base rent increases during the term of the first three extension options. During the fourth through seventh extension options, base rent will be equal to the fair market rental value of the property as determined by the sponsor and tenant, or in the absence of an agreement, as determined in accordance with the appraisal procedure set forth in the lease. In addition to individual leases, each property is bound by a master agreement. The SunTrust Bank 218 Property Portfolio was split into 10 separate lease pools (collectively, the “SunTrust Bank Lease Pools” and individually, a “SunTrust Bank Lease Pool”) with each SunTrust Lease Pool consisting of 22 or 21 leases. For any given SunTrust Bank Lease Pool, if SunTrust Bank exercises an extension of a single lease in that specific pool, it must extend leases equal to at least 75.0% of the annual base rent for all of the properties in that specific SunTrust Bank Lease Pool. The properties that collateralize the SunTrust Bank Portfolio III loan do not represent 100.0% of any individual SunTrust Bank Lease Pool. For further information on the individual properties in the master agreement, refer to “Certain Tenant Information for SunTrust Bank” in the Free Writing Prospectus.

Operating History and Underwritten Net Cash Flow
	Underwritten	Per Square Foot	%(1)
Rents in Place	$3,910,534	$26.38	100.0%
Vacant Income	0	0.00	0.0
Gross Potential Rent	$3,910,534	$26.38	100.0%
Total Reimbursements	0	0.00	0.0
Net Rental Income	$3,910,534	$26.38	100.0%
(Vacancy/Credit Loss)	(195,527)	(1.32)	(5.0)
Other Income	0	0.00	0.0
Effective Gross Income	$3,715,007	$25.06	95.0%

Total Expenses(2)	$111,450	$0.75	3.0%

Net Operating Income	$3,603,557	$24.31	97.0%

Total TI/LC, Capex/RR	227,877	1.54	6.1
Net Cash Flow	$3,375,680	$22.77	90.9%

Occupancy	95.0%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2) Total expenses represents assumed management fee of 3.0% of Effective Gross Income. The contractual management fee is 4.5%, which is paid by the borrower to an affiliated party. SunTrust Bank is responsible for payment of all expenses.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 13 - Ace Hardware Headquarters

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$24,500,000	Title:	Fee
Cut-off Date Principal Balance:	$24,500,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	2.2%	Net Rentable Area (SF):	206,030
Loan Purpose:	Refinance	Location:	Oak Brook, IL
Borrower:	Oak Brook Kensington, L.L.C.	Year Built/Renovated:	1974 / 1995
Sponsor:	Inland Private Capital Corporation	Occupancy:	100.0%
Interest Rate(1):	5.58800%	Occupancy Date:	3/29/2012
Note Date:	3/30/2012	Number of Tenants:	1
Anticipated Repayment Date(1):	4/1/2017	2009 NOI:	$3,076,610
Interest-only Period:	None	2010 NOI:	$3,084,302
Original Term(2):	60 months	2011 NOI:	$3,168,303
Original Amortization:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	ARD-Balloon	UW Revenues:	$2,691,267
Call Protection:	L(25),Grtr1%orYM(32),O(3)	UW Expenses:	$80,738
Lock Box:	CMA	UW NOI:	$2,610,529
Additional Debt:	N/A	UW NCF:	$2,439,782
Additional Debt Balance:	N/A	Appraised Value:	$43,500,000
Additional Debt Type:	N/A	Appraisal Date:	1/1/2012

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$119
Taxes:	$0	Springing	N/A	ARD Loan/SF:	$111
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	56.3%
Replacement Reserves:	$0	$0	N/A	ARD LTV:	52.4%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.45x
Other:	$0	$0	N/A	UW NOI Debt Yield:	10.7%

(1) The loan is structured with an anticipated repayment date (“ARD”) of April 1, 2017. In the event that the loan is not paid off on or before the ARD, the borrower is required to make monthly payments to the lender of principal and interest in the amount of the monthly debt service payment at the initial interest rate, and additional interest will accrue based on a step up in the interest rate of 300 basis points plus the greater of (i) the initial interest rate (5.58800%) or (ii) 500 basis points plus the then current ten year swap yield (the “Revised Interest Rate”); but in no event shall the Revised Interest Rate exceed 500 basis points plus the initial interest rate. The final maturity date of the loan is October 1, 2024.
(2) Represents the Original Term to the ARD.

The Loan. The $24.5 million first mortgage loan, is secured by a 206,030 square foot Class B single-tenant office property located in Oakbrook, Illinois, a suburb of Chicago. Proceeds of the loan along with borrower’s equity of approximately $1.9 million, were used to refinance previously existing debt of $21.5 million, and pay closing costs of approximately $4.9 million. The previously existing debt, securitized in the MSC 2006-T21 transaction, had an anticipated repayment date in December 2011 and was in its anticipated repayment date period prior to its repayment. The sponsor purchased the property in 2004 as part of a sale-leaseback for approximately $40.2 million. The borrower is sponsored by Inland Private Capital Corporation (“IPCC”). IPCC provides alternative strategies for deferring capital gains that may arise form the sale of a business or investment property through 1031 transactions.

The Property. The property consists of two adjacent buildings totaling approximately 206,030 square feet, which are 100.0% occupied by a single tenant, Ace Hardware, which has a lease expiration of November 30, 2024. The property serves as the corporate headquarters for the tenant. The improvements were originally constructed in 1974 and substantially renovated in 1995. Founded in 1924, Ace Hardware is a chain of individually owned and operated hardware stores serving local communities across the United States. There are currently 4,400 stores offering a wide variety of hardware and fix-and-replace products, as well as niche items and services. Ace Hardware recently signed a 10 year lease extension, in addition to the three years remaining on the current term prior to the loan closing. The sponsor paid $4.0 million to the tenant at closing to facilitate a renovation project estimated to total approximately $9.5 million.

The Market. The property is located in Oakbrook, Illinois, approximately 20 miles west of Chicago, along I-88 which provides access to the regional freeway system as well as O’Hare International Airport. According to the appraiser, as of the third quarter of 2011, the East/West Tollway submarket had an average vacancy rate of approximately 20.6% and effective rental rate of $21.05. The property is currently 100.0% occupied at a rental rate of $13.75.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 13 - Ace Hardware Headquarters

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Ace Hardware	NA / BB- / NA	206,030	100.0%	$13.75	11/30/2024
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	Underwritten	Per Square Foot	%(1)
Rents in Place	$3,076,610	$3,084,302	$3,168,908	$2,832,913	$13.75	100.0%
Vacant Income	0	0	0	0	0.00	0.0
Gross Potential Rent	$3,076,610	$3,084,302	$3,168,908	$2,832,913	$13.75	100.0%
Total Reimbursements	0	0	0	0	0.00	0.0
Net Rental Income	$3,076,610	$3,084,302	$3,168,908	$2,832,913	$13.75	100.0%
(Vacancy/Credit Loss)	0	0	0	(141,646)	(0.69)	(5.0)
Other Income	0	0	0	0	0.00	0.0
Effective Gross Income	$3,076,610	$3,084,302	$3,168,908	$2,691,267	$13.06	95.0%

Total Expenses	$0	$0	$605	$80,738	$0.39	3.0%

Net Operating Income	$3,076,610	$3,084,302	$3,168,303	$2,610,529	$12.67	97.0%

Total TI/LC, Capex/RR	0	0	0	170,747	0.83	6.3
Net Cash Flow	$3,076,610	$3,084,302	$3,168,303	$2,439,782	$11.84	90.7%

Occupancy	100.0%	100.0%	100.0%	100.0%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 14 - Peoria Crossing

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$24,131,000	Title:	Fee
Cut-off Date Principal Balance:	$24,131,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	2.1%	Net Rentable Area (SF):	238,004
Loan Purpose:	Refinance	Location:	Glendale, AZ
Borrower(1):	Various	Year Built/Renovated:	2002-2004 / N/A
Sponsor:	Retail Properties of America, Inc.	Occupancy:	92.5%
Interest Rate:	4.81800%	Occupancy Date:	1/19/2012
Note Date:	3/5/2012	Number of Tenants:	26
Maturity Date:	4/1/2022	2009 NOI:	$2,962,227
Interest-only Period:	120 months	2010 NOI:	$3,053,131
Original Term:	120 months	2011 NOI:	$3,075,813
Original Amortization:	None	UW Economic Occupancy:	92.5%
Amortization Type:	Interest Only	UW Revenues:	$3,995,471
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Expenses:	$1,214,199
Lock Box:	Springing	UW NOI:	$2,781,272
Additional Debt:	N/A	UW NCF:	$2,522,612
Additional Debt Balance:	N/A	Appraised Value:	$40,900,000
Additional Debt Type:	N/A	Appraisal Date:	2/17/2012

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$101
Taxes:	$0	Springing	N/A	Maturity Date Loan/SF:	$101
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	59.0%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV:	59.0%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	2.14x
Other:	$0	$0	N/A	UW NOI Debt Yield:	11.5%

(1) The borrowers are Inland Western Glendale, L.L.C., Inland Western Glendale Peoria II, L.L.C. and Inland Western Glendale Outlot D, L.L.C.

The Loan. The approximately $24.1 million first mortgage loan is secured by Peoria Crossing, an approximately 238,004 square foot power center located in Glendale, Arizona. Proceeds from the loan were used to pay down a line of credit held by the sponsor. The property was purchased by the sponsor in three phases between 2004 and 2007 for a combined purchase price of approximately $45.9 million. The borrower is owned by affiliates of Retail Properties of America, Inc., a self-managed REIT with a portfolio of 259 properties totaling in excess of 34 million square feet, and a repeat JPMCB borrower.

The Property. The property, shadow anchored by Target, is 92.5% occupied by 26 tenants including Kohl’s (sales NAV, lease expiration of January 31, 2024), Ross Dress for Less (sales of $314 per square foot, lease expiration of January 31, 2014) and Michaels (sales of $109 per square foot, lease expiration of February 28, 2017). No other tenant occupies more than 4.5% of the net rentable area. Sales figures in 2011 for reporting tenants were approximately $230 per square foot with occupancy costs of 8.3%. Petco, currently in occupancy with a lease expiration of October 31, 2012, has informed the borrower that it will vacate the property if it does not receive a lease renewal at a reduced rent and thus was underwritten vacant. The property is located in close proximity to the Westgate City Center, a mixed-use entertainment center which is home of to the NHL’s Phoenix Coyotes, and University of Phoenix Stadium, a state of the art football venue opened in 2006, which is home to the NFL’s Arizona Cardinals.

The Market. Peoria Crossing is located approximately one mile north of the Glendale Sports and Entertainment District’s Westgate City Center, Jobing.com Arena and the University of Phoenix stadium in Glendale, Arizona. In addition, Luke Air Force Base is located along the western boundary of the property’s market area. Downtown Phoenix and Sky Harbor International Airport are located 13 miles and 16 miles from the property, respectively. According to the appraiser, as of the fourth quarter of 2011, the Glendale submarket had an average vacancy rate of approximately 12.9% and average rental rate of approximately $16.83. The property currently has a vacancy of 7.5% and an average rental rate of approximately $13.99.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 14 - Peoria Crossing

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs	Lease Expiration Date
Kohl’s	Baa1 / BBB+ / BBB+	88,408	37.1%	$8.79	NAV	NAV	1/31/2024
Ross Dress for Less	NA / NA / NA	30,171	12.7%	$10.00	$314	3.8%	1/31/2014
Michaels	NA / NA / NA	24,063	10.1%	$12.10	$109	12.7%	2/28/2017
Ulta	NA / NA / NA	10,793	4.5%	$27.50	$272	11.5%	4/30/2015
Famous Footwear	NA / NA / NA	10,030	4.2%	$16.00	$169	10.6%	1/31/2013
Anna’s Linens	NA / NA / NA	8,000	3.4%	$15.40	$160	12.5%	9/30/2013
Dress Barn	NA / NA / NA	8,000	3.4%	$16.00	$157	13.0%	6/30/2013
Sleep America	NA / NA / NA	4,500	1.9%	$27.00	NAV	NAV	4/30/2013
Catherine’s	NA / NA / NA	4,050	1.7%	$15.00	$144	14.8%	2/28/2013
Payless Shoes	NA / NA / NA	4,042	1.7%	$20.00	$129	19.0%	1/31/2013
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Sales PSF represents 2011 sales for all tenants.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	Underwritten	Per Square Foot	%(1)
Rents in Place	$3,342,447	$3,315,808	$3,329,828	$3,078,513	$12.93	73.1%
Vacant Income	0	0	0	250,308	1.05	5.9
Gross Potential Rent	$3,342,447	$3,315,808	$3,329,828	$3,328,821	$13.99	79.1%
Total Reimbursements	850,753	925,387	892,879	881,636	3.70	20.9
Net Rental Income	$4,193,200	$4,241,196	$4,222,707	$4,210,457	$17.69	100.0%
(Vacancy/Credit Loss)	0	0	0	(316,602)	(1.33)	(7.5)
Other Income	94,699	142,058	100,886	101,616	0.43	2.4
Effective Gross Income	$4,287,899	$4,383,254	$4,323,592	$3,995,471	$16.79	94.9%

Total Expenses	$1,325,672	$1,330,123	$1,247,779	$1,214,199	$5.10	30.4%

Net Operating Income	$2,962,227	$3,053,131	$3,075,813	$2,781,272	$11.69	69.6%

Total TI/LC, Capex/RR	0	0	0	258,660	1.09	6.5
Net Cash Flow	$2,962,227	$3,053,131	$3,075,813	$2,522,612	$10.60	63.1%

Occupancy	98.1%	97.6%	98.6%	92.5%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 15 - Courtyard San Antonio Riverwalk

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LCF	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$23,000,000	Title:	Fee
Cut-off Date Principal Balance:	$23,000,000	Property Type - Subtype:	Hotel – Limited Service
% of Pool by IPB:	2.0%	Rooms:	220
Loan Purpose:	Refinance	Location:	San Antonio, TX
Borrower:	Riverwalk CY, LLC	Year Built/Renovated:	2009 / N/A
Sponsor:	Richard I. Finvarb; Ronald Finvarb	Occupancy:	74.7%
Interest Rate:	5.62800%	Occupancy Date:	12/31/2011
Note Date:	3/23/2012	2009 NOI(1):	NAV
Maturity Date:	4/6/2022	2010 NOI:	$2,500,601
Interest-only Period:	None	2011 NOI:	$2,667,715
Original Term:	120 months	UW Economic Occupancy:	74.7%
Original Amortization:	360 months	UW Revenues:	$8,756,832
Amortization Type:	Balloon	UW Expenses:	$6,099,499
Call Protection:	L(24),Def(92),O(4)	UW NOI:	$2,657,334
Lock Box(2):	CMA	UW NCF:	$2,657,334
Additional Debt(3):	Yes	Appraised Value:	$37,200,000
Additional Debt Balance:	$4,350,000	Appraisal Date:	2/22/2012
Additional Debt Type:	Mezzanine Loan

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/Room:	$104,545
Taxes:	$183,379	$36,676	N/A	Maturity Date Loan/Room:	$87,672
Insurance:	$0	$0	N/A	Cut-off Date LTV:	61.8%
FF&E(4):	$0	5% of Gross Revenues	N/A	Maturity Date LTV:	51.8%
Other(5):	$175,522	Springing	N/A	UW NCF DSCR:	1.67x
				UW NOI Debt Yield:	11.6%

(1) 2009 NOI number is not available given that the asset opened in August 2009.
(2) The Courtyard San Antonio Riverwalk loan is structured with a CMA lockbox, which for purposes of this loan, means that all operating revenue from the hotel is deposited into an account controlled by Courtyard Management Corporation (“Marriott Manager”) and amounts due from Marriott Manager (after the payment of certain expenses and reserves) to the borrower are deposited into a lender controlled lockbox account.
(3) A mezzanine loan has been provided by an affiliate of LCF to Riverwalk CY Mezz, LLC in the amount of $4,350,000.  It is a 10-year loan with a 73.5% LTV (when combined with the mortgage loan) on a 30 year amortization schedule carrying an 11.50% rate.
(4) Monthly FF&E is calculated as 4% of the gross revenues for Marriott Manager’s prior 4 week accounting period until the monthly payment date in September 2012 and 5% of the gross revenues for Marriott Manager’s prior 4 week accounting period thereafter.  The FF&E account is maintained by Marriott Manager, and the lender is in the process of obtaining a security interest over such account.
(5) Includes a seasonality reserve and a parking rent reserve. Any draws from the seasonality reserve will be replenished with excess cash flow (to the extent available) until such time as the seasonality reserve is replenished to the amount reserved at closing. The requirement to make deposits to the parking rent reserve is waived so long as there is no event of default under the loan and the lender receives evidence on a monthly basis that the parking rent is being paid by Marriott Manager.

The Loan. The $23.0 million first mortgage loan along with a $4.35 million mezzanine loan was used to refinance an existing loan of $26.4 million as well as fund reserves and pay closing costs. The loan is secured by a 220-room Courtyard by Marriott Hotel.  The property is located at 207 North Saint Mary’s Street along the San Antonio Riverwalk (the “Riverwalk”).  The borrower acquired the land for the property in 2005 and was the original developer of the hotel.  The hotel was completed in August 2009 for a total cost of approximately $37.3 million. Including financing closing costs and fees of approximately $777,221 for the loan, the borrower had a total cost basis of approximately $38.1 million at closing of the loan.

The Property. The property is a 17-story limited service Courtyard by Marriott hotel with a total of 220 rooms.  Guestrooms at the property consists of 115 king rooms (42 of which include balconies overlooking the Riverwalk) and 105 double queen rooms (14 of which include balconies overlooking the Riverwalk).  Amenities at the property include a 53-seat full service restaurant called “The Bistro,” which is operated by Marriott and serves three meals per day, and a 32 seat Lobby Lounge, also operated by Marriott.  The property additionally includes seven indoor meeting/banquet facilities totaling 8,658 square feet.  Other amenities at the property include an outdoor rooftop swimming pool and whirlpool, exercise room, business center, and market pantry.

The Market. The property is located on the Riverwalk tourist destination area of the San Antonio central business district. The Riverwalk, one of the largest tourism attractions in San Antonio, runs approximately five miles through the heart of the San Antonio central business district, providing riverfront walkways lined with restaurants, shops, bars and hotels.  The property is situated in close proximity to several major attractions in the San Antonio market, including the Alamo, Alamodome and Rivercenter Mall, all located less than a half mile from the property, as well as the Henry B. Gonzalez Convention Center, a 1.3 million square feet convention hall, including a 2,500-seat performing arts center, also located approximately one quarter mile from the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 15 - Courtyard San Antonio Riverwalk

Operating History and Underwritten Net Cash Flow

	2010	2011	Underwritten	Per Room	% of Total Revenue
Occupancy	72.5%	74.7%	74.7%
ADR	$127.31	$128.12	$128.12
RevPar	$92.28	$95.67	$95.67

Room Revenue	$7,389,386	$7,661,188	$7,682,235	$34,919	87.7%
Other Revenue	798,649	1,071,653	1,074,597	4,885	12.3
Total Revenue	$8,188,035	$8,732,841	$8,756,832	$39,804	100.0%

Departmental Expenses	2,174,393	2,318,176	2,286,849	10,395	26.1%
Departmental Profit	$6,013,642	$6,414,665	$6,469,984	$29,409	73.9%

Operating Expenses	2,039,944	2,309,294	2,227,251	10,124	25.4%
Gross Operating Profit	$2,531,226	$2,858,452	$2,840,229	$12,910	32.4%

Fixed Expenses	711,241	498,969	534,579	2,429	6.1

Management Fee	491,282	549,159	612,978	2,786	7.0
FF&E	270,574	389,529	437,842	1,990	5.0
Total Other Expenses	$761,856	$938,688	$1,050,820	$4,776	12.0%

Net Operating Income	$2,500,601	$2,667,715	$2,657,334	$12,079	30.3%
Net Cash Flow	$2,500,601	$2,667,715	$2,657,334	$12,079	30.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 16 – 21 SAC

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Portfolio
Original Principal Balance:	$23,000,000	Title:	Fee
Cut-off Date Principal Balance:	$23,000,000	Property Type - Subtype:	Self Storage – Self Storage
% of Pool by IPB:	2.0%	Units:	4,133
Loan Purpose:	Refinance	Location:	Various
Borrower:	Twenty-One SAC Self-Storage	Year Built/Renovated:	Various / Various
	Corporation	Occupancy:	84.0%
Sponsor(1):	Various	Occupancy Date:	12/5/2011
Interest Rate(2):	5.80000%	Number of Tenants:	N/A
Note Date:	3/7/2012	2009 NOI:	$2,971,150
Anticipated Repayment Date(2):	4/1/2022	2010 NOI:	$2,952,151
Interest-only Period:	None	2011 NOI(3):	$3,018,415
Original Term(4):	120 months	UW Economic Occupancy:	86.6%
Original Amortization:	360 months	UW Revenues:	$4,463,311
Amortization Type:	ARD-Balloon	UW Expenses:	$1,543,050
Call Protection:	L(24),Def(93),O(3)	UW NOI:	$2,920,262
Lock Box:	Soft	UW NCF:	$2,813,229
Additional Debt:	N/A	Appraised Value:	$32,780,000
Additional Debt Balance:	N/A	Appraisal Date:	Various
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/Unit:	$5,565
Taxes:	$207,000	Springing	N/A	Maturity Date Loan/Unit:	$4,691
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	70.2%
Replacement Reserves:	$220,724	$8,904	$221,000	Maturity Date LTV:	59.1%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.74x
Other(5):	$100,510	$0	N/A	UW NOI Debt Yield:	12.7%

(1) The sponsors are SAC Holding Corporation and Blackwater Investments, Inc.
(2) The loan is structured with an anticipated repayment date (“ARD”) of April 1, 2022. In the event that the loan is not paid off on or before the ARD, the borrower is required to make monthly payments to the lender of principal and interest in the amount of the monthly debt service payment at the initial interest rate and additional interest will accrue based on a step up in the interest rate of 300 basis points plus the greater of (i) the initial interest rate (5.80000%) or (ii) 390 basis points plus the then current ten year swap yield (the “Revised Interest Rate”); but in no event shall the Revised Interest Rate exceed 500 basis points plus the initial interest rate. The final maturity date of the loan is April 1, 2032.
(3) 2011 NOI represents the trailing twelve month period ending September 30, 2011. Year end 2011 statements have not yet been provided by the borrower.
(4) Represents the Original Term to the ARD.
(5) The Initial Other Escrows and Reserves represent required repairs the borrower is obligated to perform at the property as defined in the loan documents.

The Loan. The $23.0 million first mortgage loan was used to refinance previously existing debt of approximately $13.2 million, fund upfront reserves of $528,234, pay closing costs of $261,093 and return equity of approximately $9.0 million on a portfolio of nine self-storage properties located in Texas, California, Ohio, Michigan, Tennessee and Arizona. The borrower is owned by affiliates of AMERCO which serves as the holding company for U-Haul International. A shareholder of AMERCO has filed a shareholder derivative lawsuit against one of the sponsors, which is described in more detail under “Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans” in the Free Writing Prospectus.

The Properties. The properties are comprised of nine self-storage properties located across six states with a total of 4,133 units. The portfolio consists of two properties located in Texas (24.5% of total units), three in California (22.1% of total units), one in Ohio (19.5% of total units), one in Michigan (18.5% of total units), one in Tennessee (8.3% of total units) and one in Arizona (7.1% of total units). In total, approximately 17.5% of the total units in the portfolio are climate controlled and there are an additional 15 RV/boat parking spots. U-Haul International, Inc. (“U-Haul”), founded in 1945, is a moving equipment and storage rental company with a current network of more than 15,950 locations in all 50 US States and 10 Canadian provinces. U-Haul locations provide customers with moving and storage supplies including self-storage, packing supplies and truck and trailer rentals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 16 – 21 SAC

Property Summary
Property	Location	Units	Occupancy	Year Built / Renovated	Allocated Loan Amount	Appraised Value	Underwritten Cash Flow
Belmont	Belmont, CA	207	92.3%	1955 / 1986	$3,600,000	$5,000,000	$436,570
Fremont	Fremont, CA	403	90.8	1978 / N/A	3,600,000	5,060,000	412,459
Northwest	Dallas, TX	634	89.3	1978-1980 / N/A	3,500,000	5,130,000	420,687
Downtown	Los Angeles, CA	302	92.1	1914 / 1963	3,300,000	4,700,000	407,821
Inkster	Inkster, MI	765	77.5	1961, 1964, 1996, 2000 / N/A	3,000,000	4,300,000	430,842
Austin Highway	San Antonio, TX	380	88.2	1953, 1980 / 1978, 1985	1,700,000	2,400,000	212,639
E T	Dayton, OH	806	77.8	1900,1917-1922,1955 / N/A	1,600,000	2,190,000	189,882
Hendersonville	Hendersonville, TN	344	83.4	1985 / N/A	1,600,000	2,300,000	185,369
51st and Glendale	Glendale, AZ	292	78.4	1977-1979 / 1989	1,100,000	1,700,000	116,960
Total		4,133	84.0%		$23,000,000	$32,780,000	$2,813,229

Operating History and Underwritten Net Cash Flow
	2009	2010	2011(1)	Underwritten	Per Unit	%(2)
Rents in Place	$3,165,018	$3,143,561	$3,306,350	$3,493,173	$845.19	72.7%
Vacant Income	0	0	0	593,349	143.56	12.4
Gross Potential Rent	$3,165,018	$3,143,561	$3,306,350	$4,086,522	$988.75	85.1%
Total Reimbursements	795,526	796,782	715,320	715,320	173.08	14.9
Net Rental Income	$3,960,544	$3,940,343	$4,021,670	$4,801,842	$1,161.83	100.0%
(Vacancy/Credit Loss)	(12,955)	(7,829)	(4,808)	(692,249)	(167.49)	(14.4)
Other Income	500,576	506,418	496,881	353,718	85.58	7.4
Effective Gross Income	$4,448,165	$4,438,932	$4,513,743	$4,463,311	$1,079.92	92.9%

Total Expenses	$1,477,015	$1,486,781	$1,495,328	$1,543,050	$373.35	34.6%

Net Operating Income	$2,971,150	$2,952,151	$3,018,415	$2,920,262	$706.57	65.4%

Total TI/LC, Capex/RR	0	0	0	107,033	25.90	2.4
Net Cash Flow	$2,971,150	$2,952,151	$3,018,415	$2,813,229	$680.67	63.0%

Occupancy	74.0%	78.1%	84.1%	84.0%
(1) 2011 NOI represents the trailing twelve month period ending September 30, 2011.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 17 – Southlake Corners

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$20,945,000	Title:	Fee
Cut-off Date Principal Balance:	$20,945,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	1.8%	Net Rentable Area (SF):	134,894
Loan Purpose:	Acquisition	Location:	Southlake, TX
Borrower:	Inland Western Southlake	Year Built/Renovated:	2004, 2006 / N/A
	Corners Kimball Limited	Occupancy:	98.5%
	Partnership	Occupancy Date:	2/16/2012
Sponsor:	Retail Properties of America, Inc.	Number of Tenants:	21
Interest Rate:	4.88800%	2009 NOI:	$1,873,049
Note Date:	3/22/2012	2010 NOI:	$1,566,603
Maturity Date:	4/1/2022	2011 NOI(1):	$1,222,738
Interest-only Period:	120 months	UW Economic Occupancy:	95.0%
Original Term:	120 months	UW Revenues:	$3,214,975
Original Amortization:	0 months	UW Expenses:	$947,738
Amortization Type:	Interest Only	UW NOI(1):	$2,267,237
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW NCF:	$2,132,022
Lock Box:	Springing	Appraised Value:	$36,000,000
Additional Debt:	N/A	Appraisal Date:	2/27/2012
Additional Debt Balance:	N/A
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$155
Taxes:	$0	Springing	N/A	Maturity Date Loan/SF:	$155
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	58.2%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV:	58.2%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	2.05x
Other(2):	$203,880	$0	N/A	UW NOI Debt Yield:	10.8%

(1) UW NOI is higher than historical NOI’s primarily due to lease up of property. UW NOI includes full contractual rent for HomeGoods.
(2) The Initial Other Escrows and Reserves represents the HomeGoods reserve fund. The HomeGoods reserve fund will be released to the borrower upon satisfaction certain terms and conditions including, but not limited: (i) no event of default has occurred or is continuing; (ii) borrower has delivered to lender an acceptable estoppel letter from HomeGoods and (iii) HomeGoods is paying full unabated rent under its lease.

The Loan. The approximately $20.9 million first mortgage loan was used to recapitalize Southlake Corners, a 134,894 square foot anchored retail property located in Southlake, Texas. The sponsor, Retail Properties of America, Inc. (“RPA”) has owned the property since 2006 in a joint venture with the state Board of Florida (“Florida JV”). The Florida JV hired HFF, L.P. to market the property for sale in the open market. RioCan Holdings USA, Inc. (“RioCan”) was the winning bidder with a bid of approximately $35.4 million. As a result of RPA and RioCan already having a joint venture partnership in place (the “RPA-RioCan JV”), the decision was made to contribute the asset to the RPA-RioCan JV. The RPA-RioCan JV is structured such that RPA contributed 20% equity and RioCan contributed 80% equity.

The Property. Southlake Corners is located at the intersection of Interstate Highway 114 and North Kimball Avenue with frontage along Southlake Boulevard, a retail corridor in Southlake, Texas. Southlake is located approximately 25 miles northwest of Dallas. The property was constructed in 2004 and is currently 98.5% occupied by 21 tenants including HomeGoods, who is expected to open for business in May 2012. Southlake Corners is shadow anchored by Lowe’s and additional retail tenants in the vicinity of Southlake Boulevard include Home Depot, Costco, HEB’s Central Market and Kroger. The property has suffered from below market stabilized occupancy levels since 2009 after Circuit City declared bankruptcy and moved out of the property and dropped from an occupancy of 96.7% in 2008 to as low as 65.3% in 2010. Toys/Babies “R” Us replaced the vacant Circuit City space and HomeGoods is going to occupy two spaces that were formerly occupied by American Backyard and Home Depot Flooring.

The Market. According to the appraiser, the population and average household income as of 2011 within a three-mile radius from the property was approximately 58,356 and $121,633, respectively. According to the appraiser, the property is located within the Southlake City submarket of the Dallas/Fort Worth retail market. As of year end 2011, the Southlake City submarket had an inventory of approximately 2.1 million square feet with an average occupancy rate of 84.8% and an average asking rent of $26.70.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 17 – Southlake Corners

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Lease Expiration Date
Toys/Babies “R” Us	NA / B / B	33,812	25.1%	$12.75	NAV	1/31/2027
HomeGoods	A3 / A / NA	28,098	20.8%	$10.50	NAV	2/28/2022
Staples	Baa2 / BBB / BBB	20,825	15.4%	$13.00	$212	9/30/2015
Colonial Bank (BB&T)	A2 / A- / A+	5,098	3.8%	$34.50	NAV	5/31/2020
Kincaid’s Hamburgers	NA / NA / NA	5,046	3.7%	$31.00	$272	4/30/2015
McAlisters Deli	NA /NA / NA	4,556	3.4%	$27.50	NAV	3/31/2016
Planet Tan	NA / NA / NA	4,320	3.2%	$25.75	$318	4/30/2016
Mattress Firm	NA / NA / NA	4,000	3.0%	$33.60	$440	12/31/2014
Massage Envy	NA / NA / NA	3,222	2.4%	$28.00	$482	2/28/2017
Leather Sofa Co.	NA / NA / NA	3,200	2.4%	$28.00	$102	1/31/2013
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Sales PSF represents 2011 sales for all tenants except for Staples, Massage Envy and Leather Sofa Co. For Staples, Sales PSF represents sales per square foot as of trailing twelve months ending September 30, 2011. For Massage Envy and Leather Sofa Co., sales PSF represent sales per square foot as of 2010.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	Underwritten	Per Square Foot	%(1)
Rents in Place	$2,180,461	$1,904,108	$1,660,651	$2,455,486	$18.20	72.6%
Vacant Income	0	0	0	56,000	0.42	1.7
Gross Potential Rent	$2,180,461	$1,904,108	$1,660,651	$2,511,486	$18.62	74.2%
Total Reimbursements	739,287	647,927	534,177	872,699	6.47	25.8
Net Rental Income	$2,919,748	$2,552,035	$2,194,828	$3,384,185	$25.09	100.0%
(Vacancy/Credit Loss)	0	0	(152,983)	(169,209)	(1.25)	(5.0)
Other Income	41,806	0	68,917	0	0.00	0.0
Effective Gross Income	$2,961,555	$2,552,035	$2,110,762	$3,214,975	$23.83	95.0%

Total Expenses	$1,088,506	$985,432	$888,023	$947,738	$7.03	29.5%

Net Operating Income(2)	$1,873,049	$1,566,603	$1,222,738	$2,267,237	$16.81	70.5%

Total TI/LC, Capex/RR	0	0	0	135,215	1.00	4.2
Net Cash Flow	$1,873,049	$1,566,603	$1,222,738	$2,132,022	$15.81	66.3%

Occupancy	72.8%	65.3%	80.5%	98.5%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2) UW NOI is higher than historical NOI’s primarily due to lease up of property. UW NOI includes full contractual rent for HomeGoods.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 18 – 2200 West Loop

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$20,600,000	Title:	Fee
Cut-off Date Principal Balance:	$20,600,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	1.8%	Net Rentable Area (SF):	201,720
Loan Purpose:	Acquisition	Location:	Houston, TX
Borrower:	Parmenter 2200 West Loop, LLC	Year Built/Renovated:	1974 / 2000, 2008
Sponsor:	Parmenter Realty Fund IV Investments, Inc.	Occupancy:	85.1%
		Occupancy Date:	3/2/2012
Interest Rate:	5.23800%	Number of Tenants:	11
Note Date:	1/30/2012	2009 NOI:	$3,153,531
Maturity Date:	2/1/2022	2010 NOI:	$2,871,852
Interest-only Period:	24 months	2011 NOI(1):	$1,724,313
Original Term:	120 months	UW Economic Occupancy:	84.7%
Original Amortization:	360 months	UW Revenues:	$4,460,002
Amortization Type:	IO-Balloon	UW Expenses:	$2,271,099
Call Protection:	L(25),Grtr1%orYM(93),O(2)	UW NOI(1):	$2,188,903
Lock Box:	Hard	UW NCF:	$1,877,959
Additional Debt(2):	Permitted Mezzanine Loan	Appraised Value:	$31,000,000
Additional Debt Balance:	N/A	Appraisal Date:	1/12/2012
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$102
Taxes:	$119,228	$59,614	N/A	Maturity Date Loan/SF:	$89
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	66.5%
Replacement Reserves:	$2,490	$2,490	N/A	Maturity Date LTV:	57.8%
TI/LC:	$23,400	$23,400	$1,000,000	UW NCF DSCR:	1.38x
Other(3):	$333,227	$18,750	N/A	UW NOI Debt Yield:	10.6%

(1) UW NOI is higher than 2011 NOI primarily due to the burn off of tenants’ free rent periods, tenants that were not in occupancy for a full year in 2011 and contractual rent escalations.
(2) A mezzanine loan may be obtained by owners of a qualified transferee under a third party sale provided certain terms and conditions are satisfied including: (i) the LTV of the mortgage and mezzanine loans does not exceed 67.0% based on a newly commissioned appraisal; (ii) the debt service coverage ratio (taking into account the mezzanine loan) is not less than 1.25x; (iii) the mezzanine loan shall be evidenced by lender in its sole discretion and (iv) the maturity date of the mezzanine shall be no earlier than the maturity date of the loan.
(3) The Initial Other Escrows and Reserves represents the outstanding TI/LC reserve of $197,247, the parking abatement reserve of $85,980 and the Grandbridge reserve of $50,000.

The Loan. The $20.6 million first mortgage loan, along with borrower equity of approximately $11.0 million, was used to finance the acquisition of 2200 West Loop for approximately $30.9 million, fund upfront reserves of $478,345 and pay closing costs of $342,892. 2200 West Loop is a 201,720 square foot, Class A office property located in Galleria/West Loop North office submarket of Houston, Texas. Parmenter Realty Fund IV Investments, Inc. is the loan’s nonrecourse carve-out guarantor and is an affiliate of Parmenter Realty Partners, a privately held investment owner/manager and a repeat JPMCB borrower.

The Property. 2200 West Loop is located at 2200 West Loop South in the Galleria/Upton area of Houston, Texas. The high-rise, 10 story building was constructed in 1974 and is 85.1% occupied by 11 tenants. The property underwent two major renovations in 2000 and 2008. The 2000 renovation, an approximately $8.4 million renovation, focused on building modernization including a new garage, improvements to the driveway, and upgrades to the lobby and elevators. The 2008 renovation was focused on elevator modernization and chiller replacement and cost approximately $2.0 million. The largest tenants at the property are Tenaris Global Services USA (“Tenaris”), Morgan Stanley Smith Barney and Tecpetrol Operating LLC. No other tenant occupies more than 8.0% of the net rentable area. Tenaris is a subsidiary of Tenaris S.A., a supplier of tubes and related services for the energy industry and other industrial applications. In the event that Tenaris does not renew its lease, excess cash flow will be swept up to a cap of $400,000. In the event that Morgan Stanley Smith Barney does not renew its lease, excess cash flow will be swept up to a cap of $500,000. Funds will be swept into separate accounts to be used to re-lease the respective spaces.

The Market. Primary access to the property is provided by West Loop South, a major artery that crosses the Houston area in a north-south direction. Public transportation is provided to the property via Houston Metro. According to the appraiser, as of the third quarter of 2011, the Galleria/West Loop North office submarket had an average vacancy rate of approximately 12.1% and effective rental rate of approximately $29.12 for Class A properties. The property currently has a physical vacancy of 14.9% and an average rental rate of $21.68.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 18 – 2200 West Loop

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Tenaris Global Services USA	NA / NA / A-	73,608	36.5%	$18.64	11/30/2017
Morgan Stanley Smith Barney	A2 / A- / A	32,748	16.2%	$26.00	4/30/2013
Tecpetrol Operating LLC	NA / NA / NA	16,326	8.1%	$22.50	11/30/2017
Live Oak aka Grandbridge	A1 / A / A+	10,083	5.0%	$22.34	10/31/2012
White Mackillop Gallant PC	NA / NA / NA	10,056	5.0%	$26.15	6/30/2017
Westney Consulting Group Inc.	NA / NA / NA	9,257	4.6%	$25.94	2/18/2015
Montgomery Roth Architecture	NA / NA / NA	6,478	3.2%	$22.20	1/31/2014
Boyd Commercial	NA / NA / NA	5,486	2.7%	$15.35	12/31/2013(3)
Magellan E & P Holdings Inc	NA / NA / NA	3,188	1.6%	$26.00	2/28/2017
Consulate General of Argentina	B3 / BU / B	3,082	1.5%	$25.50	6/30/2019(4)
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Boyd Commercial has the right to terminate its lease effective December 31, 2013 with 180 days notice subject to payment of a termination fee.
(4) The Consulate General of Argentina has a 90 day termination option in the event the Argentine government no longer wants a consulate office in Houston, Texas. The termination fee equals the unamortized portion of all the costs associated with the lease amortized at 10%.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	Underwritten	Per Square Foot	%(1)
Rents in Place	$3,986,917	$4,083,955	$3,454,898	$3,720,432	$18.44	75.0%
Vacant Income	0	0	0	672,984	3.34	13.6
Gross Potential Rent	$3,986,917	$4,083,955	$3,454,898	$4,393,416	$21.78	88.5%
Total Reimbursements	1,079,558	934,259	575,475	570,318	2.83	11.5
Net Rental Income	$5,066,475	$5,018,214	$4,030,373	$4,963,734	$24.61	100.0%
(Vacancy/Credit Loss)	(8,288)	(3,184)	(373,813)	(806,764)	(4.00)	(16.3)
Other Income	313,801	270,104	171,096	303,031	1.50	6.1
Effective Gross Income	$5,371,988	$5,285,134	$3,827,656	$4,460,002	$22.11	89.9%

Total Expenses	$2,218,457	$2,413,282	$2,103,343	$2,271,099	$11.26	50.9%

Net Operating Income(2)	$3,153,531	$2,871,852	$1,724,313	$2,188,903	$10.85	49.1%

Total TI/LC, Capex/RR	0	0	0	310,943	1.54	7.0
Net Cash Flow	$3,153,531	$2,871,852	$1,724,313	$1,877,959	$9.31	42.1%

Occupancy	99.0%	100.0%	83.0%	85.1%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2) UW NOI is higher than 2011 NOI primarily due to the burn off of tenants’ free rent periods, tenants that were not in occupancy for a full year in 2011 and contractual rent escalations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 19 – Heritage Commons IV

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$20,500,000	Title:	Fee
Cut-off Date Principal Balance:	$20,357,916	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	1.8%	Net Rentable Area (SF):	164,333
Loan Purpose:	Acquisition	Location:	Fort Worth, TX
Borrower:	GIT Heritage IV TX, LLC	Year Built/Renovated:	2008 / N/A
Sponsor:	Global Income, LP	Occupancy:	100.0%
Interest Rate(1):	6.01800%	Occupancy Date:	9/19/2011
Note Date:	10/27/2011	Number of Tenants:	1
Anticipated Repayment Date(1):	11/1/2016	2009 NOI(2):	NAV
Interest-only Period:	None	2010 NOI(2):	NAV
Original Term(3):	60 months	2011 NOI(2):	NAV
Original Amortization:	300 months	UW Economic Occupancy:	95.0%
Amortization Type:	ARD-Balloon	UW Revenues(4):	$4,368,266
Call Protection:	L(25),Grtr1%orYM(34),O(1)	UW Expenses(4):	$1,918,525
Lock Box:	Hard	UW NOI(4):	$2,449,741
Additional Debt:	Yes	UW NCF(4):	$2,197,978
Additional Debt Balance:	$4,000,000	Appraised Value:	$31,900,000
Additional Debt Type:	Mezzanine Loan	Appraisal Date:	5/3/2011

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$124
Taxes:	$0	$64,262	N/A	ARD Date Loan/SF:	$113
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	63.8%
Replacement Reserves:	$2,055	$2,055	$49,320	ARD Date LTV:	58.1%
TI/LC:	$15,100	$15,100	$543,600	UW NCF DSCR:	1.38x
Other(5):	$8,250	$0	N/A	UW NOI Debt Yield:	12.0%

(1) The loan is structured with an anticipated repayment date (“ARD”) of November 1, 2016. In the event that the loan is not paid off on or before the ARD, the borrower is required to make monthly payments to the lender of principal and interest in the amount of the monthly debt service payment at the initial interest rate and additional interest will accrue based on a step up in the interest rate of 300 basis points plus the greater of (i) the initial interest rate (6.01800%) or (ii) 460 basis points plus the then current five year swap yield (the “Revised Interest Rate”); but in no event shall the Revised Interest Rate exceed 500 basis points plus the initial interest rate. The final maturity date of the loan is September 1, 2018.
(2) Given the single tenant nature of the property, certified historical financial statements were not made available by the borrower to the lender.
(3) Represents the Original Term to the ARD.
(4) Refer to “Operating History and Underwritten Net Cash Flow” below for general descriptions of the assumptions made in underwriting the asset.
(5) The Initial Other Escrows and Reserves represents the deferred maintenance reserve.

The Loan. The five-year first mortgage loan of $20.5 million, along with a $4.0 million mezzanine loan and $7.1 million of sponsor’s equity, were used to finance the acquisition of Heritage Commons IV, an approximately 164,333 square foot, Class A office property located in Fort Worth, Texas. The property was purchased for total consideration of approximately $31.0 million resulting, in a loan to cost ratio of 66.1%. The borrower is owned by affiliates of Global Income Trust, a newly formed private REIT formed through a partnership of CNL Financial Group Inc. and Macquarie Group Limited. JPMCB previously provided the Global Income Trust with a $12.4 million loan in June 2011 to finance the acquisition of Heritage Commons III, which was securitized in JPMCC 2011-C5.

The Property. The property is 100% occupied by a single tenant, Mercedes-Benz Financial Services USA LLC (“Mercedes-Benz”), with a lease expiration of September 30, 2018. The Class A property was built-to-suit for Mercedes-Benz in 2008 and includes amenities such as conference facilities, a cafeteria/dining area and multiple fitness areas. Mercedes-Benz, a subsidiary of Daimler Group AG, provides financing for dealers and buyers of Daimler-brand cars and trucks in the US, Canada, Argentina, Brazil, and Mexico, with a current loan portfolio of approximately $32.0 billion. The property is part of a larger master-planned, mixed-use development complex called Alliance Texas.

The Market. The property is located in North Fort Worth within the Alliance Texas development, a 17,000 acre master-planned, mixed-use development. The development serves as a central location for office, retail, industrial and residential communities in North Fort Worth. Alliance Texas offers a variety of commercial real estate options, including industrial, office and retail properties. Alliance Texas is home to 290 companies serving over 30,000 employees and 7,700 single-family homes, and is home to a variety of companies such as Fidelity Investments, Bell Helicopter, Deloitte University and TD Ameritrade. According to the appraiser, the property is located in the Alliance Texas submarket which, as of the first quarter of 2011, had an average vacancy rate of approximately 4.4%, compared to the broader Metroplex submarket which had a vacancy rate of 17.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 19 – Heritage Commons IV

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Mercedes-Benz Financial Services USA LLC	A3 / A- / A-	164,333	100.0%	$20.90	9/30/2018
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Operating History and Underwritten Net Cash Flow
	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$3,682,045	$22.41	80.1%
Vacant Income	0	0.00	0.0
Gross Potential Rent	$3,682,045	$22.41	80.1%
Total Reimbursements(3)	916,130	5.57	19.9
Net Rental Income	$4,598,175	$27.98	100.0%
(Vacancy/Credit Loss)	(229,909)	(1.40)	(5.0)
Other Income	0	0.00	0.0
Effective Gross Income	$4,368,266	$26.58	95.0%
Total Expenses(4)	$1,918,525	$11.67	43.9%

Net Operating Income	$2,449,741	$14.91	56.1%

Total TI/LC, Capex/RR	251,763	1.53	5.8
Net Cash Flow	$2,197,978	$13.38	50.3%

Occupancy	100.0%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2) UW Rents In Place are based off of Mercedez-Benz Financial Services USA LLC’s average rent per square foot over the term of the loan, which includes a rent escalation from $20.90 to $23.41 per square foot in October 2013.
(3) UW Total Reimbursements are based off of the sum of (i) the appraiser’s calculation of expense reimbursements and (ii) the underwritten electricity expenses, which the borrower expects to be higher than the appraiser’s estimate.
(4) Total Expenses are based on the higher of the borrower’s budget and the appraiser’s expense estimates with a 3% underwritten management fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108 of 112

Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 20 – 785 Market Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$20,000,000	Title:	Fee
Cut-off Date Principal Balance:	$20,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	1.8%	Net Rentable Area (SF):	93,321
Loan Purpose:	Refinance	Location:	San Francisco, CA
Borrower:	785 Market Street LLC	Year Built/Renovated:	1906 / 1980
Sponsor:	Seligman & Associates, Inc.	Occupancy:	99.0%
Interest Rate:	5.14400%	Occupancy Date:	2/29/2012
Note Date:	3/29/2012	Number of Tenants:	23
Maturity Date:	4/1/2022	2009 NOI:	$1,531,952
Interest-only Period:	36 months	2010 NOI:	$1,470,785
Original Term:	120 months	2011 NOI(1):	$1,406,887
Original Amortization:	360 months	UW Economic Occupancy:	94.7%
Amortization Type:	IO-Balloon	UW Revenues:	$2,989,478
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Expenses:	$1,008,951
Lock Box:	Hard	UW NOI(1):	$1,980,527
Additional Debt:	N/A	UW NCF:	$1,796,033
Additional Debt Balance:	N/A	Appraised Value:	$34,600,000
Additional Debt Type:	N/A	Appraisal Date:	2/21/2012

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan/SF:	$214
Taxes:	$11,741	$11,741	N/A	Maturity Date Loan/SF:	$190
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	57.8%
Replacement Reserves:	$1,400	$1,400	N/A	Maturity Date LTV:	51.3%
TI/LC:	$12,500	$12,500	$450,000	UW NCF DSCR:	1.37x
Other(2):	$643,978	$0	N/A	UW NOI Debt Yield:	9.9%

(1) The increase in UW NOI over 2011 NOI is the result of five tenants totaling 22,149 square feet commencing their lease terms throughout 2011 and early 2012, as well as St. Giles’ 7,860 square foot expansion taking effect in August of 2012.
(2) The Initial Other Escrows and Reserves represent the free rent reserve for outstanding rent abatements and underwritten rent escalations where tenants are not yet paying their full underwritten rent.

The Loan. The $20.0 million first mortgage loan was used to refinance previously existing debt of approximately $13.3 million, fund upfront reserves of $669,619, pay closing costs of $327,118 and return equity of approximately $5.6 million to the sponsor. The loan is secured by an approximately 93,321 square foot, Class B office property located in San Francisco, California. The previously existing debt was securitized in the JPMCC 2007-LDP10 transaction.

The Property.  785 Market Street is a 93,321 square foot office building comprised of 18 stories as well as a basement and a penthouse.  The Property was built in 1906 and substantially renovated in the 1980. The property is 99.0% occupied by 22 office tenants and one retail tenant.  The top tenant at the property is St. Giles Colleges, Inc, an English language speaking and teacher-training organization with locations in San Francisco, New York, the UK, Canada and Brazil, which currently occupies 15,755 square feed and will expand its space to 23,615 square feet in August 2012 (25.3% of net rentable area).

The Market.  The property is located just west of San Francisco’s central business district, between 3rd and 4th Streets in the Union Square submarket.  According to the appraiser, as of the fourth quarter of 2011 the Union Square submarket had an inventory of approximately $4.2 million square feet with an average vacancy rate of 5.3% and average asking rents of $32.96.  The property currently has a physical vacancy rate of 1.0% and an average rental rate of $31.42.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C6

Mortgage Loan No. 20 – 785 Market Street

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
St Giles Colleges, Inc	NA / NA / NA	23,615	25.3%	$30.00	1/31/2020
Positive Resource Center	NA / NA / NA	13,313	14.3%	$26.25	2/28/2015
The Men’s Wearhouse, Inc	NA / NA / NA	6,720	7.2%	$82.72	6/30/2021
De La Pena & Mcdonald LLP	NA / NA / NA	6,673	7.2%	$34.00	10/31/2012
Chaiken Clothing, LP	NA / NA / NA	6,672	7.1%	$27.88	12/31/2016
Lea + Elliott, Inc.	NA / NA / NA	6,066	6.5%	$34.71	10/31/2012
Family Caregiver Alliance	NA / NA / NA	3,872	4.1%	$31.50	12/31/2016
San Francisco Suicide Prevention	NA / NA / NA	3,179	3.4%	$37.50	12/31/2015
Concept Art House Inc.	NA / NA / NA	3,006	3.2%	$26.00	4/30/2014
Baykeeper	NA / NA / NA	2,708	2.9%	$21.00	1/31/2015
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	Underwritten(1)	Per Square Foot	%(2)
Rents in Place	$2,330,209	$2,299,635	$2,253,585	$3,085,838	$33.07	97.8%
Vacant Income	0	0	0	0	0.00	0.0
Gross Potential Rent	$2,330,209	$2,299,635	$2,253,585	$3,085,838	$33.07	97.8%
Total Reimbursements	0	0	0	70,316	0.75	2.2
Net Rental Income	$2,330,209	$2,299,635	$2,253,585	$3,156,154	$33.82	100.0%
(Vacancy/Credit Loss)	0	0	0	(167,276)	(1.79)	(5.3)
Other Income	2,288	671	1,499	600	0.01	0.0
Effective Gross Income	$2,332,497	$2,300,306	$2,255,084	$2,989,478	$32.03	94.7%

Total Expenses	$800,545	$829,521	$848,197	$1,008,951	$10.81	33.8%

Net Operating Income	$1,531,952	$1,470,785	$1,406,887	$1,980,527	$21.22	66.2%

Total TI/LC, Capex/RR	0	0	0	184,494	1.98	6.2
Net Cash Flow	$1,531,952	$1,470,785	$1,406,887	$1,796,033	$19.25	60.1%

Occupancy	97.3%	91.9%	86.1%	99.0%
(1) The increase in rents in place from 2011 to Underwritten is the result of five tenants totaling 22,149 square feet commencing their lease terms throughout 2011 and early 2012, as well as St. Giles’ 7,860 square foot expansion taking effect in August of 2012.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-C6

Contacts

CMBS Capital Markets & Banking
Contact	E-mail	Phone Number

Jonathan Strain Managing Director	jonathan.m.strain@jpmorgan.com	(212) 834-5022

Kunal Singh Executive Director	kunal.k.singh@jpmorgan.com	(212) 834-5467

Michael Brunner Executive Director	michael.j.brunner@jpmorgan.com	(404) 264-2520

Brian Carey Associate	brian.carey@jpmorgan.com	(212) 272-8550

Trading & Structuring
Contact	E-mail	Phone Number

Andy Taylor Managing Director	andrew.b.taylor@jpmorgan.com	(212) 834-3813

Avinash Sharma Vice President	avinash.sharma@jpmorgan.com	(212) 272-6108

SPG Syndicate
Contact	E-mail	Phone Number

Andy Cherna Managing Director	andy.cherna@jpmorgan.com	(212) 834-4154

Mick Wiedrick Executive Director	mick.k.wiedrick@jpmorgan.com	(212) 834-4154

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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